UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A/A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SPAR Group, Inc.

(Name of Registrant as Specified In Its Charter)

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SGRP is amending this Preliminary Proxy Statement to identify the positions of each director respecting the proposals and modify Section 2(a)(iv) of the proposed 2020 Stock Compensation Plan and its descriptions.

This Amended Preliminary Proxy Statement Amends, Restates, Replaces and Supersedes

the Preliminary Proxy Statement filed with the SEC on November 23, 2020

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, January 19, 2021

To the Stockholders of SPAR Group, Inc.:

You are invited to attend a Special Meeting of Stockholders (the "Special Meeting") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation"), which will be held virtually (See Novel Coronavirus (COVID-19) Outbreak, below) on , Tuesday, January 19, 2021, at 12:00 PM (noon), Eastern Time. You are invited to attend the Special Meeting virtually or by proxy (but not in person). The Special Meeting is being held for the following purposes:

1.     To consider and vote on a stockholder proposal to increase the size of the Board of Directors by one director if no vacancy on the Board of Directors then exists (See Proposal 1, below).

2.     To consider and vote on a stockholder proposal to conditionally repeal the amendment to SGRP's By-Laws to reduce the voting requirement for removal of directors to majority of votes cast from a majority of all stockholder shares, and increase the requirement for the annual election of directors from a majority of votes cast to a majority of all stockholder shares, which amendment was passed at the May 2020 annual stockholders meeting (See Proposal 2, below).

3.     To consider and vote on a stockholder proposal to elect James R. Brown Sr. as a director of the Company (See Proposal 3, below).

4.     To consider, ratify and approve the Board of Directors' adoption of the 2020 Stock Compensation Plan (See Proposal 4, below).

5.     To adjourn or postpone the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on Friday, November 27, 2020, will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

Meeting Date set by Order of the Board of Directors
/s/ Fay DeVriese
Fay DeVriese, Chief Financial Officer

December 9, 2020
Auburn Hills, MI

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE special STOCKHOLDERS MEETING TO BE HELD VIRTUALLY ON Tuesday, JANUARY 19, 2021: THE PROXY STATEMENT IS AVAILABLE AT investors.sparinc.com/sec-filings. YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR CAST YOUR PROXY VOTES BY TELEPHONE OR INTERNET, AS PROVIDED IN THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE VIRTUALLY PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO Fay DeVriese, CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE CORPORATION: SPAR GROUP, INC., 1910 Opdyke Court, Auburn Hills, MI 48326.

This Preliminary Proxy Statement Amends, Restates, Replaces and Supersedes

the Preliminary Proxy Statement filed with the SEC on July 1, 2020

SPAR GROUP, INC.

333 Westchester Avenue, South Building, Suite 204

White Plains, New York 10604, and

1910 Opdyke Court

Auburn Hills, MI 48326

PROXY STATEMENT

Special Meeting of Stockholders
To Be Held On January 19, 2021

GENERAL INFORMATION

This Proxy Statement (this "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation", and together with its subsidiaries, "SPAR Group" or the "Company"), for use at the second Special Meeting of Stockholders to be held virtually (See Novel Coronavirus (COVID-19) Outbreak, below) on Tuesday, January 19, 2021, at 12:00 PM (noon), Eastern Time (the "Special Meeting"). This Proxy Statement and the form of proxy to be utilized at the Special Meeting were mailed or delivered to the stockholders of SGRP on or about December 9, 2020, and filed on or about December 9, 2020, with the SEC.

First Special Meeting and Proxy Coding Error

This Proxy Statement concerns the Special Meeting to be held at noon on January 19, 2021. A prior special meeting of SGRP's stockholders was scheduled and adjourned to April 30, 2020 (the "First Special Meeting"), which included, among its proposals, a proposal to expand the Board size by one should no vacancy exist on SGRP's Board of Directors (the "Board") and to elect James R. Brown Sr. to serve as a director on the Board until the next annual meeting of SGRP's stockholders and until his successor is duly elected and qualified that was voted on at the First Special Meeting (the "Prior Proposal"). For more information respecting the First Special Meeting, see SGRP's Definitive Proxy Statement and Information Statement (the "First Special Meeting Proxy/Information Statement"), each filed with the Securities and Exchange Commission (the "SEC") on April 3, 2020, and SGRP's Definitive Proxy Statement and Information Statement (the "2020 Annual Meeting Proxy/Information Statement") for the Annual Meeting of SGRP's stockholders held on May 13, 2020 (the "2020 Annual Meeting"), filed, respectively, with the SEC on May 1, 2020 and May 4, 2020. Among other proposals submitted to stockholders at the First Special Meeting, the Prior Proposal did not pass. See SGRP's Current Report on Form 8-K respecting the First Special Meeting voting results as filed with the SEC on May 4, 2020 (the "First Special Meeting Report").

At approximately 12:15 PM, Eastern Time, on April 30, 2020, the polls (i.e., voting period) closed for the First Special Meeting (the "Poll Closing"). See the First Special Meeting Report respecting the meeting voting results.

On or around May 1, 2020, after the Poll Closing, and without contacting the Corporation's management or election officers, Mr. Robert G. Brown reported that he contacted Computershare, Inc. and Computershare Trust Company, N.A, (together, "Computershare"), SGRP's transfer agent and proxy tabulator for its stockholder meetings, and contacted Broadridge Financial Solutions, Inc. ("Broadridge"), a proxy service provider to various brokerage houses, demanding a recalculation of the voting results of the First Special Meeting. However, neither Computershare nor Broadridge calculated any votes for the First Special Meeting, which were tallied by the Corporation after the proxies were voted by the proxy agent at the First Special Meeting. See the First Special Meeting Report.

Mr. Robert G. Brown reported that he said to Computershare and Broadridge that the stockholder votes on a proposal to consider and grant authority to the Board to increase the size of the Board without further stockholder action if the Board deems it reasonably necessary for majority board independence under Nasdaq rules (the "Nasdaq Board Expansion Proposal") were tabulated incorrectly because proxies representing 2,935,178 SGRP shares were delivered by Broadridge (the "Broadridge Proxies") with specific instructions to vote "NO" on the Nasdaq Board Expansion Proposal. However, the Broadridge Proxies did not give specific instructions on any other proposal, and accordingly Delaware law required the proxy agent to vote the Broadridge Proxies on the other proposals in accordance with the default instructions in the proxy reflecting the recommendations of the Board as disclosed under the QUORUM AND VOTING REQUIREMENTS caption in the First Special Meeting Proxy/Information Statement (the "Default Instructions"), which included the instruction to vote "NO" on the Prior Proposal.

After Mr. Robert G. Brown contacted it, Broadridge contacted the New York Stock Exchange ("NYSE") (even though SGRP shares are listed on Nasdaq) regarding the NYSE's guidance. Broadridge subsequently confirmed to the Corporation on May 18, 2020, that, since the proposal was a non-routine matter, giving specific instructions on the Nasdaq Board Expansion Proposal under the NYSE rules (which they nevertheless apply) would have been a coding error by it on its submission of the Broadridge Proxies to Computershare (the "Coding Error"). The Corporation accepts Broadridge's opinion regarding its Coding Error in the Broadridge Proxies respecting the Nasdaq Board Expansion Proposal.

 The Nasdaq Board Expansion Proposal would have been defeated whether or not Broadridge had given instructions to vote "NO", "YES" or "ABSTAIN" on such proposal as it did.

A change in its instructions likewise would not have affected the outcome of any other proposal, including the rejection of the Prior Proposal, as Delaware law would still have required the proxy agent to vote the Broadridge Proxies on the other proposals in accordance with the Default Instructions.

Had the Broadridge Proxies not been returned at all, the Prior Proposal would likely have instead passed.

Alternatively, had the Broadridge Proxies been returned with all blanks, the proxy agent would have been required by Delaware law to vote the Broadridge Proxies on the other proposals in accordance with the Default Instructions, and the Prior Proposal would still have been rejected.

On May 4, 2020, Computershare contacted the Corporation to inform the Corporation of the possible Coding Error and confirm whether the Corporation would accept new, corrected Broadridge Proxies. The Corporation instructed Computershare that it cannot accept any changed proxies after the Poll Closing.

Delaware General Corporation Law Section 231(c) provides [Emphasis added]:

"The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise."

On May 1, 2020, the Corporation received an email from Mr. Robert G. Brown demanding a recalculation of the voting results of the First Special Meeting. Mr. Robert G. Brown has requested that the Corporation permit Broadridge to change the Broadridge Proxies, for Computershare to accept the Broadridge changes and retabulate all of the First Special Meeting proxies, for the Corporation to reopen the polls and recount the First Special Meeting votes, whether or not the Corporation receives such a Delaware Court Order. Mr. Robert G. Brown also has demanded that, as a result, Mr. James R. Brown Sr. be immediately seated as a director on the Board. The Corporation has declined to accept any revocations or changes in any voting instructions without such a court order.

After review of this issue, consultation with several outside counsel and discussion with the entities responsible for oversight of the voting process, the Corporation believes that the Coding Error was not a calculation error that can be remedied simply by correcting a typographical, mathematical or similar error. All votes that were cast (including the Broadridge Proxies) were voted by the proxy agent in accordance with the proxies and their specific instructions and Default Instructions and counted correctly. Rather, a change in the Broadridge Proxies for Broadridge to "correct" its Coding Error would require the submission of new, corrected proxies—after the Poll Closing —for the Broadridge Proxies. The Corporation believes that, under Delaware law, once voting on a stockholder meeting has been closed, the Corporation cannot accept new or changed proxies unless ordered to do so by the Delaware Chancery Court. The Corporation has not yet received such an order and accordingly cannot yet accept new proxies as it relates to the Broadridge Proxies and the Nasdaq Board Expansion Proposal.

On October 21, 2020, the Board considered a motion made by Mr. Robert G Brown to require that SGRP file a motion with Delaware court to declare 2.9 million shares voted at April, 30 2020, meeting be voided and, following discussion, that motion was not approved.

Request for the Second Special Meeting

On May 28, 2020, SGRP electronically received delivery of a Written Request of Stockholders from Robert G. Brown, SP/R, Inc. Defined Benefit Pension Trust (the "Trust"), which is a trust for the benefit (in part) of Robert G. Brown and controlled by Robert G. Brown's children as its trustees, and Innovative Global Technologies, LLC, of which Robert G. Brown is a trustee (collectively, with Robert G. Brown and the Trust, the "Brown Group"). In it, the Brown Group requested the Special Meeting be called in order to consider and vote upon a proposal identical to the Prior Proposal (the "Special Meeting Request"), as further described in SGRP's Preliminary Proxy Statement filed with the SEC on July 1, 2020. On July 24, 2020, SGRP electronically received delivery of a Written Request of Stockholders from the Brown Group (the "Second Majority Stockholders Request"). In it, the Brown Group requested a second Special Meeting be called in order to consider a revised set of proposals, as further described below (the "Revised Special Meeting Proposals"). Accordingly, SGRP is incorporating the Revised Special Meeting Proposals as proposals to be voted on at the Special Meeting, as further described in this Proxy Statement. As reported in their Schedule 13D filed with the SEC on March 11, 2020, the Brown Group owns and shares voting power respecting 6,156,919 SGRP shares, or approximately 29.2% of the 21,108,352 outstanding SGRP Shares outstanding on June 30, 2020, which exceeds the minimum ownership threshold of 20% required by SGRP's By-Laws to call a special meeting of SGRP's stockholders (which threshold was 25% prior to the Brown Group requested changes approved by SGRP's stockholders on May 13, 2020). William H. Bartels did not participate in the Special Meeting Request or the Second Majority Stockholders Request and his shares are not included in the Brown Group's ownership. For further information on the Special Meeting Request, See Proposal 1 and Proposal 3, below.

Novel Coronavirus (COVID-19) Outbreak

In compliance with the orders of the applicable authorities as a result of the Novel Coronavirus (COVID-19) outbreak, the stockholders of SGRP will NOT be permitted to attend the Special Meeting in person, but they will still be able to attend by proxy or vote electronically as described in this Proxy Statement.  Details regarding virtual attendance will be posted on SGRP's website, sparinc.com, under the Investor Relations Tab.

MATTER TO BE CONSIDERED

The Special Meeting has been called to: (1) consider and vote on the stockholder proposal to increase the size of the Board of Directors by one director if no vacancy on the Board of Directors then exists (See Proposal 1, below); (2) consider and vote on the stockholder proposal to conditionally repeal the amendment to SGRP's By-Laws to reduce the voting requirement for removal of directors to majority of votes cast from a majority of all stockholder shares, and increase the requirement for the annual election of directors from a majority of votes cast to a majority of all stockholder shares, which amendment was passed at the May 2020 annual stockholders meeting (See Proposal 2, below) (the "May 2020 Amendment"); (3) again consider and vote on the stockholder proposal to elect James R. Brown Sr. as a Director of SGRP to serve until the next annual meeting of stockholders and until his successor is elected and qualified (See Proposal 3, below); (4) consider, ratify and approve the Board of Directors' adoption of the 2020 Stock Compensation Plan (See Proposal 4, below); and (5) adjourn or postpone the meeting.

RECORD DATE AND VOTING

The Board has fixed the close of business on November 27, 2020 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Special Meeting and any adjournment or postponement thereof. As of the Record Date, there were 21,111,861 shares outstanding of SGRP's common stock, $0.01 par value (the "Common Stock"), and there were no shares outstanding of SGRP's series "A" preferred stock, $0.01 par value (the "Preferred Stock").

BACKGROUND INFORMATION REGARDING RECENT AMENDMENTS TO VOTING STANDARDS

Previously, Section 2.07 of the Restated By-Laws (as defined below) provided that the removal of any director from the Board requires the affirmative vote of a majority of all shares entitled to vote (the "Original Director Removal Standard"), which absolute majority also is required by Delaware law, and provided that the election of any director to the Board requires the affirmative vote of a majority of the votes cast (the "Original Director Election Standard"). Pursuant to the Delaware Settlement (see INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON - Prior Actions of the Majority Stockholders and their Control Group and Related Delaware Settlement, below), Robert G. Brown, a substantial stockholder of SGRP and former Chairman and a current director of the Corporation, and William H. Bartels, a substantial stockholder of the Corporation and a current director of the Corporation, but who retired as Vice Chairman on July 17, 2020, and as an employee of SGRP as of January 1, 2020 (see Bartels' Retirement and Director Compensation, below). Mr. Brown and Mr. Bartels previously agreed to the Original Director Removal Standard and Original Director Election Standard.

However, the Brown Group proposed the May 2020 Amendment, which was approved by SGRP's stockholders at the May 2020 annual meeting, despite the fact that the Majority Stockholders had previously agreed to the Original Director Removal Standard pursuant to the Delaware Settlement. The May 2020 Amendment amended the Original Director Removal Standard to provide that any director may be removed by a majority of votes cast at a stockholders meeting where a quorum is met (the "Amended Director Removal Standard") even though less than the votes of a majority. The Amended Director Removal Standard potentially allows for the removal of a director if even only a single share voted for such removal and the remaining shares neglected to vote on such removal. Based on advice provided by Delaware counsel, SGRP management believes the Amended Director Removal Standard runs contrary to Delaware law, which provides that any such director removal requires a "majority of shares entitled to vote" standard.

Counsel has advised SGRP, and the Governance Committee agreed, that the Amended Director Removal Standard is inconsistent with Delaware law. SGRP will comply with all applicable law and not give effect to the Amended Director Removal Standard unless ordered by a court to do so as provided in Section 2.11 of the Restated By-Laws.

The May 2020 Amendment also contained an amendment to the Original Director Election Standard, despite the fact that the Majority Stockholders had previously agreed to the Original Director Election Standard pursuant to the Delaware Settlement. The May 2020 Amendment amended the Original Director Election Standard to provide that any director may be elected only by the affirmative vote of a majority of all stockholders (the "Amended Director Election Standard" or "Absolute Majority Standard"), even though a majority of votes cast at a meeting at which a quorum is present vote to elect such director. This is essentially a supermajority requirement requiring more than a majority of the votes cast making it easier for holders of a significant number of shares to block an election. However, the May revisions to the Amended Director Election Standard would (if applied) only require a majority of votes cast at director elections requested by stockholders at a special meeting, making it easier for holders of a significant number of shares to approve an election held at a special meeting of SGRP's stockholders (the "Amended Director Election Exception").

As described in the 2020 Annual Meeting Proxy/Information Statement: (i) Counsel has advised SGRP that having different election requirements for the election of directors in special meetings violates Delaware law by having differing voting standards for the same class of stock; and (ii) SGRP will comply with all applicable law and not give effect to the inconsistent Amended Director Election Exception in a special election unless ordered by a court to do so.

Proposal 2, if passed, would repeal the May 2020 Amendment, eliminate the invalid inconsistency, and restore the prior language requiring approval by majority of votes cast at any director elections ("Majority Cast Standard"). If Proposal 2 is passed, the Corporation will apply the Majority Cast Standard to the votes cast on Proposal 3 respecting the potential election of James R. Brown Sr. as a director of the Corporation.

QUORUM AND VOTING REQUIREMENTS

Each stockholder of record is entitled to one vote for each share of Common Stock on any matter coming before the Special Meeting. The holders of record of at least one-half of the outstanding shares of Common Stock entitled to vote at the Special Meeting ([TBD] shares) must be present at the Special Meeting (virtually or by proxy) and will constitute a quorum for the transaction of business at the Special Meeting. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld or abstentions are cast or shares that are "broker non-votes" (as discussed below), will be considered present at the Special Meeting for purposes of determining a quorum.

Brokers holding shares of Common Stock for beneficial owners in "street name" must vote those shares according to any specific instructions they receive from the beneficial owner of the shares. However, brokers have discretionary authority to vote on "routine" proposals, (e.g., the vote to ratify the selection of the independent registered accounting firm), which means that a broker may vote on behalf of a beneficial owner for such "routine" proposals in the broker's discretion if the beneficial owner does not provide specific instructions to the broker. However, in the case of the Special Meeting, each of the proposals to be voted on by SGRP's stockholders of record is a "non-routine" proposal. Therefore, a broker may not vote on any proposal at the Special Meeting unless it receives specific instructions from the beneficial owner. A "broker non-vote" occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting authority for that particular proposal and has not received specific instructions from the beneficial owner or otherwise does not vote. Under applicable rules, if you hold your shares through a broker and do not instruct your broker how to vote with respect to each of the proposals to be voted on at the Special Meeting, your broker may not vote with respect to any such proposals.

This is a warning to you. SGRP will not try to second guess compliance with the above or the intent of the voting instructions we receive.

In accordance with the Restated By-Laws, votes cast for any proposal do not include abstentions, non-votes (including broker non-votes) or inconclusive votes (i.e., no box clearly checked, multiple boxes checked, and the like) respecting any candidate or matter. Instructions to vote for some matters and not others is not a non-vote or inconclusive vote under Delaware law.

The affirmative majority of votes cast virtually or by proxy will be required to approve the proposal to increase the size of the Board of Directors by one director if no vacancy on the Board of Directors then exists. Any vote cast on such proposal shall be of no effect if, at the time of the Election, a vacancy exists on the Board. Votes withheld and abstentions are not counted as votes "FOR" or "AGAINST" this proposal and will have no effect on the outcome of the election other than being excluded from the number of affirmative votes cast.

The affirmative majority of votes cast virtually or by proxy will be required to approve the proposal to conditionally repeal the May 2020 Amendment. Votes withheld and abstentions are not counted as votes "FOR" or "AGAINST" this proposal and will have no effect on the outcome of the election other than being excluded from the number of affirmative votes cast.

If Proposal 2 passes, it would repeal the May 2020 Amendment (see Proposal 2, below, for the applicable conditions beyond the vote, which have been satisfied), eliminate the invalid inconsistency, restore the prior language requiring approval by a majority of votes cast for any director election ("Majority Cast Standard"), and the Corporation will apply the Majority Cast Standard to the votes cast on Proposal 3 respecting the potential election of James R. Brown Sr. as a director of the Corporation. Using the Majority Cast Standard, the affirmative vote of a majority of votes cast virtually or by proxy by stockholders of record will be required for the election of James R. Brown Sr. to serve as a director, and votes withheld and abstentions are not counted as votes "FOR" or "AGAINST" the director nominee and will have no effect on the outcome of the election other than being excluded from the number of affirmative votes cast.

If Proposal 2 does not pass and repeal the May 2020 Amendment, the invalid inconsistency would continue and the Corporation will not apply the Amended Director Election Exception and instead apply the Absolute Majority Standard, all as described above in BACKGROUND INFORMATION REGARDING RECENT AMENDMENTS TO VOTING STANDARDS. Using the Absolute Majority Standard, the affirmative vote of stockholders of record having a majority of all outstanding shares (i.e., at least TBD shares) entitled to attend and vote virtually or by proxy will be required for the election of James R. Brown Sr. to serve as a director, and votes withheld and abstentions and will be excluded from the number of affirmative votes cast and effectively act as votes "AGAINST" the director nominee.

The affirmative vote of a majority of votes cast at the Special Meeting in person or by proxy is required to ratify and approve the Board of Directors' adoption of the 2020 Stock Compensation Plan.

All proxies that are properly completed, signed and returned (or registered, completed, authenticated and submitted if by telephone or internet) prior to the Special Meeting will be voted in accordance with the directions made thereon or, in the absence of directions for any item (other than an abstention), (1) against the stockholder proposal to increase the size of the Board by one additional director if no vacancy then exists on the Board (See Proposal 1, below), (2) for the stockholder proposal to repeal the May 2020 Amendment if it has been determined by the Board, the Governance Committee of the Board, any court, entity or person that, as a result of the prior approval of the May 2020 Amendment, a majority of outstanding shares shall be required to elect a director at a special stockholders meeting (See Proposal 2, below); (3) against the proposal to elect James R. Brown Sr. to serve as a Director (See Proposal 3, below); and (4) for the ratification and approval of the Board of Directors' adoption of the 2020 Stock Compensation Plan (See Proposal 4, below).

In accordance with the Restated By-Laws, no proposals or matters other than those specifically described above are permitted to come before the Special Meeting. If any other matters or motions are attempted to be presented at the Special Meeting, they will be ruled out of order and denied. It is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions to the greatest extent permitted by applicable law, including any matter dealing with the conduct of the Special Meeting.

Proxies may be revoked at any time prior to their exercise (1) by written notification to Spar Group, Inc., 1910 Opdyke Court, Auburn Hills, MI 48326, Attn: Fay DeVriese, Chief Financial Officer, (2) by delivering a duly executed proxy bearing a later date, or (3) by the stockholder virtually attending the Special Meeting and voting his or her shares electronically.

PROXY STATEMENT PROPOSALS

YOU HAVE A VOTE, WE ARE ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED TO SEND US A PROXY WITH RESPECT TO THE FOLLOWING PROPOSALS TO BE VOTED UPON AT THE SPECIAL MEETING.

PROPOSAL 1 — STOCKHOLDER PROPOSAL TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS BY ONE DIRECTOR IF NO VACANCY ON THE BOARD OF DIRECTORS THEN EXISTS

The information set forth below in PROPOSAL 3 – STOCKHOLDER PROPOSAL TO ELECT JAMES R. BROWN SR. AS A DIRECTOR is incorporated herein by reference. If approved, this proposal would increase the size of the Board by one additional director if no vacancy then exists on the Board in order to create a vacancy for the election of James R. Brown Sr. See Proposal 3 and Board Size, below. As of August 1, 2020, there were two vacancies on the Board due to the retirements of Arthur B. Drogue and R. Eric McCarthey, who previously served as independent directors of SGRP, and an additional vacancy was created effective August 7, 2020, with the voluntary resignation of Christiaan M. Olivier as Chief Executive Officer, President and a director of SGRP. The Governance Committee is currently engaged in a search for two replacement independent directors and a replacement CEO (who will likely be offered a vacant seat on the Board).

Messrs. Arthur H. Baer, Igor Novgorodtsev, and Jeffrey A. Mayer do not support this proposal. Messrs. William H. Bartels and Robert G. Brown abstained. Messrs. Peter W. Brown and Panagiotis ("Panos") N. Lazaretos support this proposal.

a majority of THE Independent Directors on the BOARD OF DIRECTORS RECOMMENDS YOU VOTE "AGAINST" proposal 1 identified above

PROPOSAL 2 -- STOCKHOLDER PROPOSAL TO REPEAL THE AMENDMENT TO SGRP'S BY-LAWS TO REDUCE THE VOTING REQUIREMENT FOR REMOVAL OF DIRECTORS TO MAJORITY OF VOTES CAST FROM A MAJORITY OF ALL STOCKHOLDER SHARES, AND INCREASE THE REQUIREMENT FOR THE ANNUAL ELECTION OF DIRECTORS FROM A MAJORITY OF VOTES CAST TO A MAJORITY OF ALL STOCKHOLDER SHARES, WHICH AMENDMENT WAS PASSED AT THE MAY 2020 ANNUAL STOCKHOLDERS MEETING

The information set forth above in BACKGROUND INFORMATION REGARDING RECENT AMENDMENTS TO VOTING STANDARDS is incorporated herein by reference. On July 24, 2020, SGRP electronically received delivery of a Written Request of Stockholders from the Brown Group. In it, the Brown Group requested a Special Meeting be called in order to consider and vote, among other proposals set forth in this Proxy Statement, on a proposal to repeal the May 2020 Amendment if it is determined by the SGRP Board, the SGRP Governance Committee, any court, entity or person that as a result of the approval of the May 2020 Amendment a majority of outstanding shares shall be required to elect a director at a special stockholders meeting instead of a majority of the votes cast. As Delaware counsel and SGRP's management have already made the determination that SGRP cannot have conflicting election standards and a majority of outstanding shares shall be required to elect a director at a special stockholders meeting instead of a majority of the votes cast (see BACKGROUND INFORMATION REGARDING RECENT AMENDMENTS TO VOTING STANDARDS, above), the conditional nature of this proposal has already been satisfied, and a favorable vote will repeal the May 2020 Amendment.

In the event the May 2020 Amendment is repealed at the Special Meeting, the voting standards set forth in Section 2.07 of the Restated By-Laws as in effect prior to the May 2020 annual meeting of SGRP's stockholders shall be reinstated effective immediately following such repeal. The complete text with a redline highlighting the changes of the May 2020 Amendment is attached to this Proxy Statement as Part 1 of Annex A. Part 2 of Annex A contains the complete text of Section 2.07 of SGRP's By-Laws with a redline highlighting the changes that will be adopted if the May 2020 Amendment is repealed at the Special Meeting. Part 3 of Annex A contains the complete clean text (i.e., no redline) of Section 2.07 of SGRP's By-Laws that will be adopted if the May 2020 Amendment is repealed at the Special Meeting.

Messrs. Arthur H. Baer, Igor Novgorodtsev, and Jeffrey A. Mayer do not support this proposal. Messrs. William H. Bartels and Robert G. Brown  abstained. Messrs. Peter W. Brown and Panagiotis ("Panos") N. Lazaretos  support this proposal.

a majority of THE Independent Directors on the BOARD OF DIRECTORS RECOMMENDS YOU VOTE "AGAINST" proposal 2 identified above.

PROPOSAL 3 – STOCKHOLDER PROPOSAL TO ELECT JAMES R. BROWN SR. AS A DIRECTOR

Background

On May 28, 2020, SGRP electronically received delivery of a Written Request of Stockholders from the Brown Group. In it, the Brown Group requested that this special meeting of SGRP's stockholders be called in order to consider and vote upon the increase of the size of the Board by one director if no vacancy exists and the appointment to the Board of James R. Brown Sr. as a director. The Brown Group owns and shares voting power which exceeds the minimum ownership threshold of 20% required by the Restated By-Laws to call a special meeting of SGRP's stockholders.

The Brown Group also called for the First Special Meeting to consider (among other things), at the Brown Group's request, the appointment to the Board of James R. Brown Sr. as a Director, but that proposal was not approved, and Mr. James R. Brown Sr. is not currently a SGRP director. For more information respecting the First Special Meeting and voting results, see the First Special Meeting Proxy/Information Statement and the First Special Meeting Report. James R. Brown Sr. was not nominated by the Board's independent directors as required by Nasdaq rules.

James R. Brown Sr. is the brother of Robert G. Brown, who was Chairman and a director and officer of SGRP through May 3, 2018, is a significant stockholder of SGRP, is part of a 13D control group, who again became a director on April 24, 2020, pursuant to the written consents of the Brown Group and Mr. William H. Bartels (see Information in Connection with Appointment of Robert G. Brown as a Director and Background in Proposal 1 in the First Special Meeting Proxy/Information Statement). Mr. Brown became Chairman of SGRP's Strategic Committee and a member of SGRP's technology Committee when such committees were formed on July 17, 2020. Mr. Robert G. Brown resigned as Chairman and a member of SGRP's Strategic Committee effective September 1, 2020. Mr. James R. Brown Sr. also is the father of director Peter W. Brown, who joined the Board of SGRP in May 2018 to represent the Brown family interests. Peter W. Brown has been re-determined by the Governance Committee to be an independent director, effective July 16, 2020, except for Related Party Matters. See Re-determining Independence of Peter W. Brown, below, and Determining Independence and Re-determining Status of Messrs. Mayer and Lazaretos in the Annual Meeting Proxy/Information Statement and THE BOARD OF DIRECTORS OF THE CORPORATION in the First Special Meeting Proxy/Information Statement).

Since there is no presumption of independence under the applicable Nasdaq rules or the Charter of the Governance Committee (see Determining Independence and Re-determining Status of Messrs. Mayer and Lazaretos in Proposal 1 in the First Special Meeting Proxy/Information Statement), in the event James R. Brown Sr. is elected as a director, James R. Brown Sr. will be considered non-independent unless and until determined otherwise by the Governance Committee (if ever). SGRP expects the Governance Committee and the independent directors of the Board to determine that James R. Brown Sr. would not be independent pursuant to applicable Nasdaq rules and the Governance Committee Charter.

SGRP currently has five independent directors out of seven, and thus the Board has a majority of independent directors. The independent directors are Jeffrey A. Mayer, Arthur H. Baer, Panagiotis "Panos" Lazaretos, Igor Novgorodtsev and Peter Brown (except Peter W. Brown is not considered independent for Related Party Matters – See Re-determining Independence of Peter W. Brown, below). Effective as of August 1, 2020, Arthur B. Drogue and R. Eric McCarthey, who previously served as independent directors of SGRP, have retired (the "Retirements"). The Governance Committee is continuing to identify potential independent director candidates to fill the vacancies that were created by the Retirements. See SGRP's Current Report on Form 8-K, filed with the SEC on May 12, 2020, for further information regarding the Retirements.

James R. Brown Sr. retired in 2015 from his position as Labor Counsel for the Public Massachusetts Community College System, a system comprised of fifteen individual colleges. James R. Brown Sr. represented the community college system in labor and other areas of law, including serving as chief spokesperson and negotiator during collective bargaining contract negotiations, impact bargaining, grievance hearings, and arbitrations at the American Arbitration Association. He represented the community colleges before administrative agencies in both state and appellate courts and advised on labor and employee matters including discipline and appointments. James R. Brown Sr. also advised the community colleges regarding business contracts, compliance with the commonwealth's ethics' and public records' laws, and campus safety. James R. Brown Sr. served in his position as Labor Counsel since 1997. Prior to that, James R. Brown Sr. was a part-time labor and employment consultant to individual public higher education community colleges as well as Boston State University. James R. Brown Sr. received a BS in Finance and an MBA from Boston University. James R. Brown Sr. received a JD from New England Law-Boston.

In absence of instructions to the contrary, proxies covering shares of Common Stock will be voted against the election of the nominee.

The nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director of SGRP if elected. In the event the nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by SGRP. Management has no present knowledge that the person named will be unable to serve.

No arrangement or understanding exists between the nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee.

The number of Directors on the Board is fixed at ten directors as of the date of this Proxy Statement, but may be increased to eleven directors at the Special Meeting if no vacancy then exists (See Proposal 1, above, and Board Size, below). The Board currently has two vacancies due to the retirements of Arthur B. Drogue and R. Eric McCarthey effective as of August 1, 2020, who previously served as independent directors of SGRP, and an additional vacancy was created effective August 7, 2020, with the voluntary resignation of Christiaan M. Olivier as Chief Executive Officer, President and a director of SGRP. The Governance Committee is currently engaged in a search for two replacement independent directors and a replacement CEO (who will likely be offered a vacant seat on the Board).

Messrs. Arthur H. Baer, Igor Novgorodtsev, and Jeffrey A. Mayer do not support this proposal. Messrs. William H. Bartels and Peter W. Brown  abstained. Messrs. Panagiotis ("Panos") N. Lazaretos and Robert G. Brown support this proposal.

a majority of THE Independent Directors on the BOARD OF DIRECTORS RECOMMENDS YOU VOTE "AGAINST" proposal 3 identified above.

PROPOSAL 4 – RATIFICATION AND APPROVAL OF THE BOARD OF DIRECTORS' ADOPTION OF THE 2020 STOCK COMPENSATION PLAN

Background

At the May 2018 annual meeting of stockholders, the stockholders approved the 2018 Stock Compensation Plan of SPAR Group, Inc. (the " 2018 Plan"). No new Awards could be issued under the 2018 Plan.  Awards granted prior to the end the final term of the 2018 Plan shall continue to be governed by the 2018 Plan (which 2018 Plan shall continue in full force and effect for that purpose).

At the First Special Meeting, the Corporation's stockholders voted against the ratification and approval of the proposed 2020 stock compensation plan of SPAR Group, Inc. (the "Original 2020 Plan"): (i) based on the 2018 Plan; (ii) for a term from April 30, 2020 through May 31, 2021 (the "20-21 Period"), and (ii) providing for a total of 750,000 SGRP Shares available for future awards.  The Original 2020 Plan was not approved by the stockholders.

2020 Plan:

On November 16, 2020, the Board authorized and approved the revised proposed 2020 stock compensation plan of SPAR Group, Inc. (the "2020 Plan") to be submitted to the Corporation's stockholders for ratification and approval. If ratified and approved by the Corporation's stockholders, the 2020 Plan will become effective immediately upon approval (the "2020 Plan Effective Date"), and the 2020 Plan will govern all options issued thereafter. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the 2020 Plan.

At the Special Meeting, the Corporation's stockholders will be asked to ratify and approve the 2020 Plan of SPAR Group, Inc. (the "2020 Plan"):  (a) for a four month term from the 2020 Plan Effective Date (as defined below) through May 1, 2021 (the "20-21 Period"); (b) provide for the issuance of "non-qualified" option awards to purchase shares of SGRP's Common Stock ("SGRP Shares") aggregating (i) 550,000 SGRP Shares plus (ii) 50,000 SGRP Shares for each of up to the first 3 additional new Directors during the period December 1, 2020, to April 30, 2021 (for a possible total of 700,000 SGRP Shares) available for future Awards during the 20-21 Period as outlined below (the "20-21 Maximum") under 2020 Plan; (c) require the Corporation to issue as of the Effective Date of the Plan new awards for options to purchase: (i) New Awards for options to purchase an aggregate of 125,000 New Award Shares to 19 employees (other than the Named Executive Officers)  in individual amounts designated by the Board l; (ii) 10,000 new award shares to each of Panagiotis N. Lazaretos, Igor Novgorodtsev, Robert G. Brown, and Arthur H. Baer (each a director); and (iii) 50,000 new award shares to each member of the Board of Directors on the Effective Date of the Plan.

After making the required awards on the Effective Date of the Plan, the remaining availability for future new awards for options to purchase will be 35,000 SGRP Shares.

Under the 2020 Plan, the Corporation (through its Compensation Committee with Board approval) may from time to time grant Awards in the form of nonqualified stock options ("NQSOs"), respecting SGRP Shares to and the Company's specified executives and employees and directors.  However, unlike the 2008 Plan and 2018 Plan, the 2020 Plan does not permit the granting of incentive stock options ("ISOs"), stock appreciation rights based on SGRP Shares ("SARs"), restricted SGRP Shares ("Restricted Stock"), or restricted stock units based on SGRP Shares ("RSUs").

As of September 30, 2019, there were Awards respecting 600,000 shares of SGRP's Common Stock that had been granted under the 2018 Plan (580,000 of which remained outstanding), and Awards respecting 3,044,927 shares of SGRP's Common Stock remain outstanding under the 2008 Plan.  As of September 30, 2019, and March 13, 2020, there were no Awards available for grant under the 2018 Plan.

Summary of the 2020 Plan

The 2020 Plan and 2018 Plan and information regarding options, stock appreciation rights, restricted stock and restricted stock units granted thereunder are summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the 2020 Plan, which is attached as Annex B to and is hereby incorporated by reference into this Proxy Statement/Information Statement, and the full text of the 2018 Plan, which is hereby incorporated by reference into this Proxy Statement/Information Statement from SGRP's Current Report on Form 8-K, as filed with the SEC on May 8, 2018). Unless again amended and extended (as approved by SGRP's stockholders), the 2020 Plan terminates on May 31, 2021, and thereafter no further Awards may be made under it unless additional time and shares are added to it in an amendment approved by the Board and stockholders. Awards granted prior to the end the final term of the 2020 Plan shall continue to be governed by the 2020 Plan (which 2020 Plan shall continue in full force and effect for that purpose).

Awards can no longer be granted under the 2018 Plan.

The term of the 2020 Plan will commence upon stockholder approval and end on May 31, 2021, and no Award may be granted thereafter, unless an extension of such initial term is approved by stockholders of the Corporation if and as required pursuant to the 2020 Plan and Applicable Law.

All Awards issued under the 2018 Plan, 2008 Plan, 2000 Plan and 1995 Plan (collectively, the "Prior Plans") and still outstanding on the effective date of the 2020 Plan respecting the covered shares of Common Stock shall continue to be governed by the Prior Plans, other than to the extent Awards issued under the 2018 or 2008 Plans have been exercised or the end of applicable vesting or similar restrictions have been reached, and except as Awards issued under the Prior Plans may otherwise be modified under the 2020 Plan.

Subject to the terms and conditions and within the limitations of the 2020 Plan, , the Compensation Committee has the power and authority to recommend to the Board for Board approval (i) the persons who shall be granted Awards under the 2020 Plan; (ii) when they shall receive Awards and the applicable grant dates; (iii) the standard term of each Award, including any provisions for early termination or forfeiture; (iv) the method or formula for determining (A) the date each option shall become exercisable, (2) whether the installments shall be cumulative and (3) the date each installment shall become exercisable or vest and the term of each installment; (v) the form of payment of the exercise price for any option; (vi) the method or formula for determining (A) the exercise price of each option, and (B) the Fair Market Value of a share of Common Stock for all purposes of the Plan;  (vii) whether and under what conditions to subject the exercise or vesting of all or any portion of an Award to the fulfillment of certain restrictions or contingencies, including (without limitation) restrictions or contingencies relating to (A) entering into a covenant not to compete with any SGRP Company, (B) financial objectives for the Corporation, any of its Subsidiaries, a division, a product line or other category and/or (C) the period of continued employment or consulting of the Awardee with any SGRP Company, and in each case to determine whether such restrictions or contingencies have been met; (xiii) the method or formula for determining the amount, if any, necessary to satisfy the obligation to withhold taxes or other amounts with respect to any Award;  (viii) whether to cancel or modify an Award either with or without the consent of the Awardee or as provided in the Contract, provided, however, that any modified provision is permitted to be included in an Award granted under the 2020 Plan on the date of the modification, and provided, further, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the 2020 Plan; and (ix) how to construe the respective Contracts and the 2020 Plan; (x) the policies, rules and regulations relating to the 2020 Plan and how and when to prescribe, amend and rescind the same.

The 2020 Plan (upon approval) will set and limit the maximum number of shares of Common Stock that may be issued pursuant to Awards made under the 2020 Plan to the 20-21 Maximum during the 20-21 Period, subject to adjustment as provided in the 2020 Plan (see below).

The Board and Compensation Committee have recommended ratification and adoption of the 2020 Plan as an important tool in equity-based compensation. See EXECUTIVE COMPENSATION, DIRECTORS AND OTHER INFORMATION - Stock Based Compensation Plans, below.

The employees, officers and directors of the Corporation or any of its subsidiaries (collectively, the "Company")  providing services to the Company (collectively, the "Participants") under the 2020 Plan may be (and under the 2018 Plan may have been) granted certain Equity Compensation Awards based on SGRP Shares ("Awards"). There are approximately 120 employees, officers and directors who currently meet the eligibility requirements to participate in the 2020 Plan if it is approved by SGRP's stockholders.

Like the 2018 Plan, the 2020 Plan will permit the granting of Awards consisting of non-qualified options to purchase shares of SGRP Shares Common Stock (("NQSOs" or "Options"). However (unlike the 2018 Plan and 2008 Plan), the 2020 Plan will NOT permit granting Options that qualify under Section 422 of the United States Internal Revenue Code of 1986 as amended (the "Code") for treatment as incentive stock options ("Incentive Stock Options" or "ISOs") stock appreciation rights based on SGRP Shares ("SARs"), restricted SGRP Shares ("Restricted Stock"), and restricted stock units based on SGRP Shares ("RSUs").

The SGRP Shares that may be issued pursuant to the Options under the 2020 Plan are all subject to the 20-21 Maximum as noted above.

Purpose of the 2020 Plan

The purpose of the 2020 Plan is to promote the interests of the Corporation and its stockholders by providing stock-based incentives to certain employees, officers and directors.  Under the 2020 Plan, the mutuality of interest between those participants and the Corporation is strengthened because they have a proprietary interest in pursuing the Corporation's medium-term (e.g., five years) growth and financial success. In addition, by allowing participation in the Corporation's success over the five year Option terms, the Corporation is better able to attract, retain and reward quality employees, officers and directors. In selecting the participants to whom Awards may be granted, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Corporation and recommendations of supervisors.

Shares Available and Reserved

The 2020 Plan limits the number of shares of SGRP Shares that may be issued pursuant to Awards made thereunder during the 20-21 Period to the 20-21 Maximum (the "20-21 Plan Availability") to the remainder of: (a)550,000 SGRP Shares plus 50,000 SGRP Shares for each of up to the first 3 additional new Directors during the period December 1, 2020, to April 30, 2021 (for a possible total of 700,000 SGRP Shares) ; minus (b) the sum at such time of the number of shares of Common Stock covered by all outstanding new Awards granted during the 20-21 Period under the 2020 Plan (including the new Awards to directors described above). The 20-21 Maximum and 20-21 Plan Availability are subject to certain adjustments that may be made by the Compensation Committee of the Board upon the occurrence of certain changes in the Corporation's capitalization or structure. The 2020 Plan provides that new SGRP Shares are automatically authorized and reserved for issuance upon the grant and issuance of each Award in the amount of the applicable shares covered.

Awards

Under the 2020 Plan, the Corporation is required to issue as of the Effective Date of the Plan new awards for options to purchase: (i) New Awards for options to purchase an aggregate of 125,000 New Award Shares to 19 employees (other than the Named Executive Officers)  in individual amounts designated by the Board ; (ii) 10,000 new award shares to each of Panagiotis N. Lazaretos, Igor Novgorodtsev, Robert G. Brown, and Arthur H. Baer (each a director); and (iii) 50,000 new award shares to each member of the Board of Directors on the Effective Date of the Plan.

After making the required awards on the Effective Date of the Plan, the remaining availability for future new awards for options to purchase will be 35,000 SGRP Shares.

Future Participants in the 2020 Plan (upon approval) and the amounts of their future allotments will be recommended by the Compensation Committee and determined by the Board in its discretion subject to any restrictions in the 2020 Plan or the applicable individual written agreement containing the Award terms (the "Contract"). Because no such determinations have yet been made, it is not possible to state the terms of any individual Awards that may be issued under the 2020 Plan or the names or positions of or respective amounts of the allotment to any individual who may participate.

The vesting, duration and other terms of future awards also will be recommended by the Compensation Committee and determined by the Board in its discretion subject to any restrictions in the 2020 Plan and the Code. The terms may be different for the same or similar Awards or Participants. No SARs or RSUs were issued under the 2008 Plan or 2018 Plan. Restricted Stock Awards granted under the 2008 Plan and 2018 Plan generally vested over four years (i.e., one fourth per year of service after the grant date).  Option Awards granted under the 2008 Plan and 2018 Plan were generally Non-Qualified Options, generally vested over four years (i.e., one fourth per year of service after the grant date), had ten year terms, and had exercise prices set at fair market value on the grant date.  SGRP expects to use the same vesting terms for Awards issued under the 2020 Plan.

Options expire on the fifth anniversary of grant or sooner as provided in the 2020 Plan.

Grant Dates and Contracts

The grant date for an Award is generally the date the Award is approved by the Board. However, the Board may in its discretion specify a later grant date in its approval, which it may do in order to (among other things) coordinate the grant date with a new employee's start date or permit public dissemination of a pending earnings press release. Each Award granted under the 2020 Plan will be evidenced by a Contract in a form approved by the Compensation Committee and executed by the Corporation and the Participant receiving the Award. Each Contract will contain the terms, provisions and conditions pertaining to the applicable Award, including (as applicable) exercise price.

Except for the changes to a five year term from a ten year term, and the new shorter time period of three months to exercise on retirement, death and disability, SGRP expects to use substantially the same Contract for Awards issued under the 2020 Plan that it used under the 2018 Plan.

Consideration

Participants receive Awards in return for the past and future rendering of services and are not required to pay the Corporation for such Awards (except for applicable tax withholding when due and any exercise price in the case of Options) or purchase price (if any) established in the applicable Contract.

Award Repricing

The 2020 Plan continues the provisions of the 2008 Plan (as amended in 2009) and 2018 Plan that gives SGRP's Board the full authority and complete flexibility from time to time to designate and modify (in its discretion) one or more of the outstanding Awards (including their exercise prices and other components and terms) to (among other things) restore their intended values and incentives to their holders in the event of (among other things) any change in SGRP's capital structure (including any stock split. However, the exercise price or similar component (if equal to SGRP's full stock price at issuance) of any Award cannot be lowered to an amount that is less than the Fair Market Value (as defined in the 2020 Plan) on the date of the applicable modification, and no modification can adversely affect an awardee's rights or obligations under an Award without the awardee's consent.

All of the Corporations directors support this proposal.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE EACH RECOMMENDS

THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE RATIFICATION AND APPROVAL OF
THE BOARD OF DIRECTORS' ADOPTION OF THE 2020 STOCK COMPENSATION PLAN (PROPOSAL 4).

THE BOARD OF DIRECTORS OF THE CORPORATION

The Board is responsible for overseeing the management, policies and direction of the Corporation, both directly and through its committees (see "Corporate Governance" below). The current members of the Board as of November 27, 2020, and the nominee for election to the Board are set forth below:

Name	Age	Position with SPAR Group, Inc.
Arthur H. Baer (1)	73	Chairman of the Board, Director and Chairman of the Audit Committee
Igor Novgorodtsev (1) (2) (3)	50	Vice Chairman. Director and Chairman of the Compensation Committee
William H. Bartels	76	Director
Peter W. Brown (1) (2) (3)	39	Director
Jeffrey A. Mayer (1) (3)	68	Director and Chairman of the Governance Committee
Panagiotis ("Panos") N. Lazaretos (2)	48	Director and Chairman of the Technology Committee
Robert G. Brown (2) (4)	77	Director
James R. Brown Sr.	73	Nominee

(1)	Member of the Governance and Audit Committees
(2)	Member of the Technology and Strategic Committee
(3)	Member of the Compensation Committee
(4)	Mr. Robert G. Brown resigned as Chairman and a member of SGRP's Strategic Committee effective September 1, 2020.

William H. Bartels serves as a Director of SGRP and has held that position since July 8, 1999 (the effective date of the Merger). He served as Vice Chairman since July 8, 1999, until he retired from that position on July 17, 2020. He retired as an employee of the Company as of January 1, 2020 (in accordance with the actions of SGRP's Compensation Committee on January 22, 2020).  See Bartels' Retirement and Director Compensation, below.  Mr. Bartels most recently led the Company's domestic M&A activity, expanding SPAR's presence and building relationships throughout the industry. Recently, he located and assisted in the acquisition of Resource Plus and their affiliated marketing service and related technology and fixture manufacturing companies.  Prior to the Merger, he served as Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies (a business he co-founded) since 1967. From 1967 to 1999, he was responsible for sales and marketing of the SPARLINE technology and its related consulting business for evaluating trade promotion spending and strategies for the top tier of CPG companies, domestic and international.  He gained industry wide recognition for SPARLINE (which ceased being a Company product and became a related party product in 1999) as reported through numerous industry publications, while negotiating partnerships with research companies in the U.K and Australia for using the system. He has spoken at conferences in the U.S., Europe, and South America such as: Advertising Research Foundation, Promotion Marketing Association of America, European Society of Marketing Research, Advertising Age and American Management Association. When SPAR began its marketing service business, Mr. Bartels again assumed a business development role and was individually responsible for signing a significant portion of SPAR's customer revenue.

Mr. Jeffrey A. Mayer joined the Board of SGRP in January 2019 and is the Chairman of the Governance Committee and serves as a member of the Compensation Committee and Audit Committee. Mr. Mayer has had a long career as an entrepreneur and executive in the energy industry. Since 2018 Mr. Mayer has served as the executive chairman of Oasis Charger Corporation, the manufacturer and distributor of the Juice Bar EV charger systems. Since 2011 Mr. Mayer founded and served as Present and CEO of Soluxe Inc., and chairman of its subsidiaries, Solomon Energy Inc. Solomon Energy Advisors LLC, and Solomon Community Solar LLC. Since 2015 Mr. Mayer served as advisor to and venture partner of Oak Investment Partners. In addition to SPAR Group, he is a member of the Boards of Directors of Photobucket Corp. and Tomorrow Energy Inc. He serves on a number of not-for-profit boards including Kingsley Trust Association and Social Venture Partners of Connecticut. In 1999 Mr. Mayer founded, and through 2011 served as CEO and President of, and chairman or a member of the Board of, MXenergy, Inc., which was an SEC reporting entity. From 1993 through 1999, Mr. Mayer served as a managing director of AIG Trading Corporation and Sempra Energy Trading Company and as President of AIG Securities Corporation and AIG Clearing Corporation. From 1999 through 2005, Mr. Mayer served as a member of the Risk Oversight Committee of Northeast Utilities and consultant to Northeast Utilities and to Chicago Board of Trade Clearing Corporation. From 1987 through 1993, Mr. Mayer served as a Vice President of Goldman Sachs & Co., and from 1984 through 1987, Mr. Mayer served as the chief counsel of the J. Aron Commodities Division of Goldman Sachs & Co. From 1979 through 1983 Mr. Mayer served as an attorney with Barrett Smith Schapiro Simon & Armstrong in New York, NY. Mr. Mayer is a graduate of Yale University (B.A. 1973) and New York University (L.L.B. 1978). The Board concluded that Mr. Mayer should be a director of the Corporation because of his experience as a director of an SEC reporting entity, extensive management experience and legal expertise.

Arthur H. Baer serves as a Director of SGRP and became Chairman of the Board on July 17, 2020, became the Chairman of the Audit Committee effective February 1, 2020, serves as a member of the Audit and Governance Committees and the Special Subcommittee of the Audit Committee, and has done so since September 3, 2019. He was a Legislator in Columbia County, New York until 2015 and previously served as the Chairman of the Board of Supervisors from January 2008 to December 2009 and as County Executive during the same period.  Mr. Baer was Dean of the College of Business and Administration at Drexel University in Philadelphia from 1993 to 1996.  For 20 years (from 1998 through August of 2018), he was also a Director and Audit Committee Chair for Seneca Foods, Inc., a multi-billion dollar international food company. Mr. Baer's business background also includes experience in managing businesses, senior leadership development and the evaluation of strategic opportunities and challenges. He was President of Hudson Valley Publishing from 2003 to 2008 and also held the position from 1998 to 1999. He was President of Arrow Electronics Europe from 2000 to 2002 and President of XYAN Inc. from 1996 to 1998. Mr. Baer has also served as a senior executive at Standard Brands, Northwest Industries, and Cablevision Systems.  He holds a B.A. and M.B.A. from Columbia University.  The Board concluded that Mr. Baer should be a director of the Corporation because of his extensive experience in senior management and financial matters and the evaluation of strategic opportunities and challenges.

Peter W. Brown joined the Board of SGRP in May 2018, and serves as a member of the Audit, Compensation, Governance, Technology and Strategic Committees. He served as a Board Observer to the Corporation's Board of Directors from 2014 through December 2016, serves as a director of the Corporation's Brazilian subsidiary, SPAR BSMT and owns EILLC (which owns 10% of SPAR BSMT). (See Transactions with Related Persons, Promoters and Certain Control Persons - International Related Party Services, below). He also has served as a director of Business Ideas Provider, LTD, since 2012, and represented SAS as a director of Affinity Insurance, LTD, since 2013. Mr. Peter Brown received a BS from the University of Massachusetts's School of Natural Science and an MBA from the University of Massachusetts's Isenberg School of Management. Peter W. Brown has been re-determined to be an independent director except for Related Party Matters (see Re-determining Independence of Peter W. Brown, below).

Panagiotis ("Panos") N. Lazaretos.  Mr. Lazaretos joined the SGRP Board on December 10, 2019, when his appointment under the Written Consents became effective (see Appointment and Election of Panagiotis ("Panos") N. Lazaretos as a Director, in the Annual Meeting Proxy/Information Statement).  Mr. Lazaretos has served as Chairman of the Technology Committee and a member of the Strategic Committees since they were formed on July 17, 2020.  Mr. Lazaretos has over 15 years of international business development experience focusing on retail service operations and on Central and Eastern Europe, Russia, the Middle East and North Africa. Mr. Lazaretos is a co-founder and significant shareholder of and since November 2017 has been the Chief Executive Officer and Chairman of the Board of Directors of Elvictor Group, Inc. (f/k/a Thenablers, Inc.), a non-operational international business development organization that will be focused on the design and execution of new market strategies for its clients and expanded into shipping crew management services in September 2020. Robert G. Brown, William H. Bartels and a number of their related parties are investors in Elvictor Group  (although they collectively own less than one-half percent of the Elvictor Group outstanding stock). According to its most recent SEC Filings, Elvictor Group  has recorded little revenue through September 30, 2020.  From time to time, Mr. Lazaretos has provided consulting services to SPAR InfoTech, Inc., an affiliate of the Corporation owned by Robert G. Brown, who retired as the Chairman and an officer and director of SGRP on May 3, 2018, and who is part of a control group with Mr. Bartels and others.  February 2017 to June 2019, Mr. Lazaretos was a Director of Business Development at Sales Service International. From June 2013 to November 2016, Mr. Lazaretos was a Regional Director for Field Marketing Services for Adecco Group. From June 2002 to May 2013, Mr. Lazaretos was a Vice President of International Operations for SGRP where he worked from Greece and helped SGRP's President of International Operations and Chief Executive Officer in dealing with SGRP's largely autonomous joint venture subsidiaries and related expansions. From July 1999 to June 2002, Mr. Lazaretos was a Director of Technology at SGRP, and held the same position with one of its pre-merger predecessors from June 1997 to July 1999, where he began his career and helped them transition from a paper process to a web-based data collection and reporting platform.  In May 1997, Mr. Lazaretos received a BS in Computer Science from the State University of New York, New York, at New Paltz, and from 1999 to 2001 attended MBA classes focused on information technology at Pace University.

Robert G. Brown rejoined the Board as a director on April 24, 2020, pursuant to the written consents of the Brown Group and Mr. Bartels (See the First Special Meeting Proxy/Information Statement), and became Chairman of SGRP's Strategic Committee and a member of SGRP's Technology Committee when such committees were formed on July 17, 2020. Mr. Robert G. Brown resigned as Chairman and a member of SGRP's Strategic Committee effective September 1, 2020. Mr. Brown served as director of SGRP from July 8, 1999, the effective date of the merger of SPAR Marketing Force, Inc., and related companies, a business he co-founded (the "SPAR Companies"), with PIA Merchandising Services, Inc. (the "Merger") creating SPAR Group Inc., until his retirement on May 3, 2018. Mr. Robert G. Brown served as the non-executive Chairman of SGRP from 2012 through such retirement, as the Executive Chairman and an Officer of SGRP from 2008 through 2012, and as the Executive Chairman, Chief Executive Officer and President of SGRP from July 8, 1999, through 2008.  Prior to the Merger in 1999, Mr. Robert G. Brown served as the Chairman, President and Chief Executive Officer of the SPAR Companies since certain of its predecessors were formed in 1979.

Igor Novgorodtsev was appointed to the Board as a director on May 28, 2020, became Vice Chairman of the Board on July 17, 2020, became Chairman of Compensation Committee on July 17, 2020, and serves as a member of the Audit, Compensation, Governance , Technology and Strategic Committees. He is the CEO and founder of FlashAlert, low-latency market news service, and Managing Director of Lares Capital LLC, an investment fund. Mr. Novgorodtsev currently is ____ with Bank of New York Mellon. He also has served in several technology leadership roles at Bank of New York Mellon, Bridgewater Associates, and Intercontinental Stock Exchange. Mr. Novgorodtsev received a MS in Mechanical Engineering from SUNY at Buffalo and MBA from NYU Stern School of Business.

DIRECTOR NOMINEE

James R. Brown Sr. retired in 2015 from his position as Labor Counsel for the Public Massachusetts Community College System, a system comprised of fifteen individual colleges. Mr. Brown represented the community college system in labor and other areas of law, including serving as chief spokesperson and negotiator during collective bargaining contract negotiations, impact bargaining, grievance hearings, and arbitrations at the American Arbitration Association. He represented the community colleges before administrative agencies in both state and appellate courts and advised on labor and employee matters including discipline and appointments. Mr. Brown also advised the community colleges regarding business contracts, compliance with the commonwealth's ethics' and public records' laws, and campus safety. Mr. Brown served in his position as Labor Counsel since 1997. Prior to that, Mr. Brown was a part-time labor and employment consultant to individual public higher education community colleges as well as Boston State University. James R. Brown Sr. received a BS in Finance and an MBA from Boston University. Mr. Brown received a JD from New England Law-Boston.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Prior Actions of the Majority Stockholders and their Control Group and Related Delaware Settlement

On June 1, 2018, June 29, 2018, July 5, 2018, August 6, 2018 and January 25, 2019, the Majority Stockholders each filed an amended Schedule 13D with the Securities and Exchange Commission (the "SEC"), in which they each acknowledged that they "may be deemed to comprise a 'group' within the meaning of (the Securities Exchange Act of 1934)" and "may act in concert with respect to certain matters", including various listed items. Pursuant to those Schedule 13D filings, the Majority Stockholders have acted as a control group and adopted written consents to unilaterally, and without the participation of SGRP's Board, Governance Committee or other stockholders, endeavoring to: approve the selection, appointment and election of Mr. Jeffrey A. Mayer as a director of SGRP; remove Lorrence T. Kellar as an independent director of SGRP; and change the then-current By-Laws of SGRP in order to (among other things) remove authority from the Board through new supermajority requirements and stockholder only approvals (the "Proposed Amendments"), which the Governance Committee believed weakened the Board's independence, and which were contested by SGRP and ultimately concluded in a negotiated settlement that included Mayer's appointment, Mr. Kellar's forced retirement, and the adoption of SGRP's Amended and Restated By-Laws on January 18, 2019 (the "Delaware Settlement"). See Part I, Item 3 -- Legal Proceedings - RELATED PARTIES AND RELATED PARTY LITIGATION, in SGRP's Annual Report on Form 10-K for its fiscal year ended December 31, 2019 (as filed, the "2019 Annual Report"), as filed with the SEC on April 14, 2020. Pursuant to the Delaware Settlement, the parties agreed to amend and restate SGRP's then-current By-Laws (the "2019 Restated By-Laws") with negotiated changes to the Proposed Amendments that preserved the current roles of the Governance Committee and Board in the location, evaluation, and selection of candidates for director and in the nominations of those candidates for the annual stockholders' meeting and appointment of those candidates to fill Board vacancies other than those under a stockholder written consent making a removal and appointment. See 2019 Restated By-Laws, below.

Mr. Robert G. Brown and his companies are and have been involved in a number of material adverse claims and actions against the Company.  On March 6, 2020, Robert G. Brown sent an email communication demanding payment to SBS from the Company of $1,707,374.  At SGRP's March 2020 Board meeting, Mr. Bartels was requested by an independent director to compile a list of claims that he and Mr. Brown believe are owed by the Company. On March 17, 2020, that list was given to the Audit Committee Chairman and included additional claims, net of an anticipated reduction, totaling approximately $1.3 million, bringing their total claims to approximately $3 million.  The Company has completely rejected these unfounded and unsubstantiated claims, and believes it was released from all such claims by SBS in the SBS bankruptcy reorganization.  See Domestic Related Party Services, SBS Bankruptcy and Settlement, and March 2020 Claim, below.  See also Infotech Litigation and Settlement, below.

After the close of business on July 15, 2020, the Corporation received the voluntary resignation of Christiaan M. Olivier as Chief Executive Officer (Principal Executive Officer), President and a director of SGRP, and from all positions with SGRP's subsidiaries, effective with the close of business on August 7, 2020. Mr. Olivier indicated that his resignation is due to his assertion that actions of the Majority Stockholders, at times supported by some independent directors, have led to dysfunctional governance and disagreements with the Board over director and related party accountability and corporate strategy. After the close of business on July 15, 2020, the Corporation also received the notice of the voluntary retirement of James R. Segreto as Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Secretary of SGRP, and from all positions with SGRP's subsidiaries, effective with the close of business on August 7, 2020. Mr. Segreto's retirement letter expressed similar concerns outlined by Mr. Olivier and as reported and supported in various SEC filings of SGRP. See SGRP's Current Report on Form 8-K filed with the SEC on July 21, 2020.

EXECUTIVES AND OFFICERS OF THE CORPORATION

Set forth in the table below are the names, ages and offices held by all Executives and Officers of the Corporation as of December 9, 2020.

Name	Age	Position with SPAR Group, Inc. (1) (2)

Vacant		Chief Executive Officer, President [and a Director]

Fay DeVriese	55	Chief Financial Officer

Kori G. Belzer	54	Chief Operating Officer

Gerard Marrone	57	Chief Revenue Officer

Steven J. Adolph	53	President International

(1)

Under the Corporation's Restated By-Laws and the resolutions of the Board, each of the following individuals have been designated as both an "Executive" and an "Officer" of the Corporation except as otherwise noted below. An Executive is generally an executive officer of the Corporation and part of its senior management.

(2)

Each named individual is an "at will" employee of the Company. Their nominal terms as Executives and Officers are for one year, lasting from one annual stockholders meeting to the next. However, see Potential Severance Payments upon a Change-In-Control and Termination, below.

Fay DeVriese serves as the Chief Financial Officer of SGRP and has done so since August 31, 2020. Prior to joining SGRP, she served as Chief Financial Officer at Letica Corporation and has served in financial leadership roles at DSM Engineering Plastics, Eaton Corporation, Continental Automotive Systems and Motorola. Ms. DeVriese is a certified public accountant, licensed in the State of New York. She earned a Bachelor of Business Administration degree from the State University of New York.

Kori G. Belzer serves as the Chief Operating Officer of SGRP and has done so since January 1, 2004. From 2000 through 2003, Ms. Belzer served as the Chief Operating Officer of SPAR Administrative Services, Inc. (then known as SPAR Management Services, Inc.) ("SAS"), and SPAR Business Services, Inc. (then known as SPAR Marketing Services, Inc.), each an affiliate of SGRP (see Transactions with Related Persons, Promoters and Certain Control Persons, below). From 1997 to 2000, Ms. Belzer served as Vice President Operations of SAS and as Regional Director of SAS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

Gerard (Gerry) Marrone joined SPAR Group, Inc. as SVP Sales & Marketing in January 2017 and was promoted to Chief Revenue Officer in December of the same year. As Chief Revenue Officer he oversees all revenue generation and marketing activities for the company. He is responsible for strategic growth initiatives and expansion of the domestic business. His role includes seeking and leading strategic alliances and joint ventures and he is responsible for developing capabilities and best practices within the sales and marketing function that will be shared and implemented across the organization and the international network.

Steven J. Adolph serves as the President International of SGRP and has done so since June 21, 2016. Prior to his current position, Mr. Adolph served in several executive roles including: President of Kalamazoo Outdoor Gourmet, CEO Asia/Pacific for Invacare, Vice President International for SentrySafe and Vice-President Asia/Pacific for Equal/NutraSweet. Mr. Adolph graduated Magna Cum Laude from Duke University and has an MBA with distinction from the Kellogg School of Management at Northwestern University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of SGRP's Common Stock as of March 30, 2020, by: (i) each person (or group of affiliated persons) who is known by SGRP to own beneficially more than 5% of SGRP's Common Stock; (ii) each of SGRP's directors and nominee for director; (iii) each of the Named Executive Officers in the Summary Compensation Table; and (iv) SGRP's directors and Executives as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	See Note #	Percentage
Common Shares	William H. Bartels (1)	11,361,635	(2)	53.8%
Common Shares	Christiaan M. Olivier (1)	304,390	(3)	1.4%
Common Shares	Jeffrey A. Mayer (1)	30,000	(4)	1.0%
Common Shares	Peter W. Brown (1)	213,508	(5)	*
Common Shares	James R. Segreto (1)	183,751	(6)	*
Common Shares	Fay DeVriese (1)		(10)
Common Shares	Kori G. Belzer (1)	212,995	(7)	1.0%
Common Shares	Gerard Marrone (1)	40,260	(8)	*
Common Shares	Steven J. Adolph (1)	103,750	(9)	*
Common Shares	Arthur H. Baer (1)	0		*
Common Shares	Panagiotis ("Panos") N. Lazaretos (1)	0		*
Common Shares	Igor Novgorodtsev (1)	UPDATE954,001		4.5%
Common Shares	James R. Brown Sr. (1)	42,934		*
Common Shares	Robert G. Brown 123 Sunesta Cove Drive Palm Beach Gardens, FL 33418	11,361,635	(2)	53.8%
Common Shares	All Executives and Directors	13,554,908	-	61.2%
*	Less than 1%
(1)	The address of such owners is c/o SPAR Group, Inc., 1910 Opdyke Court, Auburn Hills, MI 48326, Attn: Fay DeVriese, Chief Financial Officer.
(2)

These shares are owned beneficially by a control group consisting of Mr. William H. Bartels, Mr. Robert G. Brown, and SP/R Defined Benefit Pension Trust ("SP/R Trust") for the benefit of Mr. Robert G. Brown and his children. Mr. Bartels owns 5,254,570 of those shares or 24.9% and Mr. Robert G. Brown owns 4,997,440 of those shares and the SP/R Trust owns 1,109,625 of those shares for a total of 28.9%.

(3)	Mr. Olivier's beneficial ownership includes 293,750 shares issuable upon exercise of options. Mr. Olivier resigned from SGRP effective August 7, 2020.
(4)	Mr. Mayer's beneficial ownership includes 30,000 shares issuable upon exercise of options.
(5)	Mr. Peter Brown's beneficial ownership includes 80,000 shares issuable upon exercise of options.
(6)	Mr. Segreto's beneficial ownership includes 183,750 shares issuable upon exercise of options. Mr. Segreto retired from SGRP effective August 7, 2020.
(7)	Ms. Belzer's beneficial ownership includes 200,000 shares issuable upon exercise of options.
(8)	Mr. Marrone's beneficial ownership includes 40,000 shares issuable upon exercise of options.
(9)	Mr. Adolph's beneficial ownership includes 103,750 shares issuable upon exercise of options.
(10)	Ms. DeVriese beneficial ownership consists of an option agreement to purchase 200,000 SGRP shares, exercisable at fair market value (as of August 31, 2020) and vesting at 25% per year.

Transactions with Related Persons, Promoters and Certain Control Persons

SGRP's policy respecting approval of transactions with related persons, promoters and control persons is contained in the SPAR Group Code of Ethical Conduct for its Directors, Executives, Officers, Employees, Consultants and other Representatives Amended and Restated (as of) March 15, 2018 (the "Ethics Code"). The Ethics Code is intended to promote and reward honest, ethical, respectful and professional conduct by each director, executive, officer, employee, consultant and other representative of any of SGRP and its subsidiaries (together with SGRP, the "Company") and each other Covered Person (as defined in the Ethics Code) in his or her position with the Company anywhere in the world, including (among other things) serving each customer, dealing with each vendor and treating each other with integrity and respect, and behaving honestly, ethically and professionally with each customer, each vendor, each other and the Company. Article II of the Ethics Code specifically prohibits various forms of self-dealing (including dealing with relatives) and collusion and Article V of the Ethics Code generally prohibits each "Covered Person" (including SGRP's officers and directors) from using or disclosing the Confidential Information of the Company or any of its customers or vendors, seeking or accepting anything of value from any competitor, customer, vendor, or other person relating to doing business with the Company, or engaging in any business activity that conflicts with his or her duties to the Company, and directs each "Covered Person" to avoid any activity or interest that is inconsistent with the best interests of the SPAR Group, in each case except for any "Approved Activity" (as such terms are defined in the Ethics Code). Examples of violations include (among other things) having any ownership interest in, acting as a director or officer of or otherwise personally benefiting from business with any competitor, customer or vendor of the Company other than pursuant to any Approved Activity. Approved Activities include (among other things) any contract with an affiliated person (each an "Approved Affiliate Contract") or anything else disclosed to and approved by SGRP's Board of Directors (the "Board"), its Governance Committee or its Audit Committee, as the case may be, as well as the ownership, board, executive and other positions held in and services and other contributions to affiliates of SGRP and its subsidiaries by certain directors, officers or employees of SGRP, any of its subsidiaries or any of their respective family members. The Company's senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including those related to the oversight and approval of conflicting relationships and transactions, subject to the review and oversight of SGRP's Governance Committee as provided in clause IV.11 of the Governance Committee's Charter, and SGRP's Audit Committee as provided in clause I.2(l) of the Audit Committee's Charter. The Governance Committee and Audit Committee each consist solely of independent outside directors (see Domestic Related Party Services, International Related Party Services, SBS Bankruptcy, Settlement and March 2020 Claim, Summary of Certain Related Party Transactions, Infotech Litigation and Settlement, Affinity Insurance, and Other Related Party Transactions and Arrangements, below).

SGRP's Audit Committee has the specific duty and responsibility to review and approve the overall fairness to the Company and terms of all material related-party transactions. The Audit Committee receives affiliate contracts and amendments thereto for its review and approval (to the extent approval is given), and these contracts are periodically (often annually) again reviewed, in accordance with the Audit Committee Charter, the Ethics Code, the rules of the Nasdaq Stock Market LLC ("Nasdaq"), and other applicable law to ensure that the overall economic and other terms will be (or continue to be) no less favorable to the Company than would be the case in an arms-length contract with an unrelated provider of similar services (i.e., its overall fairness to the Company, including pricing, payments to related parties, and the ability to provide services at comparable performance levels). The Audit Committee periodically reviews all related party relationships and transactions described below.

Domestic Related Party Services:

SPAR Business Services, Inc. ("SBS"), SPAR Administrative Services, Inc. ("SAS"), and SPAR InfoTech, Inc. ("Infotech"), have provided services from time to time to the Company and are related parties and affiliates of SGRP, but are not under the control or part of the consolidated Company. SBS is an affiliate because it is owned by SBS LLC which in turn is beneficially owned by Robert G. Brown. SAS is an affiliate because it is owned by William H. Bartels and certain relatives of Robert G. Brown or entities controlled by them (each of whom are considered affiliates of the Company for related party purposes).  Infotech is an affiliate because it is owned principally by Robert G. Brown.  Mr. Robert G. Brown and Mr. Bartels (the "Majority Stockholders") (see below), are members of a 13D control group and founders of SGRP, Mr. Robert G. Brown was Chairman and an officer and director of SGRP through May 3, 2018 (when he retired), and became a director again on April 24, 2020, pursuant to the written consents of the Brown Group and Mr. Bartels. Mr. Robert G. Brown became Chairman of SGRP's Strategic Committee and a member of SGRP's Technology Committee when such committees were formed on July 17, 2020. Mr. Robert G. Brown resigned as Chairman and a member of SGRP's Strategic Committee effective September 1, 2020. Mr. Bartels was and continues to be a director of SGRP, but retired as Vice Chairman on July 17, 2020, and as an employee of SGRP as of January 1, 2020 (see Bartels' Retirement and Director Compensation, below).  Mr. Robert G. Brown and Mr. Bartels also have been and are stockholders, directors and executive officers of various other affiliates of SGRP. See SBS Bankruptcy, Settlement and March 2020 Claim, Infotech Litigation and Settlement and Affinity Insurance and Related Reimbursement Dispute, below, and Note 8 to the Company's Consolidated Financial Statements - Commitments and Contingencies – Legal Matters, in SGRP's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2020 (the "2020 Q3 report").

The Company executes its domestic field services through the services of field merchandising, auditing, assembly and other field personnel (each a "Field Specialist"), substantially all of whom are provided to the Company and engaged by independent third parties and located, scheduled, deployed and administered domestically through the services of local, regional, district and other personnel (each a "Field Administrator"), and substantially all of the Field Administrators are in turn are employed by other independent third parties.

Due to (among other things) the adverse determination in 2016 in the Clothier case (as defined below) that SBS had misclassified its employees as independent contractors and the ongoing proceedings against SBS (which could have had a material adverse effect on SBS's ability to provide future services needed by the Company), SBS' continued higher charges and expense reimbursement disputes, and the Company's identification of an experienced independent third party company (the "Independent Field Vendor") who would provide comparable services on substantially better terms, the Company terminated the services of SBS effective July 27, 2018, and the Company has engaged that Independent Field Vendor to replace those field services previously provided by SBS (other than in California).  The Company similarly terminated SAS and has engaged another independent third party company to replace those administrative services formerly provided by SAS, effective August 1, 2018 (the "Independent Field Administrator").

On May 7, 2018, the Company gave a termination notice to SAS specifying July 31, 2018, as the end of the Service Term under (and as defined in) SAS Agreement signed in 2016.  The Company has reached a non-exclusive agreement with an independent third party vendor to provide substantially all of the domestic Independent Field Administrators used by the Company.

Although SAS has not provided or been authorized to perform any services to the Company after their terminations described above effective on or before July 31, 2018. While SAS has apparently continued to operate for its own benefit and/or the winding down of its operations, the Company has determined that it is not obligated to reimburse any post-termination expense.  However, in the spirit of settlement, the Company had offered to reimburse SAS $237,500 for claimed transition expenses to be offset by $226,000 owed by SAS to the Company, for a net payment to SAS of $11,500. SAS has not accepted the Company's offer.

The Company expects that SBS and SAS may use every available means to attempt to collect reimbursement from the Company for the foreseeable future for all of their post-termination expense, including repeated litigation. See Infotech Litigation and Settlement below, and Note 8 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters in the 2020 Q3 report, and SBS Bankruptcy, Settlement and March 2020 Claim, below.

Any claim by Robert G. Brown, William H. Bartels, SBS, SAS, any other related party or any third party that the Company is somehow liable for any judgment or similar amount imposed against SBS or SAS or any other related party, any judicial determination that the Company is somehow liable for any judgment or similar amount imposed against SBS or SAS or any other related party, or any increase in the Company's use of employees (rather than the services of independent contractors provided by third parties) to perform Field Specialist services domestically, in each case in whole or in part, could have a material adverse effect on the Company or its performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, legal costs liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results or condition), whether actual or as planned, intended, anticipated, estimated or otherwise expected. See SBS Bankruptcy, Settlement and March 2020 Claim, Infotech Litigation and Settlement and Affinity Insurance and Related Reimbursement Dispute, below, and Note 8 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters, in the 2020 Q3 report.

Current material and potentially material legal proceedings impacting the Company are described in Note 8 to the Company's Consolidated Financial Statements - Commitments and Contingencies - Legal Matters, in the 2020 Q3 report.  These descriptions are based on an independent review by the Company and do not reflect the views of SBS, its management or its counsel.  Furthermore, even though SBS was solely responsible for its operations, methods and legal compliance, in connection with any proceedings against SBS, SBS continues to claim that the Company is somehow liable to reimburse SBS for its expenses in those proceedings. The Company does not believe there is any basis for such claims and would defend them vigorously.

Infotech sued the Company in New York seeking reimbursement for approximately $190,000 respecting alleged lost tax benefits and other expenses it claims to have incurred in connection with SGRP's acquisition of its Brazilian subsidiary and previously denied on multiple occasions by both management and SGRP's Audit Committee, whose approval was required because Infotech is a related party. Infotech also threatened to sue the Company in Romania for approximately $900,000 for programming services allegedly owed to the Company's former Romanian subsidiary (sold at book value to Infotech in 2013) and not provided to Infotech, for which the Company vigorously denies liability. The Company and Infotech settled this matter. See Infotech Litigation and Settlement below, and Note 8 to the Company's Consolidated Financial Statements - Commitments and Contingencies - Legal Matters, in the 2020 Q3 report.

Peter W. Brown was appointed as a Director on the Board as of May 3, 2018, replacing Mr. Robert G. Brown upon his retirement from the Board and Company at that date.  He has recently been deemed independent by the Board except for with respect to related party matters and for matters concerning SPAR Brasil Servicos de Merchandising e Tecnologia S.A., a Brazilian corporation and SGRP subsidiary ("SPAR BSMT").  See Re-determining Independence of Peter W. Brown, below. Peter Brown is an affiliate and related party respecting SGRP and was proposed by Mr. Robert G. Brown to represent the Brown family interests.  He worked for and is a stockholder of SAS (see above) and certain of its affiliates, he is the nephew of Mr. Robert G. Brown, he is a director of SPAR BSMT and owns Earth Investments LLC, ("EILLC"), which owns 10% interest in the SGRP's Brazilian subsidiary. Mr. Robert G. Brown is a significant stockholder of SGRP, and member of a 13D control group, SGRP's former Chairman and director and became a director again on April 24, 2020, pursuant to the written consents of the Brown Group and Mr. Bartels.

National Merchandising Services, LLC ("NMS"), is a consolidated domestic subsidiary of the Company and is owned jointly by SGRP through its indirect ownership of 51% of the NMS membership interests and by National Merchandising of America, Inc. ("NMA"), through its ownership of the other 49% of the NMS membership interests. Mr. Edward Burdekin is the Chief Executive Officer and President and a director of NMS and also is an executive officer and director of NMA. Ms. Andrea Burdekin, Mr. Burdekin's wife, is the sole stockholder and a director of NMA and a director of NMS. NMA is an affiliate of the Company but is not under the control of or consolidated with the Company. Mr. Burdekin also owns 100% of National Store Retail Services ("NSRS"). Since September 2018, NSRS provided substantially all of the domestic merchandising specialist field force used by NMS. For those services, NMS agrees to reimburse NSRS the total costs for providing those services and to pay NSRS a premium equal to 1.0% of its total cost.

Also, NMS leases office and operational space that is owned personally by Mr. Burdekin. The lease expense is $2,000 a month. While there is no formal signed agreement, there is no expected change to the arrangement.

On August 10, 2019, NMS, to protect continuity of its Field Specialist nationwide, petitioned for bankruptcy protection under chapter 11 of the United States Bankruptcy Code in the U.S. District for Nevada (the "NMS Chapter 11 Case"), and as a result, the claims of NMS' creditors must now generally be pursued in the NMS Chapter 11 Case.  On August 11, 2019, NSRS and Mr. Burdekin also filed for reorganization in the NMS Chapter 11 Case NMS is part of the consolidated Company.  Currently the Company believes that the NMS Chapter 11 Case is not likely to have a material adverse effect on the Company, and the Company's ownership of and involvement in NMS is not likely to change as a result of the NMS Chapter 11 Case or any resulting NMS reorganization.

Resource Plus of North Florida, Inc. "Resource Plus", is a consolidated domestic subsidiary of the Company and is owned jointly by SGRP through its indirect ownership of 51% of the Resource Plus membership interests and by Mr. Richard Justus through his ownership of the other 49% of the Resource Plus membership interests. Mr. Justus has a 50% ownership interest in RJ Holdings which owns the buildings where Resource Plus is headquartered and operates. Both buildings are subleased to Resource Plus.

SBS Bankruptcy, Settlement and March 2020 Claim

On November 23, 2018, SBS petitioned for bankruptcy protection under chapter 11 of the United States Bankruptcy Code in the U.S. District for Nevada (the "SBS Chapter 11 Case").  On March 18, 2019, the Company filed claims in the SBS Chapter 11 Case seeking reimbursement for $378,838 for SMF's funding of the Affinity Security Deposits and $12,963 for SMF's funding of the field payment checks that would have otherwise bounced, and $1,839,459 for indemnification of SGRP for its settlement (see below) of the Clothier class action case in California ("Clothier") and legal costs and an unspecified amount for indemnification of SGRP for the Hogan action (see below) and other to be discovered indemnified claims.

On August 6, 2019, SGRP, and its subsidiaries SPAR Marketing Force, Inc. ("SMF"), a Nevada corporation, and SPAR Assembly & Installation, Inc., f/k/a SPAR National Assembly Services, Inc., a Nevada corporation, submitted to the U.S. District Court in Nevada (the "Bankruptcy Court") their Compromise and Settlement Agreement, dated July 26, 2019 (the "Settlement Agreement"), with SBS, a Nevada corporation formerly known as SPAR Marketing Services, Inc., debtor and debtor-in-possession, and SBS, LLC, a Nevada limited liability company.  The Settlement Agreement was submitted in the SBS Chapter 11 Case.  Pursuant to the Settlement Agreement, the Company settled its claims for (among other things) indemnification from SBS in Clothier and the Rodgers class action case in Texas ("Rodgers").

On August 6, 2019, the Bankruptcy Court approved the Settlement Agreement and the SBS reorganization pursuant to SBS' First Amended Chapter 11 Plan of Reorganization, as amended by the Settlement Agreement (the "Plan of Reorganization").  Pursuant to its Plan of Reorganization, SBS also settled its potential liability in the Clothier and Rodgers cases, but the Company believes that Robert G. Brown and William H. Bartels were not released from Clothier, any related case or Rodgers.  See Note 8 to the Company's Consolidated Financial Statements in the Commitments and Contingencies -- Legal Proceedings -- SBS Bankruptcy, Settlement and March 2020 Claim, SBS Clothier Litigations, and SBS Rodgers Litigation, in the 2020 Q3 report.  In the Settlement Agreement, except for the carve out described in the next paragraph, SBS completely released the Company from all obligations that may be owed to SBS.

On August 6, 2019, with the support of (among others) the Clothier and Rodgers plaintiffs and the Company, the Court approved the SBS Settlement Agreement and the SBS Reorganization pursuant to the SBS Plan (as defined in the SBS Settlement Release). The SBS Settlement Agreement provides for a mutual release of claims (including the SBS Claims and the SGRP Claims, as defined therein), except for the following:

(i)       the Company’s $2.2 million in claims were settled for $174,097 payable by SBS over 24 monthly installments of $7,254 per month starting January 1, 2020, and without any interest (collectively, the "Discounted Claim Payments"), as such terms are defined in the SBS Settlement Agreement and the Company accrued $174,097 for the Discounted Claim Payments; and

(ii)       SMF will pay to SBS the Proven Unpaid A/R (as defined in the SBS Settlement Agreement) upon its determination (as described below).

In the SBS Settlement Agreement, the parties agreed to have a third party financial and accounting services firm, independently determine the Proven Unpaid A/R based on parameters set forth in the SBS Settlement Agreement.  In the SBS Settlement Agreement, the parties will accept the determination of the third party financial and accounting services firm as final and binding, and all other claims and amounts are released. The third party financial and accounting services firm has determined that the Company had paid all amounts due to SBS and that the Proven Unpaid A/R equals zero.

The Company recorded the total settlement amount of $174,097 as of December 31, 2019, respecting the potential Discounted Claim Payments.  This settlement amount is payable in 24 equal monthly payments of $7,254 starting January 1, 2020.  Through September 1, 2020, SBS is in default of making the first eight payments totaling $58,032 and formal default notices have been sent to SBS. SBS has responded and claimed an offset respecting its undocumented and unproven claims. As of September 30, 2020, the total settlement of $174,097 has been reserved by the Company, but such reservation does not release or affect SBS' obligations to make those payments to the Company.

On March 6, 2020, Robert G. Brown on behalf of SBS sent an email communication to Arthur B. Drogue, to which he copied Arthur H. Baer, demanding payment of $1,707,374 to SBS from SMF SGRP pursuant to (among other things) the SBS Settlement Agreement (the "March 2020 Claim").  The Company has reviewed the March 2020 Claim in detail (although Brown has provided no backup or proof) and the Company strongly disagrees that any such amount is owed.  The Company believes that the robust and comprehensive mutual releases and other provisions in the SBS Settlement Agreement provide valuable relief from such claims and potential future claims and litigation by SBS respecting the Company's past involvement with SBS, including the March 2020 Claim.  However, Robert G. Brown, president, director and indirect owner of SBS, since and notwithstanding the Court's approval of the SBS Settlement Agreement, has continued to make unproven and undocumented claims that amounts that were fully released pursuant to the SBS Settlement Agreement and approved by the bankruptcy court are nevertheless due to SBS from the Company, and the Company strongly disagrees.  The Company is prepared to take action in Nevada Bankruptcy Court by reopening the SBS bankruptcy case and petitioning official settlement of this matter.  Since all such claims have been completely released by SBS (with Mr. Robert G. Brown's approval), the Company owes nothing and has not accrued anything respecting Mr. Robert G. Brown's renewed claims.  Mr. Robert G. Brown is significant stockholder of SGRP, and member of a 13D control group, SGRP's former Chairman and director of SGRP, became a director again on April 24, 2020, pursuant to the written consents of the Brown Group and Mr. Bartels. Mr. Brown became Chairman of SGRP's Strategic Committee and a member of SGRP's Technology Committee when such committees were formed on July 17, 2020. Mr. Robert G. Brown resigned as Chairman and a member of SGRP's Strategic Committee effective September 1, 2020.

At SGRP's March 2020 Board meeting, Mr. Bartels was requested by an independent director to compile a list of unproven and undocumented claims that he and Mr. Brown believe are owed by the Company. On March 17, 2020, that list was given to the Audit Committee Chairman and included additional claims, net of an anticipated reduction, totaling approximately $1.3 million, bringing their total claims to approximately $3 million.  The Company has completely rejected these claims, and believes it was released from all such claims by SBS in the SBS bankruptcy reorganization.

The March 2020 Claim includes estimates for the individual legal defenses of Robert G. Brown and William H. Bartels in the private attorney general action in California ("PAGA") and Texas ("Rodgers") in cases that do not involve and never included the Company and for which the Company believes it has no liability. The March 2020 Claim also includes defense expenses for the SBS Clothier case, which expenses SBS settled for a highly discounted amount in its bankruptcy reorganization but now wants the Company to pay in full. SBS in its bankruptcy reorganization settled its potential liability in the Rodgers and Clothier cases and SBS has, and since July 2019 had, no more defense expenses in those cases. Subsidiaries of SGRP were at one time in the Clothier case but were dismissed without prejudice leaving SGRP subject to potential liability. Accordingly, SGRP settled the Clothier case separately. SGRP was never named in the Rodgers case. However, the alleged continued willful misclassification by SBS of its independent contractors after the Clothier misclassification determination is a claimed basis for the PAGA lawsuit against Brown and Bartels. In the 2020 Q3 report, see Note 8 to the Company's Consolidated Financial Statements in the Commitments and Contingencies -- Legal Proceedings -- SBS Field Specialist Litigation, SBS Clothier Litigation, and SGRP Hogan Litigation. Mr. Bartels' list also includes payments of $500,000 per year to Robert G. Brown for extended retirement and advisory fees, although the Company has never proposed, committed or agreed to them and on several occasions specifically rejected Mr. Brown's proposals in various forms for them.

Infotech Litigation and Settlement

On September 19, 2018, SGRP was served with a Summons and Complaint by SPAR InfoTech, Inc. ("Infotech"), an affiliate of SGRP that is owned principally by Mr. Robert G. Brown (one of the Majority Stockholders) as plaintiff commencing a case against SGRP (the "Infotech Action"). The Infotech Action sought payment from SGRP of approximately $190,000 for alleged lost tax benefits and other expenses that it claims to have incurred in connection with SGRP's acquisition of its Brazilian subsidiary and that were previously denied on multiple occasions by both management and SGRP's Audit Committee (whose approval was required because Infotech is a related party).

In 2016, SGRP acquired SPAR Brasil Serviços de Merchandising e Tecnologia S.A. ("SPAR BSMT"), its Brazilian subsidiary, with the assistance of Mr. Robert G. Brown (while he was still Chairman and an officer and director of SGRP) and his nephew, Peter W. Brown, who became an indirect 10% owner of SPAR BSMT, and later became a director of SGRP on May 3, 2018. Mr. Robert G. Brown used his private company, Infotech and undisclosed foreign companies to structure the acquisition for SGRP.

Mr. Robert G. Brown incurred his alleged expenses associated with the transaction through Infotech, including salary allocations for unauthorized personnel and claims for his "lost tax breaks".  Mr. Robert G. Brown submitted his unauthorized, unproven and undocumented "expenses" to SGRP, and SGRP's Audit Committee allowed approximately $50,000 of them (which was paid) and disallowed approximately $150,000 of them.  His claim increased to over $190,000 in the Infotech Action.  The Company vigorously denied owing any of those amounts.

In 2018, Infotech also threatened to sue the Company in Romania for approximately $900,000 for programming services allegedly owed to the Company's former Romanian subsidiary (sold at book value to Infotech in 2013) and not provided to Infotech (the "Romanian Claim"). Infotech gave a draft complaint to the Company in 2018. The Company also vigorously denied owing any of those obligations or amounts.

In order to avoid the expenses of protracted litigation, SGRP's Management and the Audit Committee agreed that it would be in the best interest of all stockholders to reach a reasonable settlement of both the Infotech Action and the Romanian Claim for installment payments in reasonable amounts and mutual releases of all other related claims.  Management had offered $225,000 to settle both, but at the urging of the Board and assurances of several Board members that it would help them persuade Mr. Robert G. Brown to settle, management agreed to increase the settlement offer to a total of $275,000.  After extensive negotiation between the Company and Infotech, Mr. Robert G. Brown accepted the $275,000 offer and the parties entered into the Confidential Settlement Agreement and Mutual Release on October 8, 2019 (the "Infotech Settlement Agreement"), which was approved and ordered by the Court on October 30, 2019, and the Infotech Action was discontinued (dismissed) with prejudice.

The Infotech Settlement Agreement required the Company to make payments totaling $275,000 in four installments: (i) $75,000 following Court approval (which Payment has already been made); (ii) $75,000 within 30 days following discontinuance of the Infotech Action (which was discontinued on October 30, 2019); (iii) $75,000 within 60 days following discontinuance of the Infotech Action; and (iv) $50,000 within 90 days following discontinuance of the Infotech Action. The Infotech Settlement was paid in accordance with the agreement and was therefore paid in full effective January 2020.

The Company believes that the robust and comprehensive mutual releases in the Infotech Settlement Agreement provide valuable relief from potential future claims and litigation by Infotech respecting the Company's past involvement with Infotech in the Brazilian and Romanian transactions.

International Related Party Services:

SGRP Meridian (Pty), Ltd. ("Meridian") is a consolidated international subsidiary of the Company and is owned 51% by SGRP, 23% by Friedshelf 401 Proprietary Limited and 26% by Lindicom Empowerment Holdings Proprietary Limited. Mr. Garry Bristow, who is an executive at SGRP Meridian and a Director of CMR Meridian, is one of the beneficial owners of both Merhold Cape Property Trust ("MCPT") and Merhold Holding Trust ("MHT"). Mr. Adrian Wingfield, who is a Director of CMR Meridian, is one of the beneficial owners of MHT. MHT owns the building where Meridian is headquartered and also owns 32 vehicles which are leased to Meridian. MCPT provides a fleet of 173 vehicles to Meridian under a month by month contract.  Meridian has recently made the decision to end the fleet program with MCPT and award the fleet program to Fleet Africa.

 SPAR Todopromo is a consolidated international subsidiary of the Company and is owned 51% by SGRP and 49% by the following individuals: Mr. Juan F. Medina Domenzain, Juan Medina Staines, Julia Cesar Hernandez Vanegas, and Jorge Medina Staines. Mr. Juan F. Medina Domenzain is an officer and director of SPAR Todopromo and is also majority shareholder (90%) of CONAPAD ("CON") which has supplied administrative and operational consulting support to SPAR Todopromo since 2016.

Mr. Juan F. Medina Domenzain ("JFMD"), partner in SPAR Todopromo, leased a warehouse to SPAR Todopromo. The lease expires on December 31, 2020.

SPAR Brasil Serviços de Merchandising e Tecnologia S.A., a Brazilian corporation ("SPAR BSMT" is owned 51% by the Company, 39% by JK Consultoria Empresarial Ltda.-ME, a Brazilian limitada ("JKC"), and 10% by Earth Investments, LLC, a Nevada limited liability company ("EILLC").

JKC is owned by Mr. Jonathan Dagues Martins, a Brazilian citizen and resident ("JDM") and his sister, Ms. Karla Dagues Martins, a Brazilian citizen and resident. JDM is the Chief Executive Officer and President of each SPAR Brazil company pursuant to a Management Agreement between JDM and SPAR BSMT dated September 13, 2016. JDM also is a director of SPAR BSMT. Accordingly, JKC and JDM are each a related party respecting the Company. EILLC is owned by Mr. Peter W. Brown, a citizen and resident of the USA ("PWB") and a director of SPAR BSMT and SGRP and nephew of Robert G. Brown.  See Re-determining Independence of Peter W. Brown, below. Mr. Robert G. Brown is significant stockholder of SGRP, and member of a 13D control group, SGRP's former Chairman and director of SGRP,  and became a director again on April 24, 2020, pursuant to the written consents of the Brown Group and Mr. Bartels. Accordingly, PWB and EILLC are each a related party respecting the Company.

SPAR BSMT has contracted with Ms. Karla Dagues Martins, a Brazilian citizen and resident and JDM's sister and a part owner of SPAR BSMT, to handle the labor litigation cases for SPAR BSMT and its subsidiaries.  These legal services are being provided to them by Ms. Martins' company, Karla Martins Sociedade de Advogados ("KMSA"). Accordingly, Mr. Jonathan Dagues Martins and Ms. Karla Dagues Martins are each an affiliate and a related party respecting the Company.

Summary of Certain Related Party Transactions:

The following costs of affiliates were charged to the Company (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Services provided by affiliates:
National Store Retail Services (NSRS)	1,532	4,088	3,924	4,473
Office lease expenses (Mr. Burdekin)	6	6	18	18
Office lease expenses (RJ Holdings)	174	162	524	361
Office and vehicle lease expenses (MPT)	13	16	40	48
Vehicle rental expenses (MCPT)	267	294	847	881
Office and vehicle rental expenses (MHT)	65	73	196	205
Consulting and administrative services (CON)	8	29	31	103
Legal Services (KMSA)	20	21	77	64
Warehousing rental (JFMD)	12	13	37	37
Consulting and administrative fees (SPARFACTS)	43	-	115	-

Total services provided by affiliates	$2,140	$4,702	$5,809	$6,190

Due to affiliates consists of the following (in thousands):	September 30,	December 31,
	2020	2019
Loans from local investors:(1)
Australia	$609	$467
Mexico	623	623
Brazil	139	139
China	1,430	2,271
South Africa	408	635
Resource Plus	266	531
Total due to affiliates	$3,475	$4,666

(1)	Represent loans from the local investors into the Company's subsidiaries (representing their proportionate share of working capital loans). The loans have no payment terms and are due on demand and as such have been classified as current liabilities in the Company's consolidated financial statements.

 Affinity Insurance and Related Reimbursement Dispute:

SMF, a wholly-owned subsidiary of SGRP that provides merchandising and marketing service to its clients throughout the United States through (among other things) services provided by others, is owed $675,000 for security deposit advances and $226,000 for quarterly premium advances made by SMF (as described below) to SAS.  Prior to the termination of the services provided by SAS and SBS (effective at the end of July 2018), SMF engaged SAS as an independent contractor to provide the services of Field Administrators to domestically schedule, deploy and administer the independent Field Specialists provided by SBS as an independent contractor under a similar engagement. See Domestic Related Party Service, above, and Related Party Transactions-- Domestic Related Party Service in Note 5 to the Company's Consolidated Financial Statements (unaudited) in the Company's 2020 Q3 report.

Affinity Insurance Company, Ltd. ("Affinity") is a captive insurance company that provides insurance and reinsurance products to its shareholders and their affiliates in exchange for payment of premium installments, posting of security collateral and other requirements, and subject to adjustments and assessments.  SAS is, and has been, a shareholder and member of Affinity and has been since approximately 2000.  SMF became a direct shareholder and member of Affinity in March 2018 in order to directly procure insurance for the domestic employees of the Company.

The business services SAS provided to, or on behalf of, SMF included insurance coverages for SMF and other SGRP employees domestically prior to March 2018, for SAS' Field Administrators and other employees through the termination by SMF of SAS' services effective on or about July 31, 2018, and for the Field Specialists provided by SBS to SMF through the termination by SMF of SBS’ services effective on or about July 31, 2018, all in connection with services provided by SMF to its clients.  In connection with the business services provided by SAS, and based on informal arrangements between the parties, the Affinity insurance premiums for such coverage were ultimately charged (through SAS) for their fair share of the costs of that insurance to SMF, SAS (which then charges the Company) and SBS. The Company also advanced money to SAS to prepay Affinity insurance premiums.

SAS has received and may shortly be receiving returns of those security deposit advances and quarterly premium advances from Affinity totaling approximately $921,000.  SMF has demanded repayment of its advances to SAS from these recent refunds received from Affinity, but SAS has refused and appears to have distributed the moneys to other SAS related parties. SAS has recently stated it has no funds available to remit to SMF even though they have repeatedly acknowledged SAS owes these advances to SMF and in fact, it has been documented that these liabilities were properly reported in SAS' financial statements.

On July 8, 2020 the Company issued a demand notice to SAS for the return of $901,000 (the $675,000 security advances and the $226,000 premium advances) but to-date SAS has refused to comply with this demand.

The Company has prepared the draft of a complaint to be filed in the Supreme Court of the State of New York in Westchester County, NY, seeking appropriate relief and recovery from SAS and other related parties, which it prepared with the support of SGRP's Audit Committee (which has certain oversight responsibilities respecting related party matters).  However, because of the pending changes in the SGRP's CEO and CFO positions, the Audit Committee recommended that management delay filing the complaint until it can be reviewed and pursued by SGRP's new CEO and CFO (upon their selection and appointment) if and as they determine appropriate, and it has been delayed.

Prior to the termination of the services provided by SAS and SBS (effective at the end of July 2018), SMF engaged SAS as an independent contractor to provide the services of Field Administrators to domestically schedule, deploy and administer the independent Field Specialists provided by SBS as an independent contractor under a similar engagement. SAS and SBS are affiliates of SGRP but are not in any way owned by, under the control of or consolidated with SGRP. SAS is owned beneficially by William H. Bartels, Peter W Brown, relatives of Robert G. Brown. SBS is currently owned beneficially by Robert G. Brown. Bartels, Brown and Brown are directors of SGRP. Robert G. Brown, William H. Bartels and related parties own a majority of the outstanding shares of SGRP's common stock. See Related Party Transactions-- Domestic Related Party Service in Note 5 to the Company's Consolidated Financial Statements (unaudited) in the 2020 Q3 report. See also Risk Factors in Item IA of the 2019 Annual Report.

At the time SMF terminated SAS's services; the security deposit that SAS provided to Affinity to procure insurance coverage on behalf of SMF was approximately $965,000. SMF financed approximately $675,000 of that security deposit by SMF advancing approximately $296,000 directly to SAS and SMF advanced the remainder, approximately $379,000, to SAS through SBS.

To date, Affinity has reduced the security deposit by $489,000, from $965,000 to $476,000.  Of the total reduction of $489,000, Affinity refunded $177,000 in cash to SAS and Affinity deducted the $312,000 balance from the security deposit to settle SAS premiums and other related fees due (but not paid by SAS) to Affinity, including approximately $102,000 for SAS expenses due and payable to Affinity incurred by SAS after SMF terminated the SAS Agreement and approximately $210,000 that SAS incurred as additional premium assessments by Affinity.  As these security deposit deductions were not related to SMF services or expenses, SAS is required to repay SMF the full amount of said $489,000 deduction from the security deposit.

In a related matter, SMF also advanced monies to SAS to fund the payments that SAS was obligated to pay to Affinity for quarterly premium installments. SMF advanced and SAS accrued a liability of approximately $226,000 for monies advanced by SMF to SAS for such quarterly premium installments. Affinity is obligated to refund any excess premiums and in fact in May of 2020, Affinity refunded $94,414 of those premium payments to SAS.

SAS owes repayment of the full $226,000 for those premium payments regardless of how much Affinity may return. On July 8, 2020, SMF demanded that SAS repay the $226,000 advance for quarterly premiums to SMF. Part of this payment should come from the $94,414 premium refund. SAS refused and failed to remit any of the monies it owed to SMF.

In response to SMF's repayment demands, on behalf of SAS, William H. Bartels and Peter W. Brown alleged that SAS did not have the funds because SMF did not make all insurance payments to SAS required under the Service Agreement notwithstanding the fact that SMF had, in addition to making insurance payments, had also advanced to SAS an additional $226,000 to SAS for the purpose of paying the advanced insurance premiums due Affinity. SMF replied that it did not understand how SAS would be short in cash as it was proven by a review by an independent third-party public Accounting Firm (as noted below) that SAS was paid in full for all incurred insurance cost prior to SMF's termination of the Service agreement in July 2018, including the SMF advance of $226,000.

With the agreement of SAS, SMF caused a review to be performed by an independent third-party public Accounting Firm, to verify that all insurance related payments due by SMF to SAS were properly and timely paid to SAS prior of the termination of services in July 2018. The audit revealed that SMF had in fact paid all funds due SAS for services provided, including all insurance related expenses. The third-party review also confirmed that it became aware of several SAS related party fund transfers and withdrawals during the review period that may be the cause of the depletion of funds in the SAS bank accounts and their inability to repay the advances made by SMF to SAS for insurance premiums.

As noted above, SMF learned that Affinity had been refunding cash amounts to SAS because of reduced obligations to Affinity as it appears that SAS has significantly reduced its insurance requirements, and that Affinity had been making set offs from the security deposit when SAS did not pay required premiums and other amounts.

In November 2017, SMF began negotiations with SBS and SAS (respectively represented by Robert G. Brown and William H. Bartels, who together are the Majority Stockholders) for reimbursement and security agreements to document and secure those security deposit advances and repayment obligations. In March of 2018, SMF proposed a joint reimbursement and security agreement with SAS and SBS since the advances to them were comingled in the Affinity security deposit. Mr. Brown said that SBS would not sign any joint agreement with SAS. At the request of the Audit Committee separate agreements were prepared and submitted.

In July 2018, SAS proposed a fundamentally revised agreement containing no collateral enforcement provisions. At the same time SAS gave a reimbursement and security agreement containing the requisite collateral enforcement provisions to SR Services, Inc. ("SRS"), another affiliate of SAS and SBS controlled by Robert G. Brown (although the SRS agreement was not disclosed to SMF until a year later). SRS was owed approximately $180,000 by SAS for Affinity security advances.

The Company recorded a reserve for the full $901,000 in such receivables in 2018 but has not and will not release SAS' obligations to repay those amounts.

As previously reported, SAS is claiming alleged ongoing post-termination expenses, but SMF believes that no post-termination expenses are required to be paid to SAS for its expenses following the termination of SAS' services two years ago in July 2018. See Related Party Transactions-- Domestic Related Party Service in Note 5 to the Company's Consolidated Financial Statements (unaudited) in the 2020 Q3 report.

For the Company's other litigation and disputes with SAS, SBS and the Majority Stockholders, please see SBS Bankruptcy, Settlement and March 2020 Claim, and Infotech Litigation and Settlement, above, SGRP's Current Report on Form 8-K filed with the SEC on July 31, 2020 and Related Party Transactions-- Domestic Related Party Services, SBS Bankruptcy, and Settlement and March 2020 Claim Infotech Litigation and Settlement, and Affinity Insurance in Note 5 to the Company's Consolidated Financial Statements (unaudited) in the 2020 Q3 report and Commitments and Contingencies -- Legal Matters -- RELATED PARTIES AND RELATED PARTY LITIGATION, Delaware Litigation Settlement Advancement Claims SBS Bankruptcy, Settlement and March 2020 Claim Infotech Litigation and Settlement SBS Field Specialist Litigation, SBS Clothier Litigation, SBS and SGRP Hogan Litigation, and SBS Rodgers Litigation in Note 8 to the Company's Consolidated Financial Statements (unaudited) in the 2020 Q3 report. Each such Note in such Current Report is hereby incorporated by reference herein.

Bartels' Retirement and Director Compensation

William H. Bartels retired as an employee of the Company as of January 1, 2020, and as Vice Chairman on July 17, 2020. However, he will continue to serve as a member of SGRP's Board of Directors (the "Board"), positions he has held since July 8, 1999.

Effective as of January 18, 2020, SGRP's Governance Committee proposed and unanimously approved the following benefits for the five year period commencing January 1, 2020, and ending December 31, 2024 (the "Five Year Period"), for Mr. Bartels in connection with his retirement: (a) retirement payments of $100,000 per year ("Retirement Compensation"); (b) the then applicable regular non-employee director fees ("Regular Fees"), currently $55,000 per year, and a supplemental Board fee of $50,000 per year ("Supplemental Fees"); and (c) the same medical, dental, eye and life insurance benefits he received as of December 31, 2019, under an arrangement whereby Mr. Bartels shared part of the cost of Medicare and supplemental health benefits, currently valued at approximately $15,588 per year ("Medical Benefits"); in each case paid in accordance with SGRP's payroll schedule and policies, and payable whether or not Mr. Bartels remains a director of SGRP for any reason.

The Retirement Compensation, Regular Fees and Supplemental Fees that remain unpaid during the Five Year Period: (i) shall be accelerated and paid to Mr. Bartels (or his heirs or assigns) in full upon the sale to a third party of a majority of the SGRP Shares or all or substantially all of SGRP's assets; and (ii) shall survive and be payable in full to his heirs and assigns in the event of the death of Mr. Bartels.

Based on current rates and benefits, the aggregate value of such compensation, fees and benefits payable to Mr. Bartels will be approximately $220,558 per year and a total of $1,102,790 for the Five Year Period. Such compensation, fees and benefits (in whole or in part) may be extended beyond the Five Year Period in the discretion of the Board. The Company recognized $700,000 of retirement benefit expense during the six-month period ended June 30, 2020, representing the present value of the future payments due Mr. Bartels.

In the event of  any future business transaction involving Mr. Bartels and SGRP for which Bartels may receive additional compensation as mutually agreed at the time of or in connection with such transaction, which under applicable law also will require approval of SGRP's Audit Committee as a related party payment or transaction (as Mr. Bartels will still be a related party if he is then a director or significant stockholder), such retirement compensation, fees or benefits will not offset, replace or limit any such additional approved transactional compensation payable to Mr. Bartels.

Mr. Bartels is one of the founders and a significant stockholder of SGRP (holding approximately 25.1% of the SGRP Shares).  He also is part of a control group holding a majority of the SGRP Shares with Robert G. Brown (together with Mr. Bartels), which group most recently acted to (1) unilaterally select, appoint and elect Panagiotis ("Panos") N. Lazaretos to serve on the board of directors of SGRP, effective on December 10, 2019, and unilaterally select, appoint and elect Robert G. Brown to serve on the board of directors of SGRP, effective as of April 24, 2020 (see Information In Connection With Appointment Of Robert G. Brown As A Director, above).

Re-determining Independence of Peter W. Brown

The Governance Committee re-evaluated the independence of Peter W. Brown and determined, effective July 16, 2020, that Peter W. Brown could be considered independent except for Related Party Matters and that he would not be voting on Related Party Matters. A "Related Party Matter" means anything directly or indirectly related to any payment to or for, or any transaction, settlement or litigation with, (i) Robert G. Brown, William H. Bartels, any of their respective family members, or any company or other business or entity (other than the Corporation) directly or indirectly owned or controlled by any one or more of Mr. Brown, Mr. Bartels or their respective family members; (ii) Mr. Jonathan Dagues Martins, any of his family members, or any company or other business or entity directly or indirectly owned or controlled by any one or more of Mr. Martins or his family members; (iii) Earth Investments, LLC, or any other company or other business or entity directly or indirectly owned or controlled by any one or more of Peter W. Brown or his family members; or (iv) SGRP Brasil Participações Ltda., SPAR Brasil Serviços de Merchandising e Tecnologia S.A., or any of the Corporation's other Brazilian subsidiaries.

Peter W. Brown was appointed as a Director on the Board as of May 3, 2018, replacing Mr. Robert G. Brown upon his retirement from the Board and Company at that date.  Peter W. Brown has been re-determined to be an independent director except for Related Party Matters (see above). However, Peter Brown remains an affiliate and related party respecting SGRP and was proposed by Mr. Robert G. Brown to represent the Brown family interests.  He worked for and is a stockholder of SAS (see above) and certain of its affiliates, he is the nephew of Mr. Robert G. Brown, he is a director of SPAR Brasil Serviços de Merchandising e Tecnologia S.A., a Brazilian corporation and SGRP subsidiary ("SPAR BSMT") and owns Earth Investments LLC, ("EILLC"), which owns 10% interest in the SGRP's Brazilian subsidiary. Mr. Robert G. Brown is a significant stockholder of SGRP, and member of a 13D control group, SGRP's former Chairman and director of SGRP, and a future director of SGRP) and became a director again on April 24, 2020, pursuant to the written consents of the Brown Group and Mr. Bartels.

Other Related Party Transactions and Arrangements:

In July 1999, SMF, SBS and SIT entered into a perpetual software ownership agreement providing that each party independently owned an undivided share of and has the right to unilaterally license and exploit certain portions of the Company's proprietary scheduling, tracking, coordination, reporting and expense software (the "Co-Owned Software") are co-owned with SBS and Infotech and each entered into a non-exclusive royalty-free license from the Company to use certain "SPAR" trademarks in the United States (the "Licensed Marks").

Through arrangements with the Company, SBS (owned by Mr. Bartels and Mr. Brown), SAS (owned by Mr. Bartels and family members of Mr. Robert G. Brown), and other companies owned by Mr. Brown participate or have participated in various benefit plans, insurance policies and similar group purchases by the Company, for which the Company charges them their allocable shares of the costs of those group items and the actual costs of all items paid specifically for them. All such transactions between the Company and the above affiliates are paid and/or collected by the Company in the normal course of business.

CORPORATE GOVERNANCE

Board Structure, Leadership and Risk Oversight

The Board is responsible for overseeing the management, policies and direction of the Corporation and its subsidiaries, both directly and through its committees (as described below), pursuant to the authority conferred by the Corporation's Restated By-Laws, charters and policies and by applicable law. The Board's responsibilities include (without limitation) the appointment and oversight of the Company's executive officers. The Board also is actively involved in the oversight of risks that could affect the Company, both directly and through its committees with respect to the most significant risks facing the Company (including material strategic, market or operational risks). Pursuant to their respective charters, the Board has established and delegated various oversight and other responsibilities to the Audit Committee (and its Special Subcommittee), the Compensation Committee, the Governance Committee, the Strategic Committee and the Technology Committee, as such committees are defined and more fully described below under the headings "Audit Committee and its Special Subcommittee", "Compensation Committee" "Governance Committee" "Strategic Committee" and "Technology Committee".

The Board's independent directors (Messrs. Baer, Peter Brown, Mayer, Lazaretos and Novgorodtsev) meet regularly as an independent body and provide leadership through their industry experience and knowledge and the actions of the independent committees they chair and serve upon, by having its largest and second largest stockholders serve as members of the Board, and by having its Chief Executive Officer serve as a member of the Board. The Board also has established separate positions for the Chairman of the Board (the "Chairman"), which is a non-executive position, , and for SGRP's Chief Executive Officer (who also is its President), which the Board believes better enables the Chairman to focus his efforts on long term strategic governance and planning for the Company) to provide Board leadership and facilitate meaningful communications between the Board and the Company's management, and the Chief Executive Officer to focus his time and energy on managing the Company's sales and operations. The Board believes this leadership structure has enhanced its ability to effectively carry out its responsibilities on behalf of the Corporation's stockholders as well as its oversight of the Company's management and overall corporate governance. Mr. Arthur Baer is the Corporation's Chairman of the Board. The Governance Committee is searching for a new CEO to replace Christiaan M. Olivier, who voluntarily resigned as Chief Executive Officer, President and a director of SGRP effective August 7, 2020.

To assist the Board and its Committees in their respective oversight roles, the Company's Chief Executive Officer brings members of the Company's management from various business or administrative areas into meetings of the Board or applicable Committee from time to time to make presentations, answer questions and provide insight to the members, including insights into areas of potential risk. Each Committee endeavors to satisfy its responsibilities through: (i) its receipt and review of regular reports directly from officers responsible for oversight of particular risks within the Company, (ii) direct communications by the Committee or its Chairman with the Corporation's senior management, (iii) independent principal accountants (in the case of the Audit Committee) and counsel respecting such matters and related risks, (iv) its executive sessions, (v) its reports (generally through its Chairman) to the full Board respecting the Committee's considerations and (vi) if applicable, actions and recommendations regarding such matters and risks as deemed appropriate.

Risk oversight is conducted primarily through the Audit Committee, but also is conducted through the Compensation Committee or Governance Committee, as applicable. The Audit Committee is responsible for overseeing the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company and regularly considers (among other things) financial, reporting, internal control, related party, legal and other issues and related risks and uncertainties material to the Company. The Compensation Committee is responsible for overseeing and regularly considers the performance and compensation of the executives, director compensation and the other compensation, equity incentive, related policies, and benefits of the Company. The Governance Committee is responsible for overseeing and regularly considers the finding, vetting and nomination of directors and committee members for the Board and senior Executives for SGRP, and the content and application of the Ethics Code, corporate documents and governance policies and practices. The Strategic Committee is responsible for assisting the Board in exercising its responsibilities in overseeing corporate strategies. The Technology Committee is responsible for assisting the Board in its exercising its responsibilities in overseeing technology strategies and improvements.

The Audit Committee, its Special Committee, the Compensation Committee and the Governance Committee each consist solely of independent outside directors. Mr. Arthur H. Baer is Chairman of Board and the Audit Committee, Mr. Jeffrey A. Mayer is Chairman of the Governance Committee and Mr. Igor Novgorodtsev is Chairman of the Compensation Committee, and Mr. Panagiotis ("Panos") N. Lazaretos is Chairman of the Technology Committee. Mr. Robert G. Brown resigned as Chairman and a member of SGRP's Strategic Committee effective September 1, 2020.

Board Meetings

The Board meets regularly to receive and discuss operating and financial reports presented by management of SGRP and its advisors. During the year ended December 31, 2019, the Board held four regular meetings in person and eight special meetings by telephone. Each incumbent Director is required to attend 75% of the board meetings. In 2019, all incumbent members attended at least 75% of the meetings.

Board Size

The current Board size has been fixed at ten directors as of the date of this Proxy Statement, but may be increased to eleven directors at the Special Meeting. The Board currently has two vacancies due to the retirements of Arthur B. Drogue and R. Eric McCarthey effective as of August 1, 2020, who previously served as independent directors of SGRP, and an additional vacancy was created effective August 7, 2020, with the voluntary resignation of Christiaan M. Olivier as Chief Executive Officer, President and a director of SGRP. The Governance Committee is currently engaged in a search for two replacement independent directors and a replacement CEO (who will likely be offered a vacant seat on the Board).

The Board size can only be changed by the action of the stockholders pursuant to the Restated By-Laws (see below), which could be done in stockholders meeting or done by the Majority Stockholders unilaterally in a written consent.

Board Committees

From time to time the Board may establish permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities, and may delegate Board power and authority pursuant to charters approved by the Board. Under the Restated By-Laws (see below), a "super majority" vote of at least 75% of all SGRP directors is now required for any new committee, change in any committee, or appointment to or removal from any committee (meaning any such Board action brought before a Board consisting of ten directors can be blocked by any three directors). Currently, SGRP has five permanent standing committees; the Audit Committee, the Compensation Committee, the Governance Committee, the Technology Committee and the Strategic Committee, and one temporary Special Subcommittee of the Audit Committee as noted below. An audit committee is required by the Nasdaq Stock Market, Inc. ("Nasdaq"), the SEC, and applicable law. While SGRP is not similarly required to have either a compensation committee or governance committee, certain responsibilities assigned to these committees in their respective charters are required to be fulfilled by independent directors by Nasdaq Rules or SEC Rules. Each of the charters for those Committees requires that all of its members be independent directors.

The standing committees of the Board are the Audit Committee of the Board (the "Audit Committee"), the Compensation Committee of the Board (the "Compensation Committee"), the Governance Committee of the Board (the "Governance Committee"), the Technology Committee of the Board (the "Technology Committee"),and the Strategic Planning Committee of the Board (the "Strategic Committee"), and the special subcommittee of the Audit Committee (the "Special Subcommittee"), as provided in the Corporation's Restated By-Laws and their respective charters (see Limitation of Liability and Indemnification Matters, below).

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company, the integrity of the Company's consolidated financial statements, the audits of the financial statements of the Company and the Company's compliance with legal and regulatory requirements and disclosure. The specific functions and responsibilities of the Audit Committee are set forth in the written Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., dated (as of) May 18, 2004 (the "Audit Charter"), approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 18, 2004. The Audit Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and other applicable law, which are reflected in the Audit Charter. You can obtain and review a current copy of the Audit Charter on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Audit Charter was amended and restated to reflect the evolution of the Audit Committee's expanding responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to all audit committees. The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval. The Audit Committee's most recent review made and submitted and recommended by it to and approved by the Board in August 2020.  The changes made were largely clarifications and technical updates.

The Audit Committee (among other things and as more fully provided in the Audit Charter):

(a)	Serves as an independent and objective party to monitor the Company's financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;

(b)

Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (hereinafter referred to as the "Company's Independent Accountants");

(c)	Resolves disagreements between the Company's senior management and the Company's Independent Accountants regarding financial reporting;

(d)	Communicates directly with the Company's Independent Accountants;

(e)	Reviews and appraises the audit efforts of the Company's Independent Accountants, including the plans for and scope of the audit, the audit procedures to be utilized and results of the audit;

(f)	Provides an open avenue of communication among the Company's Independent Accountants, the Company's financial and senior management and the Board;

(g)

Reviews and approves, in advance, all non-audit services to be performed by the Company's Independent Accountants, either individually or through policies and procedures for particular types of services to be performed within specified periods;

(h)	Reviews the performance, qualifications and independence of the Company's Independent Accountants;

(i)	Reviews the financial reports and other financial information provided by SGRP to any governmental body or the public;

(j)	Encourages continuous improvement of, and fosters adherence to, the Company's accounting controls, disclosure controls, risk management and similar policies, procedures and practices at all levels;

(k)	Reviews and approves the overall fairness of all material related-party transactions; and

(l)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Audit Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The Audit Committee currently consists of Mr. Arthur H. Baer (its Chairman), Mr. Jeffrey A. Mayer, Mr. Igor Novgorodtsev, and Mr. Peter Brown, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rules and SEC Rules (except Mr. Peter Brown is not considered independent for Related Party Purposes). In connection with his reelection as a Director at the 2020 Annual Meeting, the Governance Committee and the Board re-determined that Mr. Baer was qualified to be the "Audit Committee financial expert" as required by Nasdaq Rules, SEC Rules and other applicable law.

During the year ended December 31, 2019, the Audit Committee met four times in regular meetings in person and nine times in special meetings by telephone. All incumbent members attended at least 75% of the meetings.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its oversight responsibilities respecting the performance and compensation of the executives and the other compensation, equity incentive and related policies of the Company, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., dated (as of) May 18, 2004, and amended through August 12, 2020 (the "Compensation Charter"), approved and recommended by the Compensation Committee and Governance Committee and adopted by the Board on May 18, 2004, and amended on August 12, 2020. The Compensation Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, Sarbanes-Oxley and other applicable law. You can obtain and review a current copy of the Compensation Charter on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Compensation Charter was adopted to reflect the evolution of the Compensation Committee's informal responsibilities, the adoption of Sarbanes- Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to compensation committees. The Compensation Committee reviews and reassesses the Compensation Charter annually and recommends any needed changes to the Board for approval. The Compensation Committee's most recent review of its charter made and submitted and recommended by it to and approved by the Board on August 12, 2020. The changes made were largely to require Board review and approval (or modification or rejection) of the Compensation Committee's determinations of executive compensation, stock option awards, and compensation objectives, plans and levels. The Board's review and approval (or modification or rejection) is not limited to its independent directors as required by Nasdaq for executive compensation and certain other matters.

The Compensation Committee (among other things and as more fully provided in the Compensation Charter):

(a)

Oversees the existing and proposed compensation plans, policies and practices of the Company, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, all in order to (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Company's performance objectives, and (iv) align the interests of SGRP's directors and the Company's executives and employees with those of SGRP's stockholders (the "Company's Compensation Objectives");

(b)	Reviews the Company's existing and proposed Compensation Objectives from time to time and recommends to the Board any necessary or desirable changes or additions to such objectives;

(c)	Reviews the performance of and establishes the compensation for the Company's senior executives;

(d)

Oversees the Company's stock option, stock purchase and other benefit plans and severance policies, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice; and

(e)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Compensation Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The Compensation Committee currently consists of Mr. Igor Novgorodtsev (its Chairman), Mr. Jeffrey A. Mayer, Mr. Panagiotis ("Panos") N. Lazaretos, and Mr. Peter Brown, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rules and SEC Rules (except Mr. Peter Brown is not considered independent for Related Party Purposes).

During the year ended December 31, 2019, the Compensation Committee met four times in regular meetings in person and once in a special meeting by telephone. All incumbent members attended at least 75% of the meetings.

Governance Committee

The Governance Committee assists the Board in fulfilling its oversight responsibilities respecting the nomination of directors and committee members for the Board and the corporate documents and governance policies and practices of the Corporation. The specific functions and responsibilities of the Governance Committee are set forth in the written Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Governance Charter"), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. The Governance Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley, and other applicable law, which are reflected in the Governance Charter. You can obtain and review a current copy of the Governance Charter on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Governance Charter was adopted to reflect the evolution of the Governance Committee's informal responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws, and other applicable law pertaining to governance committees. The Governance Committee reviews and reassesses the Governance Charter, Nomination Policy and Ethics Code (as such terms are defined below), as well as the By-Laws of the Corporation and the other Committee Charters, annually and recommends any needed changes to the Board for approval. The Governance Committee's most recent review of the Nomination Policy, Ethics Code, and the By-Laws of the Corporation was in November of 2019, when it determined no changes were then needed. The Governance Committee's most recent review of its own charter made and submitted and recommended by it to the Board in August 2020, but has not yet been approved pending further review. The proposed changes were largely to require Board review and approval (or modification or rejection) of the Governance Committee's determinations of director nominations to the Board and to the boards its foreign joint venture subsidiaries. The Board's review and approval (or modification or rejection) is not limited to its independent directors as required by Nasdaq for director nominations.

The Governance Committee (among other things and as more fully provided in the Governance Charter):

(a)

Oversees the identification, vetting and nomination of candidates for directors and senior Executives of SGRP and the selection of committee members, reviews their qualifications (including outside director independence) and recommends any proposed nominees to the Board;

(b)	Oversees SGRP's organizational documents and policies and practices on corporate governance and recommends any proposed changes to the Board for approval;

(c)

Oversees the 'Ethics Code and other internal policies and guidelines and monitors the Corporation's enforcement of them and incorporation of them into the Corporation's culture and business practices; and

(d)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Governance Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The Governance Committee currently consists of Mr. Jeffrey A. Mayer (its Chairman), Mr. Arthur H. Baer, Mr. Igor Novgorodtsev, and Mr. Peter Brown, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rules and SEC Rules (except Mr. Peter Brown is not considered independent for Related Party Purposes).

During the year ended December 31, 2019, the Governance Committee met four times in regular meetings in person, and nine times in special meetings by telephone. All incumbent members attended at least 75% of the meetings.

Special Subcommittee

In addition, in order to (among other things) assist the Board and the Audit Committee in connection with an overall review of the Company's related party transactions and certain worker classification-related litigation matters, in April 2017, the Board formed a special subcommittee of the Audit Committee (the "Special Subcommittee") to (among other things) review the structure, documentation, fairness, conflicts, fidelity, appropriateness, and practices respecting each of the relationships and transactions discussed in the description of the Company's Transactions with Related Persons, Promoters and Certain Control Persons in this Proxy Statement. The Special Subcommittee had commenced and finalized that review with the assistance of special auditors and counsel (currently counsel is still being retained by such Subcommittee). See Item 1A - Risk Factors – Risks Related to the Company's Significant Stockholders and Potential Voting Control and Conflicts, and Part I, Item 3 - Legal Proceedings -- RELATED PARTIES AND RELATED PARTY LITIGATION, in the 2019 Annual Report.

The Special Subcommittee currently consists of [____], [____], and Baer, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rules and SEC Rules.

During the year ended December 31, 2019, the Special Subcommittee met seven times in special meetings by telephone. All incumbent members attended at least 75% of the meetings.

The Company is currently unable to predict the remaining duration and final results of this review by the Special Subcommittee.

Strategic Committee

The Strategic Planning Committee ("Strategic Committee") was formed on July 17, 2020, to assist the Board in fulfilling its oversight responsibilities respecting the development of business strategies and alternative strategic planning. The specific functions and responsibilities of the Strategic Committee are set forth in the written Charter of the Strategic Committee of the Board of Directors of SPAR Group, Inc., dated (as of) July 17, 2020 (the "Strategic Charter"), approved and recommended by the Strategic Committee and Governance Committee and adopted by the Board on July 17, 2020. The Strategic Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley, and other applicable law, which are reflected in the Strategic Charter. You can obtain and review a current copy of the Strategic Charter on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Strategic Charter was adopted to reflect the evolution of the Strategic Committee's informal responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws, and other applicable law pertaining to strategic committees. The Strategic Committee reviews and reassesses the Strategic Charter annually and recommends any needed changes to the Board for approval.

The Strategic Committee (among other things and as more fully provided in the Strategic Charter):

(a).	Work collegially with the Board, CEO and management and recommend to the Board and management business strategies and objectives; and

(b)	Formulate various alternative business strategies consistent with business strategies in 2(a) to be presented to the Board and management.

The Strategic Committee currently consists of Mr. Panagiotis ("Panos") N. Lazaretos, Mr. Igor Novgorodtsev, and Mr. Peter Brown. Mr. Robert G. Brown resigned as Chairman and a member of SGRP's Strategic Committee effective September 1, 2020.

Technology Committee

The Technology Committee ("Technology Committee") was formed on July 17, 2020, to assist the Board in fulfilling its oversight responsibilities respecting the development of technological strategies. The specific functions and responsibilities of the Technology Committee will be set forth in the written Charter of the Technology Committee of the Board of Directors of SPAR Group, Inc.(the "Technology Charter"), to be revised, approved and adopted by the Board on . The Technology Committee also will be subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley, and other applicable law, which are will be reflected in the Technology Charter. When approved by the Board, you will be able to obtain and review a current copy of the Technology Charter on the Company's web site (www.sparinc.com), which will be posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Technology Charter was adopted to reflect the evolution of the Technology Committee's informal responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws, and other applicable law pertaining to technology committees. The Technology Committee reviews and reassesses the Technology Charter annually and recommends any needed changes to the Board for approval.

The Technology Committee (among other things and as will be more fully provided in the Technology Charter) work collegially with the Board, CEO and management and recommend to the Board and management technology strategies, objectives and opportunities.

The Charter of the Technology Committee is being finalized.

Director Nominations: Experience, Integrity, Diversity and other Criteria

The Governance Committee oversees the identification, vetting and nomination of candidates for directors and the selection of committee members, the review of their qualifications (including outside director independence), and recommends any proposed nominees to the Board in accordance with the Governance Charter and with the SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004 (the "Nomination Policy"), as approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Nomination Policy, applicable law and exchange rules require that a majority of the directors of the Board and all members of the Audit Committee (and its Special Subcommittee), Compensation Committee and Governance Committee satisfy the independence requirements applicable to Audit Committee members under the applicable Nasdaq Rules and SEC Rules. Each of the Audit Charter, Compensation Charter and Governance Charter also contain the same requirements that all of their respective members satisfy such independence requirements.

The Nomination Policy identifies numerous characteristics believed important by the Board for any nominee for director and provides that each nominee for director should possess as many of them as practicable. These desirable characteristics include (among other things) the highest professional and personal ethics and integrity, sufficient time and attention to devote to Board and Committee duties and responsibilities, strong relevant business and industry knowledge and contacts, and business and financial sophistication, common sense and wisdom, the contribution to the diversity of perspectives in the Board and its Committees, and the ability to make informed judgments on a wide range of issues, the ability and willingness to exercise and express independent judgments, and the apparent ability and willingness to meet or exceed the Board's performance expectations. The Nomination Policy specifically recognizes the desirability of ethnic, racial, gender and geographic diversity for the Board but does not specify any metrics for evaluating potential candidates in that regard. However, the Governance Committee takes all relevant factors (including such diversity) into account when identifying and evaluating candidates for Board membership.

Performance expectations for each director have also been established by the Board in the Nomination Policy, including (among other things) the director's regular preparation for, attendance at and participation in all meetings (including appropriate questioning), support and advice to management in his areas of expertise, maintenance of focus on the Board's agenda, understanding the business, finances, plans and strategies of Company, professional and collegial interaction, acting in the best interests of the Company and the stockholders, and compliance with the Company's Ethics Code.

Candidates for vacant positions on the Board may be suggested to the Governance Committee from time to time by its members or by officers or other directors of the Corporation. The Governance Committee from time to time also has used and may use recruiting firms to consider as director candidates. The Governance Committee generally will consider recommending the re-nomination of incumbent directors in accordance with the Nomination Policy, provided that they continue to satisfy the applicable personal characteristic criteria and performance expectations. The Nomination Policy reflects the Board's belief that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of SGRP, and that the value of these benefits may outweigh many other factors. However, the Governance Committee is not required to recommend to the Board the nomination of any eligible incumbent director for re-election (see Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

In considering the potential director nominee slate (including incumbent directors) to recommend to the Board, the Nomination Policy directs the Governance Committee to take into account: (i) the benefits of incumbency, as noted above; (ii) any perceived needs of Board, any Committee or the Company at the time for business contacts, skills or experience or other particular desirable personal characteristics; (iii) the collegiality of Board members; (iv) the need for independent directors or financial experts under that Policy or applicable law for the Board or its Committees; (v) any other requirements of applicable law or exchange rules; and (vi) the desirability of ethnic, racial, gender and geographic diversity. The Governance Committee will consider proposed nominees from any source, including those properly submitted by stockholders (see Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

However, a majority of the stockholders may, and from time to time have, elected directors by written consent without following the policies and procedures described above and without the review or participation of the Governance Committee or its independent directors.

The nominee for director was required to complete and submit an officers' and directors' questionnaire as part of the process for making director nominations and preparation of this Proxy Statement.

The seven directors, six of which were elected as directors at the 2020 Annual Meeting, were approved and nominated by the Board for that meeting. The six directors elected at the 2020 Annual Meeting were incumbents, although that is the first year that Mr. Mayer and Mr. Peter Brown were nominees at an annual stockholder's meeting. Mr. Lazaretos and Mr. Robert G. Brown were appointed to the Board by the Written Consent Actions submitted by the Majority Stockholders, which became effective on December 10, 2019, and April 24, 2020, respectively.  Mr. Igor Novgorodtsev was appointed to the Board effective on May 28, 2020. Based on each director's and director nominee's respective officers' and directors' questionnaires, as required by the Nominations Policy and the committee charters, the Governance Committee and Board each determined that, under Nasdaq Rules and SEC Rules:(i): Mr. Jeffrey A. Mayer, Mr. Arthur H. Baer, Mr. Panagiotis ("Panos") N. Lazaretos, Mr. Igor Novgorodtsev, and Mr. Peter Brown, are independent directors (except Mr. Peter Brown is not considered independent for Related Party Purposes); and (ii) Mr. Arthur H. Baer is an "audit committee financial expert" under SEC Rules, as required by such rules and the Audit Charter.

2019 Restated By-Laws

On January 18, 2019, the Corporation settled the By-Laws Action (the "Delaware Settlement") between SGRP and the Majority Stockholders. See Note 8 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters – Delaware Litigation Settlement in the 2020 Q3 report.

In the By-Laws Action, the Corporation had sought to invalidate the proposed amendments to SGRP's then-current By-Laws put forth in a written consent by the Majority Stockholders (the "Proposed Amendments") because the Board's Governance Committee believed that the Proposed Amendments would have negatively impacted all stockholders (particularly minority stockholders) by (among other things) weakening the independence of the Board through new supermajority requirements, eliminating the Board's independent majority requirement, and subjecting various functions of the Board respecting vacancies on the Board to the prior approval of the holders of a majority of the Common Stock (i.e., the Majority Stockholders), and thus also potentially reducing the representation of SGRP's minority stockholders. See Note 8 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters – Delaware Litigation Settlement in the 2020 Q3 report.

As part of the Settlement, on January 18, 2019, the Governance Committee and Board accepted certain of the Proposed Amendments of the Majority Stockholders with negotiated changes and clarifications, and adopted the Amended and Restated By-Laws of SPAR Group, Inc. (the "Restated By-Laws"). A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Corporation's web site (www.sparinc.com).

In Restated By-Laws the negotiated changes to the Proposed Amendments preserved the current roles of the Governance Committee and Board in the location, evaluation, and selection of candidates for director and in the nominations of those candidates for the annual stockholders meeting and appointment of those candidates to fill Board vacancies (other than those under a written consent by the Majority Stockholders making a removal and appointment, which is unchanged).

The Restated By-Laws now also include the following:

●

Any vacancy that results from the death, retirement or resignation of a director that remains unfilled by the directors for more than 90 days may be filled by the stockholders.  But see Proposal 6, of the 2020 Annual Meeting Proxy/Information Statement, which was approved and eliminates the period during which the Board has the exclusive right to fill such vacancies.

●	Certain stockholder proposals may now be made up to the 90th day prior to the first anniversary of the preceding year's Annual Meeting.

●	The Board size can only be changed by the stockholders (as provided in such Proposed Amendments).

●	The section requiring majority Board independence has been removed (as provided in such Proposed Amendments).

●

The By-Laws now require that each candidate for director sign a written irrevocable letter of resignation and retirement effective upon such person failing to be re-elected by the required majority stockholder vote.

●	A "super majority" vote of at least 75% of all directors is now required for any of the following (as provided in such Proposed Amendments):

o	Issuance of more than 500,000 shares of stock (other than under the Corporation's stock compensation plans);

o	Issuance of any preferred stock;

o	Declaration of any non-cash dividend on the shares of capital stock of the Corporation;

o	By-Laws modification;

o	Formation or expansion of the authority of any Committee or subcommittee; or

o	Appointment or removal of any Committee director.

See also BACKGROUND INFORMATION REGARDING RECENT AMENDMENTS TO VOTING STANDARDS and Proposal 2, above.

Limitation of Liability and Indemnification Matters

The Corporation's Certificate of Incorporation, as amended, eliminates the liability of all directors to the Corporation and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the maximum extent such liability can be eliminated or limited under the Delaware General Corporation Law, as amended (the "DGCL"), which applies to the Corporation as a Delaware corporation. The DGCL permits a certificate of incorporation to include a provision eliminating such personal liability of its directors, and such elimination is effective under the DGCL, except that such liability currently may not be eliminated or limited under the DGCL (i) for any breach of their duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Restated By-Laws (unchanged in this regard by the latest restatement) provide that the Corporation must indemnify each of its current and former directors, executive officers and other designated persons (including those serving its affiliates in such capacities at the Corporation's request), and may in the Board's discretion indemnify the other current and former officers, employees and other agents of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding against them in such capacity to the fullest extent permitted by DGCL. The Restated By-Laws also provide that the Corporation must advance the expenses (including attorneys' fees) actually and reasonably incurred by any director in defending any such action, suit or proceeding in advance of its final disposition, subject to such person's agreement to the extent required by the DGCL under the circumstances to reimburse the Corporation if such person is not entitled to indemnification. The Restated By-Laws and these mandatory indemnification provisions were approved and recommended by the Governance Committee and adopted by the Board of Directors of the Corporation in order to conform to the current practices of most public companies and to attract and maintain quality candidates for its directors and management, and are included in the Restated By-Law (see above). A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Corporation's web site (www.sparinc.com).

Section 145 of the DGCL provides that the Corporation (as a Delaware corporation) has the power to indemnify under various circumstances anyone who is or was serving as a director, officer, employee or agent of the Corporation or (at its request) another corporation, partnership, joint venture, trust or other enterprise, which includes indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), but only if (i) such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, (ii) in the case of any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful, and (iii) in the case of any suit by or in the right of the Corporation in which the person is adjudged to be liable to the Corporation, the applicable court determines such person is nevertheless fairly and reasonably entitled to such indemnification under the circumstances. Section 145 of the DGCL also permits the Corporation to pay or advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, and requires that the Corporation indemnify such person for such unpaid expenses upon a successful defense of such action, suit or proceeding.

The Company maintains director and officer liability insurance that (subject to deductibles, maximums and exceptions) covers most liabilities arising out of the acts or omissions of any officer, director, employee or other covered person, both for the benefit of the Company and the direct benefit of its directors and officers, regardless of whether the Restated By-Laws or DGCL Section 145 would permit indemnification of the matters covered by such insurance. The Restated By-Laws (and DGCL Section 145) expressly permit the Corporation to secure such insurance and expressly provide that their respective indemnification provisions are not exclusive of any other rights to which the indemnified party may be entitled, including such insurance.

At present, except for demands for advancement of legal fees related to the Delaware action by Messrs. Brown, there is no pending action, suit or proceeding involving any director, officer, employee or agent of the Company in such capacity in which advancement or indemnification will be required or permitted. See Advancement Claims in Legal Proceedings -- RELATED PARTIES AND RELATED PARTY LITIGATION, in the 2020 Q3 report.  Also see the 2019 Annual Report, Item IA Risk Factors -- Potential Conflicts with Affiliates and Risks Related to the Company's Significant Stockholders and Potential Voting Control and Conflicts, and see also -- Legal Proceedings -- RELATED PARTIES AND RELATED PARTY LITIGATION in the 2020 Q3 report.

Ethics Codes

SGRP has adopted codes of ethical conduct applicable to all of its directors, officers and employees, as approved and recommended by the Governance Committee and Audit Committee and adopted by the Board, in accordance with Nasdaq Rules and SEC Rules. These codes of conduct (collectively, the "Ethics Code") consist of: (1) the SPAR Group Code of Ethical Conduct for its Directors, Executives, Officers, Employees, Consultants and other Representatives Amended and Restated (as of) March 15, 2018 (the "Restated Ethical Code"); and (2) Statement of Policy Regarding Personal Securities Transactions in SGRP Stock and Non-Public Information, as amended and restated on May 1, 2004, and as further amended through March 10, 2011. Both Committees were involved because general authority over the Ethics Codes shifted from the Audit Committee to the Governance Committee with the adoption of the committee charters on May 18, 2004. However, the Audit Committee retained the express duty to review and approve the overall fairness of all material related-party transactions. You can obtain and review current copies of such code and policy on the Company's web site (www.sparinc.com), which are posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

 STOCK-BASED COMPENSATION PLANS

Compensation Policy

The Corporation believes that its compensation packages should (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Corporation's performance objectives, and (iv) align the interests of its directors, executives and employees with those of its stockholders (the "Corporation's Compensation Objectives"). The Compensation Committee oversees the existing and proposed compensation plans, policies and practices of the Corporation, reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, and reviews and approves all director and executive officer compensation, to endeavor to meet the Corporation's Compensation Objectives.

The Corporation believes that the interests of its executives should be closely aligned with those of its stockholders. The Corporation's executive compensation program has three primary elements, which are fixed base salaries, annual performance-based bonuses and long-term equity incentive awards. In balancing these elements, the Corporation endeavors to strike an appropriate balance among the Corporation's annual performance, its long-term growth objectives, its ability to attract and retain qualified executive officers and the expense of such compensation. The Corporation believes it should compensate executives for their individual work and achievements, which it endeavors to do through the salaries and individual discretionary bonuses described below. In addition, the Corporation rewards executives for their contributions to the Corporation's achievement of short-term business objectives and operational and performance goals, through the annual cash and stock-based incentive bonuses described below. Grants of restricted stock, stock options and other stock-based awards under the Corporation's 2018 Stock Compensation Plan (described below) are incentives for each executive to make long-term contributions to the value of the Corporation. The Corporation considers all elements of compensation when determining the total salaries and incentives for its executives, but once determined for a particular year such elements are generally independent of each other (e.g. salary will not be affected by the size of bonuses or value of stock-based awards).

Determining Compensation

Each year the Compensation Committee receives compensation recommendations for base salary, bonuses and possible stock-based awards for its non-CEO executives from the Corporation's Chief Executive Officer, and carefully reviews and (to the extent they deem appropriate) adjusts them before approving them and recommending them to the Board for approval (or modification or rejection). These recommendations are developed by management through employee evaluations, development of business goals and input from its executives. The Corporation also provides a stock purchase plan, 401(k) plan, healthcare plan and certain other benefits to all of the Company's employees (including its executives). In addition, certain executives are party to severance agreements discussed below. The Corporation believes that it pays competitive compensation packages that allow it to attract and retain quality executives.

In setting base salaries, the Corporation considers individual performance (including the satisfaction of duties and accomplishment of previously established short-term and long-term objectives) and various subjective criteria (including initiative, dedication, growth, leadership and contributions to overall department and corporate performance). Non-executive officer salaries and salary increases are recommended by the Corporation's Chief Executive Officer and reviewed and approved by the Compensation Committee.

The Corporation's executive officers are eligible for annual cash and stock-based award bonuses based upon their individual performance, the Corporation's achievements of certain specific operating results or increases in stockholder value and they also may receive a discretionary amount based on the overall contribution of the officer to the Corporation during the year. During or before the beginning of each year the Corporation's Chief Executive Officer and the Compensation Committee establish bonus criteria for each of those officers based principally on the Corporation's achievement of specific performance goals during the year. The type of goal, thresholds and awards may vary among the executives based on their specific area of expertise and responsibilities. However, each goal is specifically designed to generate additional profit, increase revenue or otherwise increase stockholder value. Ranges are generally specified for the goals with corresponding cash and stock-based award bonuses specified for achievement. If a specified level for a goal is achieved, as determined by the Corporation and reviewed by the Compensation Committee, the applicable executives are entitled to the corresponding cash and stock-based award bonuses. All executive officer bonus plans are recommended by the Corporation's Chief Executive Officer and reviewed and approved by the Compensation Committee.

Stock Based Compensation:

The Company believes that it is desirable to align the interests of its directors, executives, employees and consultants with those of its stockholders through their ownership of shares of Common Stock issued by SGRP ("SGRP Shares"). Although the Company does not require its directors, executives, employees or consultants to own SGRP Shares, the Company believes that it can help achieve this objective (i) by providing long term equity incentives through the issuance to its eligible directors, executives, employees or consultants of options to purchase SGRP Shares and other stock-based awards, which it believes it has done pursuant to the Prior  Plans (as defined below), (ii) by providing medium-term equity incentives through the issuance to its eligible directors, executives and employees of options to purchase SGRP Shares pursuant to the 2020 Plan (as defined below) if approved by SGRP's stockholders, and (iii) by facilitating the purchase of SGRP Shares by all of its eligible executives, employees and consultants who elect to participate in its Employee or Consultant Stock Purchase Plans (as defined below). In particular, the Company believes that granting stock-based awards ("Awards") (including restricted options to purchase SGRP Shares to such directors, executives and employees encourages growth in their ownership of SGRP Shares, which in turn leads to the expansion of their stake in the longer-term performance and success of the Company.

SGRP has granted stock option and restricted stock Awards to the Company's eligible directors, officers and employees and consultants providing services to the Company to purchase SGRP Shares pursuant to SGRP's 2018 Stock Compensation (the "2018 Plan"), and SGRP's 2008 Stock Compensation Plan (as amended, the "2008 Plan"). SGRP's stockholders approved and adopted the 2018 Plan in May 2018 and the 2008 Plan in May 2008, as the successor to various predecessor stock option plans (including the 2018 Plan and 2008 Plan, each a "Prior Plan") with respect to all new Awards granted, and an amendment to the 2008 Plan in May 2009, permitting the discretionary repricing of existing awards. SGRP also has granted stock options that continue to be outstanding under the Prior Plans. Awards granted under each Prior Plan shall continue to be governed by such Prior Plan and such Prior Plan shall continue in full force and effect for that purpose for so long as any such Awards are outstanding. New Awards could not be, and were not, issued under the 2018 Plan or any other Prior Plan after the end of its final term (which ended on May 31, 2019, in the case of the 2018 Plan). The 2018 Plan and information regarding Awards granted thereunder are summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the 2018 Plan, which is hereby incorporated by reference into this Proxy Statement from SGRP's Current Report on Form 8-K, as filed with the SEC on May 8, 2018).

As of March 31, 2020, there were Awards representing 585,000 shares of SGRP's Common Stock that had been granted under the 2018 Plan (565,000 of which remained outstanding), and Awards respecting 3,044,927 shares of SGRP's Common Stock outstanding under the 2008 Plan. After May 31, 2019, the 2018 Plan ended and no further grants can be made under the 2018 Plan respecting such shares of SGRP's Common Stock. There is no new plan in place for stock compensation.

2020 Plan:

The Board authorized and approved the revised proposed 2020 stock compensation plan of SPAR Group, Inc. (the "2020 Plan"), to be submitted to the Corporation's stockholders for ratification and approval at the Special Meeting. The 2020 Plan: (a) has 4 month term from the 2020 Plan Effective Date (as defined below) through May 1, 2021 (the "20-21 Period"); (b) provides for the issuance of "non-qualified" option awards to purchase shares of SGRP's Common Stock ("SGRP Shares") aggregating (i) 550,000 SGRP Shares plus (ii) 50,000 SGRP Shares for each of up to the first 3 additional new Directors during the period December 1, 2020, to April 30, 2021 (for a possible total of 700,000 SGRP Shares) available for future Awards during the 20-21 Period as outlined below (the "20-21 Maximum") under 2020 Plan; (c) requires the Corporation to issue as of the Effective Date of the Plan new awards for options to purchase: (i) New Awards for options to purchase an aggregate of 125,000 New Award Shares to 19 employees (other than the Named Executive Officers)  in individual amounts designated by the Board; (ii) 10,000 new award shares to each of Panagiotis N. Lazaretos, Igor Novgorodtsev, Robert G. Brown, and Arthur H. Baer (each a director); and (iii) 50,000 new award shares to each member of the Board of Directors on the Effective Date of the Plan.

After making the required awards on the Effective Date of the Plan, the remaining availability for future new awards for options to purchase will be 35,000 SGRP Shares.

he 2020 Plan provides  (i) for a term from the 2020 Plan Effective Date (as defined below) through May 31, 2021 (the "20-21 Period"), and (ii) for a total of 750,000 of SGRP's Common Stock ("SGRP Shares") available for future Awards during the 20-21 Period as outlined below (the "20-21 Maximum") under 2020 Plan. The descriptions of the 2020 Plan below are subject to and are qualified in their entirety by the full text of the 2020 Plan, which is attached as Annex B to and is hereby incorporated by reference into this Proxy Statement/Information Statement.

If ratified and approved by the Corporation's stockholders, the 2020 Plan will become effective immediately upon approval (the "2020 Plan Effective Date"), and the 2020 Plan will govern all options issued thereafter. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the 2020 Plan.

Under the 2020 Plan, the Corporation (through its Compensation Committee with Board approval) may from time to time grant Awards in the form of nonqualified stock options ("NQSOs"), respecting SGRP Shares to and the Company's specified executives and employees and directors.  However, unlike the 2008 Plan and 2018 Plan, the 2020 Plan does not permit the granting of incentive stock options ("ISOs"), stock appreciation rights based on SGRP Shares ("SARs"), restricted SGRP Shares ("Restricted Stock"), or restricted stock units based on SGRP Shares ("RSUs").

As of September 30, 2019, there were Awards respecting 600,000 shares of SGRP's Common Stock that had been granted under the 2018 Plan (580,000 of which remained outstanding), and Awards respecting 3,044,927 shares of SGRP's Common Stock remain outstanding under the 2008 Plan.  As of September 30, 2019, and March 13, 2020, there were no Awards available for grant under the 2018 Plan.

Summary of the 2020 Plan

The 2020 Plan and 2018 Plan and information regarding options, stock appreciation rights, restricted stock and restricted stock units granted thereunder are summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the 2020 Plan, which is attached as Annex B to and is hereby incorporated by reference into this Proxy Statement/Information Statement, and the full text of the 2018 Plan, which is hereby incorporated by reference into this Proxy Statement/Information Statement from SGRP's Current Report on Form 8-K, as filed with the SEC on May 8, 2018). Unless again amended and extended (as approved by SGRP's stockholders), the 2020 Plan terminates on May 31, 2021, and thereafter no further Awards may be made under it unless additional time and shares are added to it in an amendment approved by the Board and stockholders. Awards granted prior to the end the final term of the 2020 Plan shall continue to be governed by the 2020 Plan (which 2020 Plan shall continue in full force and effect for that purpose).

Awards can no longer be granted under the 2018 Plan.

The term of the 2020 Plan will commence upon stockholder approval and end on May 31, 2021, and no Award may be granted thereafter, unless an extension of such initial term is approved by stockholders of the Corporation if and as required pursuant to the 2020 Plan and Applicable Law.

All Awards issued under the 2018 Plan, 2008 Plan, 2000 Plan and 1995 Plan (collectively, the "Prior Plans") and still outstanding on the effective date of the 2020 Plan respecting the covered shares of Common Stock shall continue to be governed by the Prior Plans, other than to the extent Awards issued under the 2018 or 2008 Plans have been exercised or the end of applicable vesting or similar restrictions have been reached, and except as Awards issued under the Prior Plans may otherwise be modified under the 2020 Plan.

Subject to the terms and conditions and within the limitations of the 2020 Plan, , the Compensation Committee has the power and authority to recommend to the Board for Board approval (i) the persons who shall be granted Awards under the 2020 Plan; (ii) when they shall receive Awards and the applicable grant dates; (iii) the standard term of each Award, including any provisions for early termination or forfeiture; (iv) the method or formula for determining (A) the date each option shall become exercisable, (2) whether the installments shall be cumulative and (3) the date each installment shall become exercisable or vest and the term of each installment; (v) the form of payment of the exercise price for any option; (vi) the method or formula for determining (A) the exercise price of each option, and (B) the Fair Market Value of a share of Common Stock for all purposes of the Plan;  (vii) whether and under what conditions to subject the exercise or vesting of all or any portion of an Award to the fulfillment of certain restrictions or contingencies, including (without limitation) restrictions or contingencies relating to (A) entering into a covenant not to compete with any SGRP Company, (B) financial objectives for the Corporation, any of its Subsidiaries, a division, a product line or other category and/or (C) the period of continued employment or consulting of the Awardee with any SGRP Company, and in each case to determine whether such restrictions or contingencies have been met; (xiii) the method or formula for determining the amount, if any, necessary to satisfy the obligation to withhold taxes or other amounts with respect to any Award;  (viii) whether to cancel or modify an Award either with or without the consent of the Awardee or as provided in the Contract, provided, however, that any modified provision is permitted to be included in an Award granted under the 2020 Plan on the date of the modification, and provided, further, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the 2020 Plan; and (ix) how to construe the respective Contracts and the 2020 Plan; (x) the policies, rules and regulations relating to the 2020 Plan and how and when to prescribe, amend and rescind the same.

The 2020 Plan (upon approval) will set and limit the maximum number of shares of Common Stock that may be issued pursuant to Awards made under the 2020 Plan to the 20-21 Maximum during the 20-21 Period, subject to adjustment as provided in the 2020 Plan (see below).

The Board and Compensation Committee have recommended ratification and adoption of the 2020 Plan as an important tool in equity-based compensation. See EXECUTIVE COMPENSATION, DIRECTORS AND OTHER INFORMATION - Stock Based Compensation Plans, below.

The employees, officers and directors of the Corporation or any of its subsidiaries (collectively, the "Company") providing services to the Company (collectively, the "Participants") under the 2020 Plan may be (and under the 2018 Plan may have been) granted certain Equity Compensation Awards based on SGRP Shares ("Awards"). There are approximately 120 employees, officers and directors who currently meet the eligibility requirements to participate in the 2020 Plan if it is approved by SGRP's stockholders.

Like the 2018 Plan, the 2020 Plan will permit the granting of Awards consisting of non-qualified options to purchase shares of SGRP Shares Common Stock (("NQSOs" or "Options"). However (unlike the 2018 Plan and 2008 Plan), the 2020 Plan will NOT permit granting Options that qualify under Section 422 of the United States Internal Revenue Code of 1986 as amended (the "Code") for treatment as incentive stock options ("Incentive Stock Options" or "ISOs") stock appreciation rights based on SGRP Shares ("SARs"), restricted SGRP Shares ("Restricted Stock"), and restricted stock units based on SGRP Shares ("RSUs").

The SGRP Shares that may be issued pursuant to the Options under the 2020 Plan are all subject to the 20-21 Maximum as noted above.

Purpose of the 2020 Plan

The purpose of the 2020 Plan is to promote the interests of the Corporation and its stockholders by providing stock-based incentives to certain employees, officers and directors.  Under the 2020 Plan, the mutuality of interest between those participants and the Corporation is strengthened because they have a proprietary interest in pursuing the Corporation's medium-term (e.g., five years) growth and financial success. In addition, by allowing participation in the Corporation's success over the five year Option terms, the Corporation is better able to attract, retain and reward quality employees, officers and directors. In selecting the participants to whom Awards may be granted, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Corporation and recommendations of supervisors.

2020 Plan Shares Available and Reserved

The 2020 Plan limits the number of shares of SGRP Shares that may be issued pursuant to Awards made thereunder during the 20-21 Period to the 20-21 Maximum (the "20-21 Plan Availability") to the remainder of: (a)550,000 SGRP Shares plus 50,000 SGRP Shares for each of up to the first 3 additional new Directors during the period December 1, 2020, to April 30, 2021 (for a possible total of 700,000 SGRP Shares) ; minus (b) the sum at such time of the number of shares of Common Stock covered by all outstanding new Awards granted during the 20-21 Period under the 2020 Plan (including the new Awards to directors described above). The 20-21 Maximum and 20-21 Plan Availability are subject to certain adjustments that may be made by the Compensation Committee of the Board upon the occurrence of certain changes in the Corporation's capitalization or structure. The 2020 Plan provides that new SGRP Shares are automatically authorized and reserved for issuance upon the grant and issuance of each Award in the amount of the applicable shares covered.

2020 Plan Awards

Under the 2020 Plan, the Corporation is required to issue as of the Effective Date of the Plan new awards for options to purchase: (i) New Awards for options to purchase an aggregate of 125,000 New Award Shares to 19 employees (other than the Named Executive Officers)  in individual amounts designated by the Board; (ii) 10,000 new award shares to each of Panagiotis N. Lazaretos, Igor Novgorodtsev, Robert G. Brown, and Arthur H. Baer (each a director); and (iii) 50,000 new award shares to each member of the Board of Directors on the Effective Date of the Plan.

After making the required awards on the Effective Date of the Plan, the remaining availability for future new awards for options to purchase will be 35,000 SGRP Shares.

The vesting, duration and other terms of future awards also will be recommended by the Compensation Committee and determined by the Board in its discretion subject to any restrictions in the 2020 Plan and the Code. The terms may be different for the same or similar Awards or Participants. No SARs or RSUs were issued under the 2008 Plan or 2018 Plan. Restricted Stock Awards granted under the 2008 Plan and 2018 Plan generally vested over four years (i.e., one fourth per year of service after the grant date).  Option Awards granted under the 2008 Plan and 2018 Plan were generally Non-Qualified Options, generally vested over four years (i.e., one fourth per year of service after the grant date), had ten year terms, and had exercise prices set at fair market value on the grant date.  SGRP expects to use the same vesting terms for Awards issued under the 2020 Plan.

Options expire on the fifth anniversary of grant or sooner as provided in the 2020 Plan.

2020 Plan Grant Dates and Contracts

The grant date for an Award is generally the date the Award is approved by the Board. However, the Board may in its discretion specify a later grant date in its approval, which it may do in order to (among other things) coordinate the grant date with a new employee's start date or permit public dissemination of a pending earnings press release. Each Award granted under the 2020 Plan will be evidenced by a Contract in a form approved by the Compensation Committee and executed by the Corporation and the Participant receiving the Award. Each Contract will contain the terms, provisions and conditions pertaining to the applicable Award, including (as applicable) exercise price.

Except for the changes to a five year term from a ten year term, and the new shorter time period of three months to exercise on retirement, death and disability, SGRP expects to use substantially the same Contract for Awards issued under the 2020 Plan that it used under the 2018 Plan.

2020 Plan Consideration

Participants receive Awards in return for the past and future rendering of services and are not required to pay the Corporation for such Awards (except for applicable tax withholding when due and any exercise price in the case of Options) or purchase price (if any) established in the applicable Contract.

2020 Plan Award Repricing

The 2020 Plan continues the provisions of the 2008 Plan (as amended in 2009) and 2018 Plan that gives SGRP's Board the full authority and complete flexibility from time to time to designate and modify (in its discretion) one or more of the outstanding Awards (including their exercise prices and other components and terms) to (among other things) restore their intended values and incentives to their holders in the event of (among other things) any change in SGRP's capital structure (including any stock split. However, the exercise price or similar component (if equal to SGRP's full stock price at issuance) of any Award cannot be lowered to an amount that is less than the Fair Market Value (as defined in the 2020 Plan) on the date of the applicable modification, and no modification can adversely affect an awardee's rights or obligations under an Award without the awardee's consent.

Grant Dates and Contracts

2008 Plan Summary

2008 Plan Stock option Award activity for the years ended December 31, 2019 and 2018 are summarized below:

Option Awards	Covered Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (thousands)
Outstanding at January 1, 2018	3,334,177	$0.96	5.17	$1,221
Granted	45,000	1.67	–	–
Exercised/cancelled	306,750	0.40	–	–
Forfeited or expired	37,500	–	–	–
Outstanding at December 31, 2018	3,044,927	$1.01	4.55	$103
Granted	–	–	–	–
Exercised	804,580	0.44	–	–
Forfeited or expired	13,136	–	–	–
Outstanding at December 31, 2019	2,227,211	$1.22	4.83	$452
Exercisable at December 31, 2019	1,723,961	$1.27	4.06	$321

The weighted-average grant-date fair value of stock option Awards granted during the year ended December 31, 2019 was $0.00. The total intrinsic value of stock option Awards exercised during the year ended December 31, 2019 and 2018 was $257,000 and $274,000, respectively.

The Company recognized $139,000 and $155,000 in stock-based compensation expense relating to stock option Awards during the years ended December 31, 2019 and 2018, respectively. The recognized tax benefit on stock based compensation expense related to stock options during the years ended December 31, 2019 and 2018, was approximately $35,000 and $38,000, respectively.

As of December 31, 2019, total unrecognized stock-based compensation expense related to stock options was $182,000. This expense is expected to be recognized over a weighted average period of approximately 2.0 years, and will be adjusted for changes in estimated forfeitures.

2018 Plan Summary

Following are the specific valuation assumptions used for options granted in 2019 for the 2018 Plan:

Expected volatility	39%
Expected dividend yields	0%
Expected term (in years)	3
Risk free interest rate	2.3%
Expected forfeiture rate	5%

2018 Plan Stock option Award activity for the years ended December 31, 2019 and 2018 are summarized below:

Option Awards	Covered Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (thousands)
Outstanding at January 1, 2018	–	$–	–	–
Granted	245,000	1.23	–	–
Exercised/cancelled	–	–	–	–
Forfeited or expired	10,000	–	–	–
Outstanding at December 31, 2018	235,000	$1.23	9.35	$–
Granted	320,000	0.64	–	–
Exercised	–	–	–	–
Forfeited or expired	–	–	–	–
Outstanding at December 31, 2019	555,000	$0.89	8.88	$6
Exercisable at December 31, 2019	88,750	$1.23	8.35	$6

The weighted-average grant-date fair value of stock option Awards granted during the year ended December 31, 2019 was $0.27. The total intrinsic value of stock option Awards exercised during the year ended December 31, 2019 and 2018 was $0.

The Company recognized $90,000 and $31,000 in stock-based compensation expense relating to stock option Awards during the years ended December 31, 2019 and 2018, respectively. The recognized tax benefit on stock based compensation expense related to stock options during the years ended December 31, 2019 and 2018, was approximately $22,000 and $8,000, respectively.

As of December 31, 2019, total unrecognized stock-based compensation expense related to stock options was $122,000. This expense is expected to be recognized over a weighted average period of approximately 2.0 years, and will be adjusted for changes in estimated forfeitures.

Restricted Stock- 2008 Plan

The restricted stock Awards previously issued under the 2008 Plan vested during the first four years following issuance at the rate of 25% on each anniversary date of their issuance so long as the holder continues to be employed by the Company. Restricted stock granted under the 2008 Plan is measured at fair value on the date of the grant, based on the number of shares granted and the quoted price of the Company's common stock. The shares of stock are issued and value is recognized as compensation expense ratably over the requisite service period which generally is the Award's vesting period. In 2018, the Company did not issue restricted stock Awards to its employees or Directors.

The following table summarizes the activity for restricted stock Awards during the years ended December 31, 2019 and 2018:

	Shares	Weighted- Average Grant Date Fair Value per Share
Unvested at January 1, 2018	68,400	$1.38
Granted	–	–
Vested	(18,900)	1.48
Forfeited	(48,500)	1.35
Unvested at December 31, 2018	1,000	1.36
Granted	–	–
Vested	(1,000)	1.36
Forfeited	–	–
Unvested at December 31, 2019	–	$–

During the years ended December 31, 2019 and 2018, the Company recognized approximately $1,200 and $15,000, respectively, of stock-based compensation expense related to restricted stock. The recognized tax benefit on stock based compensation expense related to restricted stock during the years ended December 31, 2019 and 2018 was approximately $0 and $4,000, respectively. During the years ended December 31, 2019 and 2018, the total fair value of restricted stock vested was $1,000 and $23,000, respectively.

As of December 31, 2019, total unrecognized stock-based compensation expense related to unvested restricted stock Awards was $0.

Restricted Stock - 2018 Plan

The restricted stock Awards previously issued under the 2018 Plan (like those under the 2008 Plan) vested during the first four years following issuance at the rate of 25% on each anniversary date of their issuance so long as the holder continues to be employed by the Company. Restricted stock granted under the 2018 Plan (like those under the 2008 Plan) is measured at fair value on the date of the grant, based on the number of shares granted and the quoted price of the Company's common stock. The shares of stock are issued and value is recognized as compensation expense ratably over the requisite service period which generally is the Award's vesting period. In 2019, there were no restricted stock Awards issued to its Directors.

The following table summarizes the activity for restricted stock Awards during the years ended December 31, 2019 and 2018:

	Shares	Weighted- Average Grant Date Fair Value per Share
Unvested at January 1, 2018	20,000	$1.23
Granted	–	–
Vested	(10,000)	1.23
Forfeited	–	–
Unvested at December 31, 2018	10,000	1.23
Granted	–	–
Vested	(10,000)	1.23
Forfeited	–	–
Unvested at December 31, 2019	–	$–

During the years ended December 31, 2019 and 2018, the Company recognized approximately $4,000 and $20,000, respectively, of stock-based compensation expense related to restricted stock. The recognized tax benefit on stock based compensation expense related to restricted stock during the years ended December 31, 2019 and 2018 was approximately $1,000 and $5,000, respectively.

During the years ended December 31, 2019 and 2018, the total fair value of restricted stock vested was $7,000 and $12,000, respectively.

As of December 31, 2019, total unrecognized stock-based compensation expense related to unvested restricted stock Awards was $0.

Stock Purchase Plans

In 2001, SGRP adopted its 2001 Employee Stock Purchase Plan (the "ESP Plan"), which replaced its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the "CSP Plan"). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company, and the CSP Plan allows employees of the affiliates of the Company to purchase SGRP's Common Stock from SGRP without having to pay any brokerage commissions. On August 8, 2002, SGRP's Board approved a 15% discount for employee purchases of Common Stock under the ESP Plan and recommended that its affiliates pay 15% of the value of the stock purchased as a cash bonus for affiliate consultant purchases of Common Stock under the CSP Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation for services rendered to the Company in all capacities for the years ended December 31, 2019 and 2018, except for amounts paid to or by SAS, SBS and SIT (see - Transactions with Related Persons, Promoters and Certain Control Persons, above), by (i) the Corporation's Chief Executive Officer, and (ii) each of the other persons named below, which include the two most highly compensated Executives or other Officers of the Company. "Named Executive Officers" shall mean each of the individuals listed below, other than Mr. Bartels. The Company does not have any Non-Equity Incentive Compensation Plans other than as part of its individual Incentive Bonus Plans, any pension plans or any non-qualified deferred compensation plans, and accordingly those columns have been omitted.

Effective as of August 1, 2020, Arthur B. Drogue and R. Eric McCarthey, who previously served as independent directors of SGRP, have retired. Additionally, after the close of business on July 15, 2020, the Corporation received: (a) a notice of voluntary resignation of Christiaan M. Olivier as Chief Executive Officer (Principal Executive Officer), President and a director of SGRP, and from all positions with SGRP's subsidiaries, effective with the close of business on August 7, 2020, and (b) a notice of the voluntary retirement of James R. Segreto as Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Secretary of SGRP, and from all positions with SGRP's subsidiaries, effective with the close of business on August 7, 2020. Effective as of August 31, 2020, Fay DeVriese became the Chief Financial Officer of SGRP.

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Christiaan M. Olivier	2019	300,000	100,000	6,738	–	20,800	431,538
Chief Executive Officer, President and Director	2018	300,000		12,261	63,566	4,800	380,627
William H. Bartels (3)	2019	150,000				4,800	154,800
Vice Chairman and Director	2018	150,000				4,800	154,800
James R. Segreto	2019	204,749	–	–	38,560	4,800	248,109
Chief Financial Officer, Treasurer and Secretary	2018	200,000	22,000	3,163	4,755	4,800	234,817
Kori G. Belzer	2019	220,106	–	–	35,174	4,800	260,080
Chief Operating Officer	2018	215,000	30,100	3,163	4,672	4,800	257,735
Steven J. Adolph	2019	204,749	100,000	–	–	–	304,749
President International	2018	200,000	40,000	–	4,755	–	244,755
Gerard Marrone	2019	204,749	–	–	9,500	–	214,249
Chief Revenue Officer	2018	200,000	–	–	14,424		214,424

(1)

These are not amounts actually paid to or received by the Named Executive or Officer. These are "compensation expenses" for restricted stock or stock option awards recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC-718- 10. See Note 2 to our 2019 Annual Report on Form 10-K for additional assumptions used to value stock and option awards.

(2)	"Other Compensation" primarily represents automobile allowance, except for, the $16,000 paid to Christiaan Olivier for living expenses.
(3)

Mr. Bartels was and continues to be a director of SGRP, but retired as Vice Chairman on July 17, 2020, and retired as an employee of SGRP as of January 1, 2020. Accordingly, Mr. Bartels is now a non-employee director. (See Bartels' Retirement and Director Compensation, below for a description of the benefits that he will receive as a director.)

Narrative to Summary Compensation Table

Compensation Elements

As indicated in the Summary Compensation Table above, in addition to base salary, we provide the following compensation and benefits to our Named Executive Officers:

●

Cash Bonuses. Annually, the Company enters into bonus plans with key management and administrators based on specified goals. The bonuses noted in the above table that were paid in 2019 were in fact earned in 2018. Management bonuses earned and accrued in 2019 of approximately $1.4 million were scheduled to be paid by March 31, 2020 but, at managements recommendation, they have been temporarily delayed to preserve cash reserves for potential impact of Covid-19. Personal that have earned 2019 bonuses entered into Delayed Payment Agreements with the Company which effectively defer these compensation payments until the later part of 2020 as cash availability projections improve.

●

Stock and Option Awards. The Corporation grants our Named Executive Officers awards of stock options and restricted stock from time to time. During 2019, the Corporation granted Messrs. Olivier, Segreto, Belzer and Marrone options to purchase shares of our common stock. Such options were issued with an exercise price equal to the fair market value on the date of grant and vest and become exercisable 25% on each of the first four anniversaries of the date of grant, provided that the recipient remains employed through the vesting date.

●

Retirement Benefits. The only retirement plan the Company maintains in the United States is its 401(k) Profit Sharing Plan, which is which is a tax-qualified defined contribution plan that is available to all of its eligible employees, including the Named Executive Officers. Although it is not required to do so, the Corporation makes discretionary contributions to plan participants from time to time. In 2019, the Corporation contributed a total of $75,000 to that plan, which was shared by its 197 participants in proportion to their respective contributions. The amounts that the Corporation contributed to each of the Named Executive Officers is included in the "All Other Compensation" column above. The Corporation does not maintain any defined benefit pension plans, supplemental retirement plans, or nonqualified deferred compensation plans. However, see Bartels' Retirement and Director Compensation, below.

●

Other Benefits and Perquisites. Other than providing car allowances and paying for life and long-term disability benefits, each as described in footnote (2) to the Summary Compensation Table above, the Corporation does not provide any perquisites or other benefits to its Named Executive Officers. The Corporation provides standard healthcare benefits to its eligible employees, including the Named Executive Officers.

SGRP has not entered into an employment agreement with any of our Named Executive Officers.

Potential Severance Payments upon a Change-In-Control and Termination

In order to retain and motivate certain highly qualified executives in the event of a "Change-in-Control", the Corporation entered into a separate Amended and Restated Change in Control Severance Agreement (each a "CICSA") in substantially the same form (each a "CICSA") with Messrs. Oliver, Segreto, Belzer, Marrone, and Adolph. all of which are still in effect, and which each were most recently amended as of November 8, 2018. William H. Bartels, also had an Amended and Restated Change in Control Severance Agreement dated as of December 22, 2008, which no longer applies since he retired as an employee of SGRP as of January 1, 2020. Mr. Bartels was and continues to be a director of SGRP, but retired as Vice Chairman on July 17, 2020.

Each CICSA provides that the applicable executive will receive a lump sum severance payment if both (1) a "Change in Control" occurs (which includes certain changes in ownership as well as the hiring of a new Chief Executive Officer and non-independence of the Board), and (2) within the "Protected Period" the executive either resigns for "Good Reason" (such as an adverse change in duties or compensation) or is terminated other than in a "Termination For Cause" (as such terms are defined in the applicable CICSA). The Protected Period is equal to the greater of 36 months from the date of the CICSA or 24 months from the then most recent Change in Control (which could begin after the end of such 36 month period). The CICSA severance payment is equal to the sum of (i) the employee's monthly salary times the number of remaining months in the Protected Period following such resignation or termination, plus (ii) the maximum bonus if any that would have been paid to such employee for any bonus plan then in effect (not to exceed 25% of the employee's annual salary).

The Corporation also has entered into a separate Executive Officer Severance Agreement (each an "EOSA") with Mr. Olivier dated as of September 5, 2017, and with Mr. Adolph dated as of June 17, 2016. The EOSAs do not require a "Change in Control" but do require a resignation for "Good Reason" (such as an adverse change in duties or compensation) or termination other than in a "Termination For Cause" within the applicable "Protected Period" (which generally means the stipulated period following the effective date of the EOSA, but which may be extended for additional 12 month periods from time to time) for severance to be paid, as such terms are defined in the applicable EOSA. Severance payments under an EOSA are generally equal to 6 months of his salary (but without duplication of any payment due under the applicable CICSA).

The Corporation has entered into an EOSA with Ms. DeVriese dated as of August 4, 2020, which provides for six months of severance and has a perpetual term and protected period.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised options, unvested stock options and certain related information for each Named Officer outstanding as of December 31, 2019.

 Stock Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable at 12/31/19 (#)	Number of Securities Underlying Unexercised Options Not Exercisable at 12/31/19 (#)		Option Exercise Price ($)	Option Expiration Date
Christiaan Olivier	09/05/17	250,000	250,000	(2)	$1.08	09/05/27
	05/03/18	12,500	37,500	(3)	$1.23	05/03/28
	04/05/19	18,750	56,250	(4)	$0.64	04/05/29

James Segreto	08/05/10	30,000	–		$1.00	08/05/20
	08/04/11	30,000	–		$1.23	08/04/21
	08/01/12	30,000	–		$1.09	08/01/22
	08/06/13	35,000	–		$2.14	08/06/23
	08/07/14	–	–
	08/13/15	–	–
	08/11/16	18,750	6,250	(1)	$0.92	08/11/26
	08/09/17	12,500	12,500	(2)	$1.05	08/09/27
	05/03/18	5,000	15,000	(3)	$1.23	05/03/28
	04/05/19	5,000	15,000	(4)	$0.64	04/05/29

Kori Belzer	08/05/10	35,000	–		$1.00	08/05/20
	08/04/11	35,000	–		$1.23	08/04/21
	08/01/12	35,000	–		$1.09	08/01/22
	08/06/13	35,000	–		$2.14	08/06/23
	08/07/14	–	–
	08/13/15	–	–
	08/11/16	18,750	6,250	(1)	$0.92	08/11/26
	05/07/17	12,500	12,500	(2)	$0.90	05/17/27
	05/03/18	5,000	15,000	(3)	$1.23	05/03/28
	04/05/19	6,250	18,750	(4)	$0.64	04/05/29

Gerard Marrone	01/09/17	–	50,000	(2)	$1.00	01/09/27
	05/03/18	5,000	15,000	(3)	$1.23	05/03/28
	04/05/19	5,000	15,000	(4)	$0.64	04/05/29

Steven Adolph	06/20/16	75,000	25,000	(1)	$0.99	06/20/26
	08/09/17	12,500	12,500	(2)	$1.05	08/09/27
	05/03/18	5,000	15,000	(3)	$1.23	05/03/28
	04/05/19	5,000	15,000	(4)	$0.64	04/05/29

(1)	Amounts vest on the anniversary of the grant date in 2020.
(2)	Amounts vest on the anniversary of the grant date, one half in 2020 and 2021.
(3)	Amounts vest on the anniversary of the grant date one third in each 2020, 2021, and 2022.
(4)	Amounts vest on the anniversary of the grant date one fourth in each 2020, 2021, 2022, and 2023.

COMPENSATION OF DIRECTORS

Stock Option Awards

The following table sets forth all compensation costs of the Corporation for services rendered to it by its directors (other than any Named Officer), and certain other amounts that may have been received by or allocated to them, for the year ended December 31, 2019. The Corporation has not given restricted stock awards to its directors and does not have pension plans or non-qualified deferred compensation plans for its directors, so those columns have been omitted.

Name	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jack W. Partridge (2)	2019	31,250	–	–	31,250
Lorrence T. Kellar (3)	2019	3,125	–	–	3,125
Arthur B. Drogue (4)	2019	95,250	–	–	95,250
R. Eric McCarthey (5)	2019	65,000	1,071	–	66,071
Peter W. Brown	2019	55,000	–	–	55,000
Jeffery A. Mayer	2019	64,179	–	–	64,179
Arthur H. Baer	2019	17,949	–	–	17,949
Panagiotis N. Lazaretos	2019	3,288	–	–	3,288

(1)

These are not amounts actually paid to or received by the named director. These are "compensation expenses" for restricted stock or stock option awards recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC- 718-10.

(2)	Mr. Partridge's tenure as a director of SGRP ended in May 2019.
(3)	Mr. Kellar's tenure as a director of SGRP ended in January 2019.
(4)	Mr. Drogue’s tenure as a director of SGRP ended on August 1, 2020.
(5)	Mr. McCarthey’s tenure as a director of SGRP ended on August 1, 2020.

Discussion of Directors' Compensation

The Compensation Committee administers the compensation of directors pursuant to SGRP's Director Compensation Plan for its outside Directors, as approved and amended by the Committee from time to time (the "Directors Compensation Plan"), as well as the compensation for SGRP's executives. The Directors Compensation Plan was modified in the March 16, 2017, quarterly meeting of the Compensation Committee, effective April 1, 2017.

Under the Directors Compensation Plan taking effect for all periods on and after April 1, 2017: each Independent Director and Non- Employee Director is entitled to receive director's fees of $55,000 per annum; each applicable Independent Director is entitled to receive for chairing the applicable committee an additional $10,000 per annum fee in the case of the Audit Committee Chairman and an additional $7,500 per annum fee in the case of the Chairman of each of the Governance, Compensation, Strategic and Technology Committees in each case payable quarterly in cash. The Compensation Committee in May 2018 approved total compensation of $90,000 per year for the Corporation's Chairman following the retirement of Robert G. Brown as Chairman.

In addition to their cash compensation, in the past each Independent Director received options to purchase 10,000 SGRP Shares upon acceptance of the directorship, options to purchase 10,000 additional SGRP Shares after one year of service, and options to purchase 10,000 additional SGRP Shares for each additional year of service thereafter (typically granted by the Corporation at the regularly scheduled board meeting which coincided with the Annual Meeting). All such options have an exercise price equal to 100% of the fair market value of a SGRP Share at the date of grant and vest 100% on the first anniversary of the Award's grant date. When we have granted restricted stock awards instead of options, each Independent Director would receive 4,000 restricted SGRP Shares upon acceptance of the directorship, 4,000 additional SGRP Shares after one year of service, and 4,000 additional restricted SGRP Shares for each additional year of service thereafter (typically granted by the Corporation at the regularly scheduled board meeting which coincided with the Annual Meeting). All restricted SGRP Shares vest 25% on the first anniversary of the Award's grant date for a period of four years. During 2019, Messrs. Drogue, McCarthey, Partridge, and Brown each received option grants to purchase 20,000 of the Company's Common Stock and Mr. Mayer received option grants to purchase 30,000 shares of the Company's Common Stock.

All stock options and restricted stock awards to Independent Directors have been granted under the 2018 Plan and Prior Plans, under which each member of the Board is eligible to participate. Independent Directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.

Bartels' Retirement and Director Compensation

William H. Bartels retired as an employee of the Company as of January 1, 2020. However, he will continue to serve as Vice Chairman and a member of SGRP's Board, positions he has held since July 8, 1999.

Effective as of January 18, 2020, SGRP's Governance Committee proposed and unanimously approved the following benefits for the five year period commencing January 1, 2020, and ending December 31, 2024 (the "Five Year Period"), for Mr. Bartels in connection with his retirement: (a) retirement payments of $100,000 per year ("Retirement Compensation"); (b) the then applicable regular non-employee director fees ("Regular Fees"), currently $55,000 per year, and a supplemental Board fee of $50,000 per year ("Supplemental Fees"); and (c) the same medical, dental, eye and life insurance benefits he received as of December 31, 2019, under an arrangement whereby Mr. Bartels shared part of the cost of Medicare and supplemental health benefits, currently valued at approximately $15,588 per year ("Medical Benefits"); in each case paid in accordance with SGRP's payroll schedule and policies, and payable whether or not Mr. Bartels remains a director of SGRP for any reason.

The Retirement Compensation, Regular Fees and Supplemental Fees that remain unpaid during the Five Year Period: (i) shall be accelerated and paid to Mr. Bartels (or his heirs or assigns) in full upon the sale to a third party of a majority of the SGRP Shares or all or substantially all of SGRP's assets; and (ii) shall survive and be payable in full to his heirs and assigns in the event of the death of Mr. Bartels.

Based on current rates and benefits, the aggregate value of such compensation, fees and benefits payable to Mr. Bartels will be approximately $220,558 per year and a total of $1,102,790 for the Five Year Period. Such compensation, fees and benefits (in whole or in part) may be extended beyond the Five Year Period in the discretion of the Board. The Company recognized $700,000 of retirement benefit expense during the six-month period ended June 30, 2020, representing the present value of the future payments due Mr. Bartels.

In the event of  any future business transaction involving Mr. Bartels and SGRP for which Bartels may receive additional compensation as mutually agreed at the time of or in connection with such transaction, which under applicable law also will require approval of SGRP's Audit Committee as a related party payment or transaction (as Mr. Bartels will still be a related party if he is then a director or significant stockholder), such retirement compensation, fees or benefits will not offset, replace or limit any such additional approved transactional compensation payable to Mr. Bartels.

Mr. Bartels is one of the founders and a significant stockholder of SGRP (holding approximately 25.1% of the SGRP Shares).  He also is part of a control group holding a majority of the SGRP Shares with Robert G. Brown (together with Mr. Bartels, the "Majority Stockholders"), which group recently acted to (1) unilaterally select, appoint and elect Panagiotis ("Panos") N. Lazaretos to serve on the board of directors of SGRP, effective on December 10, 2019, and unilaterally select, appoint and elect Robert G. Brown to serve on the board of directors of SGRP, effective as of April 24, 2020 (see Information in Connection with Appointment of Robert G. Brown as a Director and Background in Proposal 1 in the First Special Meeting Proxy/Information Statement).  See SGRP's Preliminary Proxy Statement as filed with the SEC effective on January 31, 2020, and SGRP's Current Reports on Form 8-K as filed with the SEC on January 31, 2020, January 7, 2020, September 16, 2019, August 23, 2019, and August 12, 2019.

 COMPENSATION PLANS

Equity Compensation Plans

The following table contains a summary of the number of shares of Common Stock of SGRP to be issued upon the exercise of stock options outstanding at December 31, 2019, under the 2018 Plan and 2008 Plan and the Prior Plans, the weighted-average exercise price of those outstanding stock options, and the number of additional shares of Common Stock remaining available for future issuance of stock options and other stock based awards.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding stock options and stock rights (#)	Weighted average exercise price of outstanding stock options and stock rights ($)	Number of securities remaining available for future issuance of options, rights and other stock based awards (#)
Equity compensation plans approved by security holders:
2008 Plan	2,227,211	$1.22	–
2018 Plan	555,000	$0.89	–

Audit and Compensation Committee Interlocks and Insider Participation

No member of the Board's Audit Committee, Compensation Committee or Governance Committee was at any time during the year ended December 31, 2019, or at any other time an officer or employee of the Company. No executive officer of the Company or Board member serves as a member of the board of directors, audit, compensation or governance committee of any other entity that has one or more executive officers serving as a member of SGRP's Board, Audit Committee, Compensation Committee or Governance Committee, except for the positions of Messrs. Brown and Bartels as directors and officers of SGRP and as directors and officers of each of its affiliates, including SBS, SAS and SIT (see Transactions with Related Persons, Promoters and Certain Control Persons, above).

NO OTHER BUSINESS

In accordance with the Restated By-Laws, no proposals or matters other than those specifically described above are permitted to come before the Special Meeting.  If any other matters or motions are attempted to be presented at the Special Meeting, they will be ruled out of order and denied.  It is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions to the greatest extent permitted by applicable law, including any matter dealing with the conduct of the Special Meeting.

STOCKHOLDER COMMUNICATIONS

Communications with SGRP and the Directors

Generally, a stockholder who has a question or concern regarding the business or affairs of SGRP should contact the Chief Financial Officer of SGRP. However, if a stockholder would like to address any such question directly to the Board, to a particular Committee, or to any individual director(s), the stockholder may do so by sending his or her question(s) in writing addressed to such group or person(s), SPAR Group, Inc., 1910 Opdyke Court, Auburn Hills, MI 48326, and marked "Stockholder Communication".

SGRP has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. This policy is reflected in the SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

In addition, questions may be asked of any director before the Special Meeting and all of SGRP's directors are expected to attend the Special Meeting. Additionally, the Corporation believes its directors should attend all possible meetings of the Board and its committees and stockholders, but has not specified any required minimum attendance.

Submission of Stockholder Proposals and Director Nominations for Annual Meetings

For any business, nominee or proposal to be properly brought before any annual meeting by a stockholder (acting in his or her capacity as stockholder), the Restated By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2021 Annual Meeting of SGRP stockholders (the "2021 Annual Meeting") must notify SGRP by no later than February 12, 2021. Such stockholder's notice shall be in the form and contain the substance required under the Restated By-Laws and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after February 12, 2021, or that do not conform to the requirements of the Restated By-Laws or Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's Proxy Statement and form of proxy) will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2021 Annual Meeting.

Stockholder proposals submitted under Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's Proxy Statement and form of proxy) can be submitted by no later than the 90th day preceding the scheduled stockholder meeting. Since such a proposal does not have to be in the Proxy Statement, this provision was added to the Restated By-Laws pursuant to the Settlement (see 2019 Restated By-Laws, above) and principally benefits those who make such a proposal and have sufficient votes to approve it, such as the Majority Stockholders. However, the Corporation may choose to voluntarily include such a proposal in its Proxy Statement to provide actual notice to all of its stockholders.

The Restated By-Laws provide that a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2021 Annual Meeting (i) a brief description of the business, nominee or proposal desired to be brought before the 2021 Annual Meeting and the reasons for considering the same at the 2021 Annual Meeting, (ii) the name and address, as they appear on SGRP's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of SGRP's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder's notice also must contain (A) the proposed nominee's name and qualifications, including five year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any), (B) the reason for such recommendation, (C) the number of shares of stock of SGRP that are beneficially owned by such nominee, (D) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors, and (E) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

If it is determined by the Governance Committee or the presiding officer of the 2021 Annual Meeting that a stockholder proposal was not made in accordance with the terms of the Restated By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the 2021 Annual Meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver the Company's communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of any Notice of Internet Availability of Proxy Materials and/or a printed version of the 2019 Annual Report to stockholders and this Proxy Statement. Upon oral or written request, the Company will promptly deliver a separate copy of the above materials to any stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also request delivery in the future of a single copy of such documents if they are currently receiving multiple copies of such documents. Stockholder may notify SGRP of their requests by writing to: Spar Group, Inc., 1910 Opdyke Court, Auburn Hills, MI 48326, Attn: Fay Devriese, Chief Financial Officer.

Q&A/Information Regarding Virtual Attendance at the Special Meeting

Further details and frequently asked questions regarding the Special Meeting are available on the Company's Investor Relations website at https://investors.sparinc.com/.

OTHER REPORTS

A COPY OF THE 2019 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019 (THE "2019 ANNUAL REPORT") FILED WITH THE SEC ON APRIL 14, 2020, THE QUARTERLY REPORT ON FORM 10-Q/A FOR THE QUARTER ENDED September 30, 2020, FILED WITH THE SEC ON November 15, 2020, AND THE CURRENT REPORTS ON FORM 8-K REFERENCED IN THIS PROXY STATEMENT ARE AVAILABLE AT INVESTORS.SPARINC.COM/SEC-FILINGS.

SGRP WILL PROVIDE EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT (EXCLUDING ALL EXHIBITS NOT EXPLICITLY INCORPORATED BY REFERENCE HEREIN). REQUESTS FOR COPIES OF THE 2019 ANNUAL REPORT MUST BE SENT TO Spar Group, Inc., 1910 Opdyke Court, Auburn Hills, MI 48326, Attn: Fay DeVriese, Chief Financial Officer.

THE 2019 ANNUAL REPORT, THE QUARTERLY REPORTS ON FORM 10-Q AND THE CURRENT REPORTS ON FORM 8-K REFERENCED IN THIS PROXY STATEMENT ARE NOT PART OF SGRP'S SOLICITING MATERIAL.

PROXIES AND SOLICITATION

The proxy accompanying this Proxy Statement is solicited on behalf of the SGRP's Board of Directors. Proxies for the Special Meeting are being solicited by mail directly and through brokerage and banking institutions. SGRP will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of SGRP (who will not be specifically compensated for such services) personally or by telephone. SGRP will reimburse banks, brokers, custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

/s/ Fay DeVriese
Fay DeVriese, Chief Financial
Officer

Auburn Hills, MI

ANNEX A

PART 1: MAY 2020 AMENDMENT (as adopted at the May 2020 Annual Meeting of SGRP Stockholders)

PART 2: PROPOSED BY-LAW CHANGES TO BE VOTED ON AT THE SPECIAL MEETING (WITH REDLINE)

PART 3: PROPOSED BY-LAW CHANGES TO BE VOTED ON AT THE SPECIAL MEETING (WITHOUT REDLINE)

Section 2.07. Voting. Except as otherwise provided by the Certificate or Applicable Law: (a) each stockholder shall be entitled to one vote for each share of the Corporation's stock entitled to vote on the matter registered in his name on the books of the Corporation on the applicable record date, as determined in accordance with Section 8.01 of these By-Laws; and (b) at any meeting of stockholders at which a quorum is present, (i) directors shall be chosen by a majority of the votes cast, (ii) directors may be removed by the votes of a majority of the shares then entitled to vote for directors, and (iii) all other questions brought before the stockholders shall be determined by a majority of the votes cast. For clarity, votes cast do not include abstentions, non-votes or inconclusive votes (i.e., no box clearly checked, multiple boxes checked, and the like) respecting any candidate or matter. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.

ANNEX B

2020 STOCK COMPENSATION PLAN

OF

SPAR GROUP, INC.

Effective upon Approval as of the Effective Date (as defined below)

Section 1.     Approval and Purposes of this Plan. In addition to the definitions contained in various Sections below, certain definitions and interpretations applicable to this Plan are set forth below in Sections 22 and 23, respectively. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the SGRP By-Laws.

(b)     SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation"), through the action of its Compensation Committee and Board of Directors (the "Board") on December 22, 2020, authorized, approved and established this 2020 Stock Compensation Plan of SPAR Group, Inc. (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, this "Plan"), for submission to the stockholders of the Corporation at their special meeting on or about January 19, 2021 (as and to the extent the same may be postponed or adjourned), and effective upon the approval of this Plan by a majority of the shares voted by the stockholders of the Corporation at that meeting provided that a quorum exists (or, if later, within no more than 60 days after such Board approval) in accordance with applicable Exchange Rules and other Applicable Law (the "Effective Date).

(c)     This Plan is intended to provide an incentive to selected employees, officers and directors of each SGRP Company and each SGRP Consultant, and to offer an additional inducement in obtaining the services of such individuals. This Plan provides for the grant of equity compensation awards (each an "Award") in, to or otherwise respecting shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), in the form of (i) Non-qualified stock options (i.e. options that do not qualify as "incentive stock options within the meaning of Section 422 of the Code) as described in Section 5 ("NQSOs"), in each case to the greatest extent permitted by this Plan and Applicable Law. The Corporation makes no representation or warranty, express or implied, as to the qualification of any option as a "non-qualified stock option" under the Code. Each reference to a consultant in this Plan shall be deemed to include each of the consultant's employees in the case of a consultant that is not a natural person.

(d)     This Plan amends, restates, supersedes and replaces the 2018 Plan (which in turn replaced the 2008, 2000 and 1995 Plan, as such terms are defined in Section 22 hereof) for new Awards granted on and after the Effective Date. All Awards issued at any time under the 2018 or 2008 Plans (in each case other than to the extent exercised in the case of any option or end of the applicable vesting), 2000 Plan or 1995 Plan and still outstanding on the Effective Date ("Continuing Awards"), respecting the covered shares of the Corporation's Common Stock ("Continuing Award Shares"), shall continue to be governed by such plans, as applicable, except that those Continuing Awards may be modified as provided in Section 8 or 9 hereof as if they were Awards hereunder to the extent the provisions respecting adverse modifications in those plans are not violated by such modification.

Section 2.     Stock Subject to this Plan. 0(a) Subject to adjustment under and the other provisions of Sections 8 and 9, the Corporation from time to time after the Effective Date may grant new NQSLs as Awards under this Plan ("New Awards") to, in or otherwise respecting its Common Stock ("New Award Shares") so long as the New Award Shares covered by each proposed New Award or group of New Awards in the aggregate do not at the time of the proposed issuance exceed the remaining unused availability for New Award Shares under this Plan (the "Remaining Availability").

(i)

The Remaining Availability at a particular calculation time shall be equal to 550,000, plus 50,000 for each of up to the first 3 additional new Directors during the period December 1, 2020, to April 30, 2021 ("Authorized Options"), elected to the board shares minus the cumulative aggregate number of New Awards covered by Awards issued under this Plan on and after the Effective Date (including all options to acquire Common Stock).

(ii)	The remaining Availability is subject to adjustment as provided in Section 8 if and to the same extent any adjustment is made in the New Awards.

(iii)

For clarity no shares under the 2018 Plan are included in or shall increase or decrease the Authorized Options shares available for award under this Plan and no New Awards can be issued from the 2018 Plan.

(iv)	The Corporation will issue New Awards for options to purchase an aggregate of 125,000 New Award Shares to 19 employees (other than the Named Executive Officers) in individual amounts designated by the Board.

(b)          Notwithstanding any other clauses in the Plan, the Corporation will issue New Awards for options to purchase 10,000 New Award Shares  to each of Panagiotis N. Lazaretos, Igor Novgorodtsev, Robert G. Brown, and Arthur H. Baer, and New Awards for options to purchase 50,000 New Award Shares to each member of the Board of Directors on the Effective Date of this Plan.

(c)           For clarity, any options issued to Fay DeVriese to induce her to become SGRP's CFO are not deemed issued under this Plan and shall have no effect on the 20-21 Remaining Availability.

(d)          The Corporation shall at all times during the term of this Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the Awards issued under and the other requirements of this Plan. Such shares of Common Stock may, in the discretion of the Board, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Corporation. No fractional shares of Common Stock shall be issued or purchased under this Plan.

-1- 2020 Stock Compensation Plan

Section 3.     Administration of this Plan; Administrators' Authority and Discretion, No Liability, Minimum Vesting Periods, Etc. This Plan will be administered under the authority of the Compensation Committee of the Board of Directors of the Corporation as provided in this Plan. The Compensation Committee or the Corporation (acting through the proper officer(s) of the Corporation) from time to time may recommend to the Board for approval by the Board one or more officers, employees and independent contractors (including the Compensation Committee to the extent applicable, each an "Administrator") to assist in the administration of this Plan permitted by the Charter (as defined in Section 22), applicable Exchange Rules and Applicable Law. The Board may remove, add or change any administrative at any time with or without reason. Notwithstanding the foregoing, so long as the Corporation has any class of its common equity securities registered or required to be registered under Section 8 or 9 of the Securities Exchange Act, to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act, as amended, or any successor rule (together with such section, "Rule 16b-3"), or to preserve any deduction or otherwise comply with any applicable provision of the Code, ERISA, Securities Law, Exchange Rules, Accounting Standards or other Applicable Law, any Compensation Committee appointed by the Board to administer this Plan shall be comprised of two or more directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3. The delegation of power and authority to the Administrators hereunder shall be consistent with all Applicable Law (including, without limitation, applicable state law and Rule 16b-3) and any applicable Exchange Rules. Unless otherwise provided in the Charter or by Applicable Law, a majority of the members of the Compensation Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Compensation Committee.

(b)     The Compensation Committee shall have the power and authority (which it may delegate to the Administrators to the extent permitted by this Plan, the Charter, applicable Exchange Rules and Applicable Law), to recommend to the Board for Board approval (i) the persons who shall be granted Awards under this Plan; (ii) when they shall receive Awards and the applicable grant dates; (iii) the standard term of each Award, including any provisions for early termination or forfeiture; (iv) the method or formula for determining (A) the date each option shall become exercisable, (2) whether the installments shall be cumulative and (3) the date each installment shall become exercisable or vest and the term of each installment; (v) the form of payment of the exercise price for any option; (vi) the method or formula for determining (A) the exercise price of each option, and (B) the Fair Market Value of a share of Common Stock for all purposes of this Plan; (vii) whether and under what conditions to subject the exercise or vesting of all or any portion of an Award to the fulfillment of certain restrictions or contingencies, including (without limitation) restrictions or contingencies relating to (A) entering into a covenant not to compete with any SGRP Company, (B) financial objectives for the Corporation, any of its Subsidiaries, a division, a product line or other category and/or (C) the period of continued employment or consulting of the Awardee with any SGRP Company, and in each case to determine whether such restrictions or contingencies have been met; (xiii) the method or formula for determining the amount, if any, necessary to satisfy the obligation to withhold taxes or other amounts with respect to any Award; (viii) whether to cancel or modify an Award either with or without the consent of the Awardee or as provided in the Contract, provided, however, that any modified provision is permitted to be included in an Award granted under this Plan on the date of the modification; and (ix) how to construe the respective Contracts and this Plan; (x) the policies, rules and regulations relating to this Plan and how and when to prescribe, amend and rescind the same.

(c)     The Compensation Committee shall have exclusive power and authority respecting any other determination necessary or advisable for administering this Plan to the extent such determination must be made by the Compensation Committee or similar committee of independent directors under applicable provisions of the Code, ERISA, Securities Law, Exchange Rules or Accounting Standards, other Applicable Law or the Charter.

(d)     Any controversy or claim arising out of or relating to this Plan, any option granted under this Plan or any Contract on the books and records of the Corporation with respect thereto shall be determined unilaterally by the Administrators in their sole and absolute discretion as a recommendation to the Compensation Committee for its determination, which determination shall be final, conclusive and binding on all parties.

(e)     No present or former Administrator or director, officer or employee of any SGRP Company or SGRP Consultant shall be liable for any action, inaction or determination made in good faith, and no present or former member of the Compensation Committee shall be liable for any action, inaction or determination made, with respect to this Plan, any Award granted, exercisable, exercised, vested, settled, surrendered or expired hereunder or any bookkeeping entry made in connection therewith.

(f)     The Corporation shall maintain a separate permanent record of its actions with respect to the Plan, which shall be available for inspection by appropriate parties as may be required by Applicable Law. Such records shall include (without limitation) a separate account for each Awardee reflecting all Awards granted, exercisable, exercised, vested, settled, surrendered, forfeited, cancelled or expired and other actions taken with respect thereto. The Corporation's books and records shall be conclusive as to the existence, amounts and terms of all Awards absent manifest error.

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(g)     Notwithstanding any provision of the Plan to the contrary, any stock-settled Award that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of performance goals) shall vest over a four (4)-year period following the date of grant in four equal amounts annually starting on the first anniversary of the options being issued (ii) upon an Extraordinary Event (as defined in Section 8(a)). The provisions of this Section 3(g) shall not apply to repricing or adjustment under Section 8 or 9.

Section 4.     Eligibility; Absences; Certain Changes of Employment or Service Relationship. The Administrators may from time to time, consistent with the purposes of this Plan recommend to the Board for Board approval, the grant of NQSL Awards to any director, officer or employee of any SGRP Company as the Administrators may determine in their sole discretion. Such Awards granted shall cover such number of shares of Common Stock as the Administrators may determine in their sole discretion; provided, however, that if on the date of grant of an Award, any class of common stock of the Corporation (including without limitation the Common Stock) is required to be registered under Section 9 of the Securities Exchange Act, the maximum number of shares subject to Awards that may be granted to any employee during any calendar year under this Plan shall be 100,000 shares.

(b)     For the purposes of this Plan, and consistent with subsection (c) of this Section below, an employment relationship shall be deemed to exist if, at the time of the determination, the individual was a director, officer, or employee of any SGRP Company. As a result, an individual on military leave, sick leave or other bona fide leave of absence shall continue to be considered a director, officer, employee or consultant for purposes of this Plan during such leave if the period of the leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to re-employment with or re-engagement by such SGRP Company, as the case may be is guaranteed either by statute or by contract or such SGRP Company has consented by policy or in writing to a longer absence. If the period of leave exceeds ninety (90) days and the individual's right to re-employment is not guaranteed by statute, contract, policy or consent, the employment or consulting relationship shall be deemed to have terminated on the 91st day of such leave.

(c)     Notwithstanding anything to the contrary in this Plan, unless otherwise provided in an applicable Contract or as the Administrators may otherwise determine in their sole discretion and advise in writing: (i) the termination (consistent with subsections (a) and (b) of this Section, above) of an Awardee's employment or service relationship as a director, officer or employee of one SGRP Company shall not be deemed to be a termination of the Awardee's employment or service relationship, the relationship shall be deemed to be continuing, and not a termination, for the purposes of this Plan (including continuation for the measurement of applicable vesting periods), as long as the Awardee continues to be a director, officer, employee of any other SGRP Company;.

Section 5.     Options. Grant of Options. The Administrators may grant Awards of options that are NQSOs, to acquire shares of Common Stock as provided in this Section, and each person receiving an option will be referred to as an "Optionee" and is also an Awardee under this Plan. Each Award of options granted pursuant to this Plan shall be made on such terms and conditions as are not inconsistent with this Plan and as are established by the Administrators, in their sole discretion, at or before the time such Award is granted

 (b)    Exercise Price of Options.  The exercise price of the shares of Common Stock under each option shall be determined by the Administrators in their sole discretion; provided, however, that the exercise price of an option shall be equal to than the Fair Market Value of the Common Stock subject to such option on the date of grant.

(c)     Term of Options. Each option granted pursuant to this Plan shall be for a period of five (5) years from the date of grant thereof. Options shall be subject to earlier termination as hereinafter provided.

(d)     Exercise of Options.

(i)     An option (or any installment thereof), to the extent then exercisable, shall be exercised by giving written notice (an "Exercise Notice") to the Corporation at its principal office (A) specifying the option being exercised and the number of shares of Common Stock as to which such option is being exercised, and (B) accompanied by payment in full of the aggregate exercise price therefor (I) in cash and/or by certified check, (II) with the authorization of the Administrators, with previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of exercise, equal to the aggregate exercise price of all options being exercised, (III) with a concurrent sale of option shares to the extent permitted by clause (ii) of this Section 5(d), (IV) with the authorization of the Administrators, through a "net exercise" method as described in clause (iii) of this Section 5(d), or (V) some combination thereof; provided, however, that in no case may shares be tendered if such tender would require the Corporation to incur a charge against its earnings for financial accounting purposes. The Corporation shall not be required to issue any shares of Common Stock pursuant to the exercise of any option until all required payments with respect thereto, including payments for any required withholding amounts, have been made.

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(ii)     The Administrators may, in their sole discretion, permit payment of the exercise price of an option by delivery by the Optionee of a properly executed Exercise Notice, together with a copy of the Optionee's irrevocable instructions to a broker acceptable to the Administrators to sell all or a portion of the option shares and deliver promptly to the Corporation the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

(iii)     Upon its receipt of a properly executed Exercise Notice, the Corporation, in its sole discretion and to the greatest extent permitted by Accounting Standards and Applicable Law, may allow the payment or offset of the applicable exercise price of those exercised Option shares and pay the applicable tax withholding on behalf of the employee, by reducing the number of shares of Common Stock to be issued upon exercise by the largest whole number of shares with a Fair Market Value not in excess of the aggregate Exercise Price and tax withholding, and then issuing only the net number of Option shares remaining to the Awardee.

(iv)     An Optionee shall not have the rights of a stockholder with respect to such shares of Common Stock to be received upon the exercise of an option until the date of issuance of a stock certificate to the Optionee for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Corporation's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any Optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

(e)     Handling Options on Termination of Relationship; Retirement.

(i)     Any Optionee whose employment with any SGRP Company has terminated for any reason may exercise any option granted to the Optionee as an employee or Director, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated for Cause (as defined in Section 22), such option shall terminate and be forfeited immediately, and the grantee shall have no further rights or interest with respect to the option.

(ii)     Nothing in this Plan or in any option granted under this Plan shall confer on any person any right to continue as a director, officer or employee of any SGRP Company, to become a director, officer or employee of any other SGRP Company, or to interfere in any way with any right of any SGRP Company to terminate such relationship at any time for any reason whatsoever without liability to any SGRP Company.

(f)     Death of an Optionee.

(i)     If an Optionee dies (A) while the Optionee is a director (whether or not an employee), officer (whether or not an employee), or employee of any SGRP Company the options granted to the Optionee under this Plan will become fully vested automatically, notwithstanding any vesting schedule, and may be exercised by the Optionee's Legal Representative (as such term is defined in Section 22) at any time within three months after death, but not beyond the remaining term of the option

Section 6.     Compliance with Securities Laws. It is a condition to the exercise of any option, the issuance of any share of Common Stock and the vesting of any Award granted under this Plan that either (i) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued in connection therewith shall be effective and current at the time of exercise or issuance, or (ii) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock thereupon. Nothing herein shall be construed as requiring the Corporation to register shares subject to any Award under the Securities Act or to keep any Registration Statement effective or current.

(b)     The Administrators may require, in their sole discretion, as a condition to the grant, issuance of shares of Common Stock pursuant to or exercise of an Award, that the Awardee execute and deliver to the Corporation such Awardee's representations and warranties, in form, substance and scope satisfactory to the Administrators, as the Administrators may determine to be necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including (without limitation) that (i) the shares of Common Stock to be issued are being acquired by the Awardee for the Awardee's own account, for investment only and not with a view to the resale or distribution thereof, and (ii) any subsequent resale or distribution of shares of Common Stock by such Awardee will be made only pursuant to (A) a Registration Statement under the Securities Act that is effective and current with respect to the shares of Common Stock being sold, or (B) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Awardee, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Corporation with a favorable written opinion of counsel satisfactory to the Corporation, in form, substance and scope satisfactory to the Corporation, as to the applicability of such Securities Act exemption to the proposed sale or distribution.

(c)     In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to such Award on any securities exchange or under any Applicable Law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be granted, exercised or settled in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained by the Administrators free of any conditions not acceptable to the Administrators.

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Section 7.    Award Contracts. Each Award shall be evidenced by an appropriate Contract duly executed by the Corporation and the Awardee (each a "Contract"). Such Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators in their sole discretion.

Section 8.     Adjustment upon Changes in Common Stock.  (a)  Notwithstanding any other provision of this Plan, in the event of any change in the outstanding Common Stock by reason of a reverse stock split, combination or exchange of shares or the like that result in a decrease or increase in the number of shares that were outstanding immediately prior to such event the aggregate number of shares subject to each outstanding option and the excise price thereof, the Compensation Committee shall recommend to the Board for its approval an appropriate adjustment in the number of options each awardee has and/or a corresponding adjustment in the strike price to preserve the inherent economic value of the Awards and the intent of this Plan, consistent with this Plan and all Applicable Law, Security Law, Exchange Rules and ERISA. This mandatory adjustment and the Board's determination of the mechanics of its implementation shall be conclusive and binding on all parties.  Such adjustment may provide for the elimination of fractional shares without payment and for the rounding up to the next whole cent the exercise price.  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8 if such adjustment would cause this Plan to fail to comply with Section 409A of the Code or with Rule 16b-3 (if applicable to such Award).

(b)     Except as provided below but subject to compliance with Section 409A of the Code (if applicable), upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Corporation, (ii) any reorganization, merger or consolidation in which the Corporation does not survive, (iii) any reorganization, merger, consolidation or exchange of securities in which the Corporation does survive and any of the Corporation's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Corporation, or (iv) any acquisition by any person or group (as defined in Section 13(d) of the Securities Exchange Act) of beneficial ownership of more than fifty percent (50%) of the Corporation's then outstanding shares of Common Stock (other than ownership by Robert G. Brown, William H. Bartels, their respective families, trusts under which either of them or their family members is a trustee or beneficiary, and corporations and other entities under their individual or collective control) (each of the events described in clauses (i), (ii), (iii) and (iv) are referred to herein individually as an "Extraordinary Event"), this Plan and each outstanding option shall terminate. In such event each Awardee shall have the right to exercise, in whole or in part, any unexpired options or options issued to the Awardee, to the extent that said option is then vested and exercisable under this Plan within fifteen (15) Business Days of the Corporation's giving of written notice to the Awardee of such Extraordinary Event.

(c)     Except as otherwise expressly provided in this Plan, the termination of employment of, or the termination of a relationship with, an Awardee for any reason shall not, accelerate or otherwise affect the number of shares with respect to which an Award may be exercised, vested or settled; provided, however, that an option may only be exercised with respect to that number of shares that could have been purchased under the option had the option been exercised by the Awardee on the date of such termination

Section 9.     Repricing and other Award Modifications; Amendments and Termination of this Plan. Subject to the terms and conditions and within the limitations of the Plan, the Compensation Committee at any time and from time to time in its discretion may recommend to the Board for Board approval: Awards (by price, expiration or other relevant term or otherwise) one or more outstanding Awards granted under the Plan; (ii) may modify, extend or renew those Awards and their Corresponding Contracts; (iii) may authorize and direct the Corporation to accept the surrender of outstanding Awards and grant new or replacement Awards pursuant to the Plan in substitution therefor; and (iv) may provide that such modified, extended, renewed or substituted Awards have a lower exercise price. Notwithstanding the foregoing, however: (1) if the exercise price or similar component of the original Award was originally set at the then full Fair Market Value such exercise price or similar component shall not be lowered in any such modification, extension, renewal or substitution to an amount that is less than the full Fair Market Value as applicable, on the date of such modification, extension, renewal or substitution; and (2) no modification of an Award granted under this Plan or any such other plan shall adversely affect the rights or obligations of an Awardee under such Award without such Awardee's consent.

(b)     This Plan shall have an initial term that ends on May 1, 2021, and no Award may be granted thereafter under this Plan, unless an extension or elimination of such initial term Plan is approved by stockholders of the Corporation holding a majority of the outstanding shares if and as required pursuant to Section 21. Awards granted prior to the end the term of this Plan shall continue to be governed by this Plan (which shall continue in full force and effect for that purpose).

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(c)     The Compensation Committee, without further approval of the Corporation's stockholders, may at any time suspend or terminate this Plan, in whole or in part, or amend it from time to time in order that NQSLs granted hereunder meet the requirements for "non-qualified stock options" under the Code, or to comply with the provisions of Rule 16b-3 (if applicable) or any change in the Code, ERISA, Securities Law, Exchange Rules, Accounting Standards or other Applicable Law (including any regulation, ruling or interpretation of any governmental agency or regulatory body) applicable to this Plan, any Award or any related matter; provided, however, that no amendment shall be effective, without the requisite prior or subsequent stockholder approval of a majority of the outstanding shares, that would (a) except as contemplated in Section 8, increase the maximum number of shares of NQSLs for which Awards may be granted under this Plan or, (b) change the eligibility requirements for individuals to whom Awards may be granted hereunder, or (c) make any change for which stockholder approval is required under this Plan, the Code, ERISA, Securities Law, Exchange Rules, Accounting Standards or other Applicable Law or the Charter.

(d)     No termination, suspension or amendment of this Plan shall adversely affect the rights of an Awardee under any Award granted under this Plan without such Awardee's consent. The power of the Administrators to construe and administer any Award granted under this Plan prior to the termination or suspension of this Plan shall continue after such termination or during such suspension.

Section 10.     Non-Transferability. Except as otherwise provided below or in the applicable Contract, no Award granted under this Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the Awardee, only by the Awardee or the Awardee's Legal Representatives. Except to the extent provided below, Awards may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

Section 11.     Withholding Taxes. The applicable SGRP Company, may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise or settlement of an Award or a combination of cash and shares, having an aggregate Fair Market Value equal to the amount that the Administrators determine is necessary to satisfy the obligation of the SGRP Company to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise, vesting, settlement or disposition of an Award or the disposition of the underlying shares of Common Stock. Alternatively, the Corporation may require the Awardee to pay to the Corporation such amount, in cash, promptly upon demand.

Section 12.     Legends; Payment of Expenses. The Corporation may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise, granting or settlement of an Award under this Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (ii) implement the provisions of this Plan or any agreement between the Corporation and the Awardee with respect to such shares of Common Stock, or (iii) permit the Corporation to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under this Plan.

(b)     The Corporation shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise, granting or settlement of an Award granted under this Plan, as well as all fees and expenses incurred by the Corporation in connection with such issuance.

Section 13.     Use of Proceeds. Except to the extent required by law, the Corporation's Certificate of Incorporation, or the SGRP By-Laws, the cash proceeds to be received upon the exercise of an option under this Plan shall be added to the general funds of the Corporation and used for such corporate purposes as the Board may determine, in its sole discretion.

Section 14.     Nonqualified Deferred Compensation. The Corporation generally intends that each option and each Award of Restricted Stock granted under this Plan not constitute "nonqualified deferred compensation" within the meaning of and subject to Section 409A of the Code. To the extent that the Administrators determine that any provision of this Plan or any option or Contract relating to an option provides for any such nonqualified deferred compensation (in whole or in part), the Administrators at any time may amend this Plan and/or amend, restructure, terminate or replace any Contract to either comply with Section 409A of the Code and/or minimize or eliminate any such nonqualified deferred compensation, in each case notwithstanding anything in this Plan or any applicable Contract to the contrary.

(b)     Notwithstanding any other provision of this Plan, the Corporation shall not be liable to any Awardee if any payment or benefit that is to be provided pursuant to this Plan and that is considered "nonqualified deferred compensation" subject to Section 409A of the Code fails to comply with, or be exempt from, the requirements of Section 409A of the Code.

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Section 15.     No Employment Contract or other Additional Rights. Neither this Plan nor the granting of any Award or Contract hereunder shall, and none of them shall be deemed or construed to, in any way: constitute an employment contract between any director, officer or employee and any SGRP Company; be consideration or inducement for the employment of any director, officer or employee by any SGRP Company; create any specific employment term or period for any director, officer or employee of any SGRP Company; give any director, officer or employee of any SGRP Company the right to be retained in the service of any SGRP Company; interfere with the right of any SGRP Company to terminate any director, officer, employee at any time, with or without cause, regardless of the effect that such termination will or may have upon such individual as an Awardee under this Plan; otherwise affect the "at will" or other employment or engagement status of any director, officer, employee or SGRP Consultant of any SGRP Company; extend, modify or affect any written contract between of any SGRP Company; affect or restrict the power or authority of any SGRP Company to undertake any corporate or other action otherwise permitted under Applicable Law or any written contract between of any SGRP Company; except as may be expressly provided in this Plan or the applicable Contract, give any rights as a stockholder with respect to shares covered by any Award until such time (if ever) as the Awardee is listed as the owner of record, without restrictions on vesting or entitlement (other than those relating to securities laws) imposed pursuant to this Plan, of the shares on the books and records of the Corporation's transfer agent; or except as may be expressly provided in this Plan or the applicable Contract, provide any right to any adjustment for cash dividends or other rights for which the record date is prior to the date (if ever) the Awardee is listed as the owner of record, without restrictions on vesting or entitlement (other than those relating to securities laws) imposed pursuant to this Plan, of the shares on the books and records of the Corporation's transfer agent.

Section 16.     No Corporation Guaranty or Personal Liability. None of the SPAR Companies and Administrators has in any way guaranteed or assumed any other liability or responsibility for any loss or depreciation in or other adverse event respecting any Award covered by this Plan or any Contract with respect thereto or made any promise or assurance with respect thereto.

Section 17.     Indemnification. To the maximum extent permitted by law, the Corporation shall indemnify each Administrator and every other member of the Board, as well as any other director, officer or employee of any SGRP Company, from and against any and all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment and reasonable attorneys' fees and expenses) reasonably incurred by the individual in connection with any claims against the individual by reason of any action, inaction or determination on behalf of the Corporation by the individual under this Plan. This indemnity shall not apply, however, if: (i) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of any duties under this Plan; or (ii) the individual fails to assist the Corporation in defending against any such claim.

(b)     Notwithstanding the above, the Corporation with the approval of the Board shall have the right to select counsel and to control the prosecution or defense of the suit.

(c)     Furthermore, the Corporation shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Corporation consents in writing to the settlement or compromise.

Section 18.     Governing Law. This Plan, each Award granted and each Contract executed hereunder, the Contracts and all rights, powers, privileges, remedies, interests and other matters arising hereunder and thereunder shall be governed by, administered under and construed in accordance with, to the extent applicable: (i) ERISA, the Code or other federal tax or similar law; (ii) the Securities Law and other federal law of the United States of America; (iii) the DEGCL and the DEUCC; and (iv) to the extent that such federal law is not dispositive and does not preempt local law, and the DEGCL and DEUCC are not applicable, the Applicable Law of the State of New York, in each case other than those conflict of law rules thereof that would defer to the substantive laws of any other jurisdiction.

Section 19.     Waiver of Notice, No Waiver by Action, Rights Cumulative, Etc. Each express waiver, release, relinquishment or similar surrender of rights (however expressed) made by a party under or pursuant this Plan or any Award granted or Contract executed hereunder has been absolutely, unconditionally, irrevocably, knowingly and intentionally made by such person. Any waiver or consent respecting this Plan or any Award granted or Contract executed hereunder shall be effective only if in writing and signed by the required parties and then only in the specific instance and for the specific purpose for which given. No waiver or consent shall be deemed (regardless of frequency given) to be a further or continuing waiver or consent. A person or its designee may accept or reject any payment, reimbursement or performance without affecting any of its rights, powers, privileges, remedies and other interests under this Plan or any Award granted or Contract executed hereunder. No voluntary notice to or demand on any party in any case shall entitle such party to any other or further notice or demand. Except as expressly provided otherwise this Plan or any Award granted or Contract executed hereunder, (a) no failure or delay by any party in exercising any right, power, privilege, remedy, interest or entitlement hereunder shall deemed or construed to be a waiver thereof, (b) no single or partial exercise thereof shall preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right, power, privilege, interest or entitlement, and (c) the rights, powers, privileges, remedies, interests and entitlements under this Plan or any Award granted or Contract executed hereunder shall be cumulative, are not alternatives, and are not exclusive of any other right, power, privilege, remedy, interest or entitlement provided by this Plan, by any Award granted or Contract executed hereunder, or by Applicable Law.

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Section 20.     Severability. In the event that any provision of this Plan or any Award granted or Contract executed hereunder shall be determined to be superseded, invalid, illegal or otherwise unenforceable (in whole or in part) pursuant to Applicable Law by a court or other governmental authority, the parties agree that: (a) any such authority shall have the power, and is hereby requested by the parties, to reduce or limit the scope or duration of such provision to the maximum permissible under Applicable Law or to delete such provision or portions thereof to the extent it deems necessary to render the balance of this Plan or any such Award or Contract enforceable; (b) such reduction, limitation or deletion shall not impair or otherwise affect the validity, legality or enforceability of the remaining provisions of this Plan or any such Award or Contract, which shall be enforced as if the unenforceable provision or portion thereof were so reduced, limited or deleted, in each case unless such reduction, limitation or deletion of the unenforceable provision or portion thereof would impair the practical realization of the principal rights and benefits of either party hereunder; and (c) such determination and such reduction, limitation and/or deletion shall not be binding on or applied by any court or other governmental authority not otherwise bound to follow such conclusions pursuant to Applicable Law.

Section 21.     Amendments; Future Stockholder Approval. The Corporation reserves the right at any time, by action authorized by its Board or applicable Committee, to supplement, modify, amend or restate, in whole or in part, any or all of the provisions of this Plan (including all provisions hereof incorporated by reference into any Award granted or Contract executed hereunder). This right specifically includes (without limitation) the right to make such amendments effective retroactively, if necessary, to bring this Plan into conformity with applicable provisions of the Code, ERISA, Securities Law, Exchange Rules, Accounting Standards or other Applicable Law that must be complied with so that this Plan may provide the special tax consequences contemplated under the Plan or in connection with an Award. This Plan (a) may not be supplemented, modified, amended, restated, waived, discharged, released or terminated orally, (b) may only be supplemented, modified, amended or restated in a writing signed or approved in writing by the Corporation, and (c) may only be waived, discharged (other than by performance), released or voluntarily terminated in a writing signed by the Corporation, subject to any required stockholder vote as provided below. Any Award granted or Contract executed hereunder (excluding all provisions hereof incorporated by reference therein) (a) may not be supplemented, modified, amended, restated, waived, discharged, released or terminated orally, (b) may only be supplemented, modified, amended or restated in a writing signed or approved in writing by the Corporation and by the applicable Awardee, and (c) may only be waived, discharged (other than by performance), released or voluntarily terminated in a writing signed or approved in writing by the Corporation and by the applicable Awardee. Any amendment to this Plan shall be subject to approval (i) by the Board (upon the recommendation of the Compensation Committee to the extent provided by the Charter), and (ii) if and to the extent required by Applicable Law or applicable Exchange Rules, or if the Board otherwise directs that the matter be submitted to the Corporation's stockholders, by (A) the holders of a majority of the votes present in person or by proxy entitled to vote hereon at a duly held meeting of the Corporation's stockholders at which a quorum is present or (B) the Corporation's stockholders acting in accordance with the provisions of Section 228 of the DEGCL.

Section 22.     Certain Definitions.

(a)     "1995 Plan" shall mean the Amended and Restated 1995 Stock Option Plan of the Corporation, as the same may have been supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

(b)     "2000 Plan" shall mean the 2000 Stock Option Plan of the Corporation, as the same may have been supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

(c)     "2008 Plan" shall mean the 2008 Stock Compensation Plan of the Corporation, as the same may have been supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

(d)     "2018 Plan" shall mean the 2018 Stock Compensation Plan of SPAR Group, Inc., as authorized, approved and established by SGRP's Board and its Compensation Committee on April 10, 2018, and submitted to and approved by SGRP's stockholders at their annual meeting May 2, 2018, when it became effective.

(e)     "Accounting Standards" shall mean the generally accepted accounting standards then in effect, as established, supplemented, modified, amended, restated or replaced from time to time by the Financial Accounting Standards Board and other generally recognized U.S. accounting authorities.

(f)     "Applicable Law" shall mean, to the extent applicable: (i) any Exchange Rules; (ii) ERISA, the Code or other federal tax or similar law; (iii) the Securities Law and other federal law of the United States of America; (iv) the DEGCL and the DEUCC; (v) to the extent that such federal law is not dispositive and does not preempt local law, and the DEGCL and DEUCC are not applicable, the Applicable Law of the State of New York; and (vi) to the extent the foregoing are inapplicable, any other applicable federal, state, territorial, provincial, county, municipal or other governmental or quasi-governmental law, statute, ordinance, requirement or use or disposal classification or restriction; whether domestic or foreign; in each case (A) including (without limitation) any and all rules and regulations promulgated under any of the foregoing and then in effect, and (B) as the same may be adopted, supplemented, modified, amended or restated from time to time or any corresponding or succeeding law or provision.

(g)     "Awardee" shall mean any recipient of an Award under this Plan, and shall consist solely of eligible individuals as set forth under Section 4, above, and paragraph (a) of Instruction A.1 of Form S-8, and otherwise in accordance with the terms of this Plan.

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(h)     "Business Day" shall mean any day other than (i) any Saturday or Sunday or (ii) any day the Securities and Exchange Commission is closed''''.

(i)     "Cause" shall mean, in connection with the termination of an Awardee, (I) "cause", as such term (or any similar term, such as "with cause", "Termination for Cause", or the like) is defined in any employment, consulting, severance, or other applicable agreement for services or termination agreement between such Awardee and any SGRP Company, or (II) in the absence of such an agreement, "cause" as such term is defined in the Contract executed by the Corporation and such Awardee pursuant to Section 10, or (III) in the absence of both of the foregoing, any of the following reasons: (other than where the applicable events are based upon or also constitute good reason for the Awardee's actions) (i) the Awardee's willful, grossly negligent or repeated breach (whether through neglect, negligence or otherwise) in any material respect of, or the Awardee's willful, grossly negligent or repeated nonperformance, misperformance or dereliction (whether through neglect, negligence or otherwise) in any material respect of any of his or her duties and responsibilities to any SGRP Company or the Awardee's employer, whether under, any agreement or document with any SGRP Company or the Awardee's employer, any of the directives, ethics or other codes, controls, policies or procedures of any SGRP Company or the Awardee's employer adopted or implemented from time to time, or otherwise, in each case other than in connection with any excused absence or diminished capacity; (ii) the gross or repeated disparagement by the Awardee of the business or affairs of the Corporation, any SGRP Company, Awardee's employer or any of their Representatives that in the reasonable judgment of SGRP adversely affected or would be reasonably likely to adversely affect the operations or reputation of any such person; (iii) any resume, application, report or other information furnished to any SGRP Company or Awardee's employer by or on behalf of the Awardee shall be in any material respect untrue, incomplete or otherwise misleading when made or deemed made; (iv) the Awardee is indicted for, charged with, admits or confesses to, pleads guilty or no contest to, adversely settles respecting or is convicted of (A) any willful dishonesty or fraud (whether or not related to any SGRP Company or Awardee's employer) (B) any material breach of any Applicable Law, (C) any assault or other violent crime, (D) any theft, embezzlement or willful destruction by the Awardee of any asset or property of any SGRP Company or Awardee's employer or any of their respective representatives, customers or vendors, (E) any other misdemeanor involving moral turpitude, or (F) any other felony; (vi) alcohol or drug abuse by the Awardee; or (v) any other event or circumstance that constitutes cause for termination of an employee under Applicable Law and is not described in another clause of this subsection; provided, however, that termination for Cause shall not be considered present unless the same has been determined by the SGRP Compensation Committee in their sole and absolute discretion.

(j)     "Charter" shall mean, as and to the extent applicable, the By-Laws of the Corporation, as amended, the charter of the Compensation Committee or other committee comprising the Compensation Committee, as amended, and all resolutions of the Board, Compensation Committee or such other committee having continuing effect.

(k)     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

(l)     "DEGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

(m)     "DEUCC" shall mean Article 8 of the Uniform Commercial Code of the State of Delaware, as amended.

(n)     "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(o)     "Exchange Rules" shall mean the charter or other organizational or governance document or listing or other requirements of the applicable national securities exchange or market on which SGRP's stock is listed or quoted (currently Nasdaq), or any other applicable self-regulatory or governing body or organization, and the rules and regulations promulgated thereunder, as the same may be adopted, supplemented, modified, amended or restated from time to time or any corresponding or succeeding rule, regulation or provision.

(p)     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

(q)     "Fair Market Value" shall mean the fair market value of a share of Common Stock on any day that shall be: (i) if the principal market for the Common Stock is a national securities exchange, the closing sales price per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange; or (ii) if the principal market for the Common Stock is not a national securities exchange, the average of the closing bid and asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (i) and (ii) of this subsection are all inapplicable because the Corporation's Common Stock is not publicly traded, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Administrators by any method consistent with the provisions of the Code, ERISA, Securities Law, Exchange Rules and Accounting Standards applicable to the relevant Awards.

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(r)     "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Awardee with respect to an Award granted under this Plan.

(s)     "Parent" shall mean a "parent corporation" within the meaning of Section 424(e) of the Code.

(t)     "Securities Act" shall mean the Securities Act of 1933, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

(u)     "Securities Exchange Act" shall mean the Securities Act of 1934, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

(v)     "Securities Law" shall mean the Securities Act, the Securities Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, any "blue sky" or other applicable federal or state securities law, or any other comparable law of any applicable jurisdiction, as amended and any and all rules and regulations promulgated thereunder and then in effect,.

(w)     "SGRP Board" shall mean the Board of Directors of SGRP.

(x)     "SGRP By-Laws" shall mean the By-Laws of SGRP, including (without limitation) the charters of the SGRP Audit Committee, SGRP Compensation Committee and the SGRP Governance Committee, as the same may have been and hereafter may be adopted, supplemented, modified, amended or restated from time to time in the manner provided therein.

(y)     "SGRP Committee" shall mean the SGRP Board's Audit Committee, the SGRP Board's Compensation Committee, the SGRP Board's Governance Committee or any other committee of the SGRP Board established from time to time, as applicable.

(z)     "SGRP Company" shall mean SGRP, any Parent of SGRP, or any direct or indirect Subsidiary of SGRP. The subsidiaries of SGRP at the referenced date are listed in Exhibit 21.1 to SGRP's most recent Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (a copy of which can be viewed at the Corporation's website (www.SMFinc.com) under the tab/sub-tab of Investor Relations/SEC Filings).

(aa)     "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

Section 23.     Construction, Interpretation, Headings, Etc. In this Plan and each Award granted and Contract executed hereunder: (a) the meaning of each capitalized term or other word or phrase defined in singular form also shall apply to the plural form of such term, word or phrase, and vice versa; each singular pronoun shall be deemed to include the plural variation thereof, and vice versa; and each gender specific pronoun shall be deemed to include the neuter, masculine and feminine, in each case as the context may permit or required; (b) any bold text, italics, underlining or other emphasis, any table of contents, or any caption, section or other heading is for reference purposes only and shall not affect the meaning or interpretation of this Plan; (c) the word "event" shall include (without limitation) any event, occurrence, circumstance, condition or state of facts; (d) this Plan includes each schedule and exhibit hereto, all of which are hereby incorporated by reference into this Plan, and the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Plan (including all schedules and exhibits hereto) and the applicable statement(s) of work as a whole and not to any particular provision of any such document; (e) the words "include", "includes" and "including" (whether or not qualified by the phrase "without limitation" or the like) shall not in any way limit the generality of the provision preceding such word, preclude any other applicable item encompassed by the provision preceding such word, or be deemed or construed to do so; (f) unless the context clearly requires otherwise, the word "or" shall have both the inclusive and alternative meaning represented by the phrase "and/or"; (g) each reference to any ethics code, financial or reporting control or governing document or policy of SGRP adopted or implemented from time to time or the Awardee's employer shall include those of each SGRP Company, any Securities Law or Exchange Rules, or other Applicable Law, whether generically or specifically, shall mean the same as then in effect; and (h) each provision of this Plan and each Award granted and Contract executed hereunder shall be interpreted fairly as to as to all parties and persons irrespective of the primary drafter of such provision.

Section 24.     Recovery of Compensation in Connection with Financial Restatement or Corporation Policy. Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Corporation is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law or any ethics code, financial or reporting control or governing document or policy of SGRP adopted or implemented from time to time, and if such non-compliance is the result of material misconduct or other fault of grantee, a grantee shall be required to reimburse the Corporation for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with Applicable Law and any ethics code, financial or reporting control or governing document or policy of SGRP adopted or implemented from time to time.

Section 25.     Entire Understanding. This Plan and each Award granted and Contract executed hereunder contain all provisions applicable to the applicable Award and Contract and the entire understanding of the parties with respect thereto and supersede and completely replace all prior and other provisions, promises, assurances and other agreements and understandings (whether written, oral, express, implied or otherwise) among the parties with respect to the matters contained in this Plan and such Award and Contract. Except as otherwise provided in this Plan: this Plan supersedes and completely replaces all earlier versions of this Plan (including the 2018 Plan, 2008 Plan, 2000 Plan and 1995 Plan) and applies to all Awards made under the Plan after the original Effective Date; and this Plan supersedes and completely replaces the 2018 Plan, 2008 Plan, 2000 Plan and 1995 Plan such that no further Awards shall be made thereafter under the 2018 Plan, 2008 Plan, 2000 Plan or 1995 Plan on or after the Effective Date, but this Plan does not modify the administration of, or any of the Continuing Awards or existing Contracts outstanding under, the 2018 Plan, 2008 Plan, 2000 Plan or 1995 Plan, except that those Continuing Awards may be modified as provided in Section 8 or 9 hereof as if they were Awards and Contracts hereunder to the extent the provisions respecting adverse modifications in those plans are not violated by such modification.

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